Exhibit 10.3

OFFICE BUILDING LEASE

BETWEEN

DMCP 72 OWNER, LLC,

a Delaware limited liability company

(AS LANDLORD)

AND

CIRIUS THERAPEUTICS, INC.,

a Delaware corporation

(AS TENANT)

April 25, 2017

12651 High Bluff Drive

San Diego, California

(i)

LIST OF EXHIBITS		SECTION REFERENCE
EXHIBIT “A”	Outline of Floor Plan of Leased Premises	Section 1.6
EXHIBIT “B”	Work Letter Agreement	Section 2.1
EXHIBIT “C”	Memorandum of Lease Terms	Section 3
EXHIBIT “D”	Rules and Regulations	Article 4
EXHIBIT “E”	Standards for Utilities and Services	Section 19
EXHIBIT “F”	Form of Tenant Estoppel Certificate	Section 29
EXHIBIT “G”	Intentionally Omitted	Exhibit “G”
EXHIBIT “H”	Recognition of Covenants, Conditions, and Restrictions	Section 8.2.4

(ii)

OFFICE BUILDING LEASE

THIS OFFICE BUILDING LEASE (this “Lease”) is made by and between DMCP 72 OWNER, LLC, a Delaware limited liability company (“Landlord”), and CIRIUS THERAPEUTICS, INC., a Delaware corporation (“Tenant”) as of the date (the “Effective Date”) set forth on the cover page of this Lease.

ARTICLE 1

TERMS AND DEFINITIONS

For the purposes of this Lease, the following terms shall have the following definitions and meanings:

1.1 Landlord: DMCP 72 OWNER, LLC, a Delaware limited liability company

1.2 Landlord’s Address:

For Notices.	For Payment of Rent

DMCP 72 OWNER, LLC 7121 Fairway Drive, Suite 410 Palm Beach Gardens, FL 33418 Attention: General Counsel	DMCP 72 OWNER, LLC c/o CM Management Services, Inc. 236 South Sierra Avenue, Suite 100 Solana Beach, CA 92075

With copies to:

DMCP 72 OWNER, LLC

One Embarcadero Center, 37th Floor

San Francisco, CA 94111

Attention: Mr. Gary Palmer

and:

CM Management Services, Inc.

236 South Sierra Avenue, Suite 100

Solana Beach, CA 92075

Attention: Mr. Dennis Cruzan

and:

Allen Matkins Leck Gamble Mallory & Natsis LLP

1901 Avenue of the Stars, Suite 1800

Los Angeles, CA 90067

Attention: Anton N. Natsis, Esq.

ACH Payment Address:

WESTBROOK REAL ESTATE FUND IX, LP

FUND IX – DMCP 72 OWNER OPERATING

ACCOUNT- WIRING INSTRUCTIONS

Bank: California Bank & Trust NA

ABA: 121 002 042

A/C Name: DMCP 72 Owner, LLC

A/C No: 5792127531

Reference: (Tenant Name)

For any questions call Lynne Frankos at:

Phone: (561) 598-6705

Email: lfrankos@westbrookpartners.com

1.3 Tenant: Cirius Therapeutics, Inc., a Delaware corporation

1.4 Tenant’s Address:

Before the Commencement Date	After the Commencement Date
Cirius Therapeutics, Inc. 161 E. Michigan Ave, 4th Floor Kalamazoo, Michigan 49007 Attention: Brian Farmer	At the Premises Attn: Brian Farmer

With copies in either case to: Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 Attention: Tom Coll, Esq.

1.5 Building: 12651 High Bluff Drive, San Diego, California (the “Building”), consisting of approximately 34,441 Rentable Square Feet (as that term is defined in Section 2.2 below).

1.6 Premises; Premises Area: Suite number: 150 on the first (1st) floor of the Building (the “Premises”), as outlined on the Floor Plan attached hereto, marked Exhibit “A”, and incorporated herein by this reference (“Outline of Floor Plan of Premises”), which contains approximately 3,235 Rentable Square Feet (excluding the “Patio Area”, as that term is defined in Section 2.4, below).

1.7 Term: Four (4) years commencing on the Commencement Date and ending on the last day of the calendar month in which the day that is forty-eight (48) months after the Commencement Date occurs.

1.8 Tenant’s Vehicle Parking: Tenant shall be entitled to Tenant’s Project Percentage of the parking available in the Parking Facility for the Project, pursuant to Article 33 of this Lease .

1.9 Tenant Improvement Allowance: None.

1.10 Commencement Date: The date that is the earlier to occur of (a) the first day that Tenant commences business operations in or from any portion of the Premises, and (b) the date upon which the Premises are “Ready for Occupancy”, as that term is defined in Section 5.1 of the Work Letter Agreement, which date is anticipated to be May 15, 2017.

1.11 Basic Rent:

Months of Term	Monthly Basic Rental Rate ($/RSF/mo)	Monthly Basic Rent ($/mo)	Annual Basic Rent ($/yr)
1 – 12	$4.20	$13,587.00	$163,044.00
13 – 24	$4.35	$14,062.55	$168,750.54
25 – 36	$4.50	$14,554.73	$174,656.81
37 – 48	$4.66	$15,064.15	$180,769.80

1.12 Tenant’s Project Percentage: 4.8066%.

Tenant’s Building Percentage: 10.2262%.

1.13 Security Deposit: $31,464.75.

1.14 Broker(s): Cushman & Wakefield, representing Tenant, and Newmark Grubb Knight Frank, representing Landlord.

1.15 Permitted Use: General office purposes and no other use, subject to compliance with all applicable Laws (defined in Section 8.2.1, below) (the “Permitted Use”).

1.16 Base Year: 2017.

ARTICLE 2

LEASED PREMISES AND COMMON AREAS

2.1 Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises described in Section 1.6, above. The Premises are part of the Project, which consists of approximately 73,274 Rentable Square Feet. The “Project” means and includes (i) the Building, (ii) the Parking Facility, (iii) that certain building located in the vicinity of the Building with an address of 12671 High Bluff Drive, San Diego, California (the “Adjacent Building”), and (iv) the parcel or parcels of real property (the “Project Site”) on which the Building, the Parking Facility and the Adjacent Building are located, and all other improvements located thereon (including all Building Common Areas and Project Common Areas (defined in Section 2.3, below)). Subject to Landlord’s obligations under the Work Letter Agreement attached hereto as Exhibit “B” and incorporated herein by this reference (“Work Letter Agreement”) the Premises are leased in their “AS-IS” condition in accordance with Article 14. The Premises are agreed, for the purposes of this Lease, to have the number of Rentable Square Feet designated in Section 1.6. The parties hereto agree that this Lease is upon and subject to the terms, covenants and conditions herein set forth. Each of Landlord and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions that are to be kept and performed by it.

2.2 Stipulation of RSF. For purposes of this Lease, Landlord and Tenant hereby stipulate that the rentable square footages of the Building and the Premises shall be as set forth in Sections 1.5 and 1.6 above, respectively, and shall not be subject to remeasurement or modification during the Term.

2.3 Common Areas. Tenant and its employees, invitees and agents shall have the nonexclusive right to use in common with Landlord and other tenants or occupants of the Project and their respective employees, invitees and agents, subject to the Rules and Regulations referred to in Article 4 below and all covenants, conditions and restrictions affecting the Project, the following areas appurtenant to the Premises: (i) the Building’s common entrances, ground floor lobbies, shared elevator and entry lobbies and corridors, shared restrooms, service areas, elevators, stairways, accessways and ramps, and the common pipes, wires and appurtenant equipment serving the Premises (collectively, the “Building Common Areas”); (ii) the Fitness Center (defined in the Rules and Regulations) loading and unloading areas, trash areas, service areas, parking areas, roadways, sidewalks, walkways, plazas, parkways, driveways, landscaped areas and similar areas and facilities from time to time situated within the Project (collectively, the “Project Common Areas”); and (iii) the Parking Facility. The Building Common Areas and the Project Common Areas are collectively referred to herein as the “Common Areas”.

2.4 Patio Area. Subject to the terms of this Lease, and all applicable Laws, Tenant shall have the right to use, on an exclusive basis, that certain area of the Project located immediately adjacent to the Premises, depicted on Exhibit A attached hereto, consisting of approximately 287 square feet of space (the “Patio Area”) for purposes consistent with the Permitted Use of the Premises set forth in Section 1.15 of the Summary. The Patio Area shall not be included in the Rentable Square Feet of the Premises for purposes of this Lease. Tenant shall pay Landlord as consideration for the use and enjoyment of the Patio Area “Additional Rent”, as that term is defined in Section 5.2 of this Lease, below, at the same time, and in the same manner as “Basic Rent”, as that term is defined in Section 5.1 of this Lease.

Months of Term	Monthly Basic Rental Rate ($/RSF/mo)	Monthly Basic Rent ($/mo)	Annual Basic Rent ($/yr)
1 – 12	$2.10	$602.70	$7,232.40
13 – 24	$2.17	$623.79	$7,485.53
25 – 36	$2.25	$645.63	$7,747.53
37 – 48	$2.33	$668.22	$8,018.69

No alcohol or smoking shall be permitted in the Patio Area. Tenant’s use of the Patio Area shall be subject to such commercially reasonable, non-discriminatory additional rules, regulations and restrictions as Landlord may make from time to time concerning the Patio Area, which have been provided to Tenant in writing. Tenant shall at all times maintain and operate the Patio Area for such purpose in a first-class manner consistent with the first-class nature of the Project, and in such a fashion so as not to unreasonably disturb other tenants or occupants of the Project; and if such operation by Tenant causes any such unreasonable disturbance or any nuisance, Landlord may require Tenant to immediately cease any operations from or use of the Patio Area. Tenant shall be responsible for and shall obtain, at Tenant’s cost, all necessary governmental permits and approvals with respect to Tenant’s use and operation of the Patio Area, if any, and shall comply with all applicable laws with respect to the Patio Area. Landlord makes no representation that Tenant shall be able to obtain such necessary permits and approvals or that Tenant’s use of the Patio Area is permitted by applicable laws. Tenant’s plans for the utilization of the Patio Area (including, without limitation, plans for the type and location of tables, chairs and other furniture to be used by Tenant therein) shall be submitted to Landlord for Landlord’s approval prior to any such use of the Patio Area, which Landlord shall act upon promptly and to which Landlord shall not unreasonably withhold its consent. Tenant’s operation, cleaning, maintenance and repair of the Patio Area shall be subject to all of the applicable terms and provisions of this Lease, and the indemnity provisions of this Lease shall apply to the Patio Area as if it were part of the Premises. Tenant shall be responsible for all taxes and charges imposed for any of Tenant’s personal property in the Patio Area. Tenant shall not make any alterations to the Patio Area without the prior written consent of Landlord, which consent may be withheld by Landlord in its sole and absolute discretion. Landlord shall perform certain improvements to the Patio Area, as more particularly set forth in Schedule “B-1” attached hereto, and shall provide for Tenant’s use, at no additional cost, one (1) umbrella within the Patio Area (the “Umbrella”). Landlord shall have no obligation to maintain or repair such Umbrella. Tenant hereby agrees that Tenant shall maintain and repair such Umbrella in good condition and repair, subject to reasonable wear and tear and damage from casualty, throughout the Lease Term and at Tenant’s sole cost and expense. In the event of irreparable damage to the Umbrella other than as the result of a casualty event, Tenant shall replace the Umbrella, at Tenant’s sole cost and expense, prior to the expiration or earlier termination of the Lease Term. Tenant shall not (i) remove any the Umbrella from the Premises, (ii) assign the Umbrella as collateral or otherwise, (iii) sell the Umbrella, or (iv) give any third party a security interest or any other interest in the Umbrella.

2.5 Landlord’s Reservation of Rights. Landlord reserves for itself, and for the owners and operators of the Project or any portion thereof, the right from time to time: (i) to install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Premises, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment which are located in the Premises or elsewhere; (ii) to expand the Project, including, without limitation, the Building, the Adjacent Building and/or the Parking Facility (and after any such expansion that increases the number of Rentable Square Feet in the Project, there shall be an appropriate adjustment made to Tenant’s Percentage); (iii) to make changes in its sole and absolute discretion to the Building Common Areas, the Project Common Areas and/or the Parking Facility, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways; (iv) to close temporarily any of the Building Common Areas, the Project Common Areas and/or the Parking Facility for maintenance purposes and to avoid claims of prescriptive rights so long as reasonable access to the Premises remains available; (v) to designate other land outside the boundaries of the Building or the Project to be a part of the Project Common Areas; (vi) to add additional buildings and improvements to the Project and/or Project Common Areas; (vii) to use the Building Common Areas, the Project Common Areas and/or the Parking Facility while engaged in making additional improvements, repairs or alterations to the Building, the Parking Facility or the Project, or any portion thereof; and (viii) to do and perform such other acts and make such other changes in, to or with respect to the Project or any portion thereof as Landlord and/or the owners and/or operators thereof may deem to be appropriate ;provided, however, in connection with exercising any of Landlord’s rights under this Section 2.5, Landlord shall use commercially reasonable efforts to minimize material interference with Tenant’s use of, and access to, the Premises and the Parking Facility.

ARTICLE 3

TERM

3.1 In General. The “Term” of this Lease shall be for the period designated in Section 1.7, commencing on the Commencement Date designated in Section 1.10 and ending on the last day of the month in which the expiration of such period occurs, unless sooner terminated as hereinafter provided; provided that if the Commencement Date occurs on a day other than the first day of any calendar month, for purposes of calculating the date (the “Expiration Date”) on which the Term is scheduled to expire and the timing of all scheduled increases in Basic Rent during the Term, the Commencement Date shall be deemed to be the first day of the calendar month following the Commencement Date. The Commencement Date, the date upon which the Term of this Lease shall end unless sooner terminated pursuant to the provisions hereof, the Rentable Square Feet in the Premises and Tenant’s Percentage shall be specified in a Memorandum of Terms, which shall be in the form of Exhibit “C”, attached hereto and incorporated herein by this reference (the “Memorandum of Terms”), and shall be prepared by Landlord and executed by Tenant (with corrections made to correct factual matters) as soon as practicable after the Commencement Date. As used herein, the “Extended Term” shall refer to the Term as it may be extended by written agreement of Landlord and Tenant , including, without limitation, as a result of Tenant’s exercise of its Extension Option in accordance with Section 3.2, below.

3.2 Option Term. Landlord hereby grants to the tenant originally named in this Lease (the “Original Tenant”), one (1) option to extend the Term for a period of four (4) years (the “Option Term”), which option shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such notice, Tenant has not received notice of a default that then remains uncured, and no Tenant Default has occurred in the prior twelve (12) month period. Upon the proper exercise of such option to extend, and provided that, at Landlord’s option, as of the end of the Term, Tenant has not received notice of a default that then remains uncured, and no Tenant Default has occurred in the prior twelve (12) month period, the Term, as it applies to the entire Premises, shall be extended for a period of four (4) years. The rights contained in this Section 3.2 shall be personal to the Original Tenant and any Permitted Transferee Assignee (as that term is defined in Section 27.7 of this Lease) and may only be exercised by the Original Tenant and any Permitted Transferee Assignee (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) if the Original Tenant and any Permitted Transferee Assignee occupies the entire Premises.

3.2.1 Option Rent. The annual rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the Fair Market Rent (defined below) for the Premises as of the commencement date of the Option Term, provided that the base rent component of the Option Rent, on an annual, per rentable square foot basis, shall in no event be less than the sum of (i) the amount of Basic Rent payable by Tenant for the Premises on an annual, per rentable square foot basis immediately prior to the commencement of the Option Term, and (ii) the amount of “Tenant’s Percentage” of “Direct Expenses” payable by Tenant for the Premises on an annual, per rentable square foot basis immediately prior to the commencement of the Option Term. Subject to the foregoing, the “Fair Market Rent” shall be equal to the annual rent (including additional rent and considering any “base year” or “expense stop” applicable thereto), taking into account all escalations, at which, as of the commencement of the Option Term, tenants are leasing non-sublease, non-encumbered, non-equity, non-expansion space comparable in size, location and quality to the Premises for a term of four (4) years, in an arm’s-length transaction, which comparable space is located in the Project and which comparable transactions (collectively, the “Comparable Transactions”) are entered into within the six (6) month period immediately preceding Landlord’s delivery of the Option Rent Notice (defined in Section 2.2.3 below), taking into consideration only the following concessions (the “Concessions”): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; and (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements in the Premises, such value to be based upon the age, condition, design, quality of finishes and layout of the improvements and the extent to which the same can be utilized by Tenant based upon the fact that the precise tenant improvements existing in the Premises are specifically suitable to Tenant; and (c) other reasonable monetary concessions being granted such tenants in connection with such comparable space; provided, however, that in calculating the Option Rent, no consideration shall be given to (i) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant’s exercise of its right to lease the Premises during the Option Term, or the fact that Landlord is or is not required to pay real estate brokerage commissions in connection with such comparable space, and (ii) any period of rental abatement, if any, granted to tenants in Comparable Transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces. The Fair Market Rent shall additionally include a determination (the “Financial Security Determination”) as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant’s rent obligations in connection with Tenant’s lease of the Premises during the Option Term. Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants). If in determining the Option Rent a tenant improvement allowance is granted under item (b) above, Landlord may, at Landlord’s sole option, elect any or a portion of the following: (A) to grant some or all of the Concessions to Tenant in the form as described above (i.e., as free rent or as an improvement allowance), and (B) to adjust the rental rate component of the Option Rent to be an effective rental rate which takes into consideration the total dollar value of the Concessions (in which case the Concessions evidenced in the effective rental rate shall not be granted to Tenant).

3.2.2 Exercise of Option. The option contained in this Section 3.2 shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice to Landlord no earlier than twelve (12) months and no later than nine (9) months prior to the expiration of the initial Term, stating that Tenant is interested in exercising its option (“Tenant’s Interest Notice”); (ii) Landlord, after receipt of Tenant’s Interest Notice, shall deliver notice (the “Option Rent Notice”) to Tenant no later than eight (8) months prior the expiration of the initial Term setting forth the Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall exercise the option by delivering written notice thereof to Landlord no later than seven (7) months prior to the expiration of the initial Term and upon, and concurrent with, such exercise, Tenant may, at its option, object to the Option Rent contained in the Option Rent Notice, in which case the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in Section 3.2.3 below.

3.2.3 Determination of Option Rent. In the event Tenant timely and appropriately objects to the Option Rent set forth in the Option Rent Notice, then Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within ten (10) days following Tenant’s objection to the Option Rent, (the “Outside Agreement Date”), then each party shall make a separate determination of the Option Rent within fifteen (15) days following the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Sections 3.2.4.1 through 3.2.4.7 below.

3.2.3.1 Landlord and Tenant shall each appoint one (1) arbitrator who shall by profession be a real estate broker, MAI Appraiser, or attorney who shall have been active over the five (5) year period ending on the date of such appointment in the leasing or appraising of commercial high-rise properties in the San Diego, California area. The determination of the arbitrators shall be limited solely to the issue area of whether Landlord’s or Tenant’s submitted Option Rent is the closest to the actual Option Rent as determined by the arbitrators, taking into account the requirements of Section 3.2.2 of this Lease. Each such arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date.

3.2.3.2 The two (2) arbitrators so appointed shall within ten (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third (3rd) arbitrator who shall be an MAI appraiser, but otherwise qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.

3.2.3.3 The three (3) arbitrators shall within thirty (30) days of the appointment of the third (3rd) arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Option Rent, and shall notify Landlord and Tenant thereof.

3.2.3.4 The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

3.2.3.5 If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

3.2.3.6 If the two (2) arbitrators fail to agree upon and appoint a third (3rd) arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third (3rd) arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this Section 3.2.3.

3.2.3.7 The cost of the arbitration shall be paid by Landlord and Tenant equally

ARTICLE 4

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the Rules and Regulations, a copy of which is attached hereto, marked Exhibit “D”, and incorporated herein by this reference (“Rules and Regulations”), and all commercially reasonable, non-discriminatory modifications thereof and additions thereto made from time to time by Landlord. Landlord shall not be responsible to Tenant for the violation or nonperformance by any other tenant or occupant of the Building or the Project of any of said Rules and Regulations.

ARTICLE 5

RENT

5.1 Basic Rent. Tenant shall pay Landlord as consideration for the use and enjoyment of the Premises as “Basic Rent”, the amounts designated as Basic Rent in Section 1.11 (subject to proration as hereinafter provided) in equal monthly installments (each in the amount designated as “Monthly Basic Rent” in Section 1.11), each in advance on the first day of each calendar month during the Term commencing on the Commencement Date, except that the Basic Rent for the first full calendar month of the Term shall be paid to Landlord at the time of Tenant’s execution of this Lease. If the Term of this Lease commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then the Rent for such period shall be prorated on the basis of a thirty (30) day month.

5.2 Additional Rent. In addition to paying the Basic Rent, Tenant shall pay “Tenant’s Percentage” of the annual “Direct Expenses” (as those terms are defined in Sections 6.1.3 and 6.1.4 of this Lease, respectively) which are in excess of the amount of Direct Expenses applicable to the “Base Year” (as that term is defined in Section 1.16 above); provided, however, that in no event shall any decrease in Direct Expenses for any “Expense Year” (as that term is defined in Section 6.1.5 below) below Direct Expenses for the Base Year entitle Tenant to any decrease in Basic Rent or any credit against sums due under this Lease. Such payments by Tenant, together with Parking Fees and other charges to be paid by Tenant hereunder shall be considered “Additional Rent” for purposes of this Lease. The term “Rent” as used in this Lease means Basic Rent and Additional Rent and all other amounts payable by Tenant pursuant to this Lease. When no other specific time is stated herein for payment, payment of any amount due from Tenant to Landlord hereunder shall be made within ten (10) business days after Tenant’s receipt of Landlord’s invoice or statement therefor. All Rent shall be paid to Landlord, without prior demand and without any deduction or offset except as expressly specified herein, in lawful money of the United

States of America or by ACH electronic transfer, at the address designated in Section 1.2 hereof, or to such other person or at such other place as Landlord may from time to time designate in writing. Without limitation on other obligations of Tenant which survive the expiration of the Term, the obligations of Tenant to pay the Additional Rent shall survive the expiration of the Term.

5.3 Late Payment. If Tenant fails to pay any installment of Rent when due, or if Tenant fails to make any other payment for which Tenant is obligated under this Lease when due, such late amount shall accrue interest and Tenant shall pay Landlord as Additional Rent interest on such amount at an annual rate (the “Default Rate”) equal to the lesser of: (a) the then prevailing prime rate of Bank of America NT & SA (the “Prime Rate”) plus six (6) percentage points, or (b) the maximum rate permitted by law, from the date such amount became due until such amount is paid. If the format or components of the Prime Rate are materially changed, or if the Prime Rate ceases to exist, Landlord shall substitute a prime rate or alternative base rate of interest that is maintained by the Bank of America NT & SA or similar financial institution which Landlord determines is most nearly equivalent to the Prime Rate. In addition to said interest, Tenant shall pay to Landlord concurrently with any installment of Rent, or other payment, not paid within five (5) days of the date upon which it is due, and Landlord may demand same from Tenant, as Additional Rent, a late charge equal to eight percent (8%) of the late amount to compensate Landlord for the extra costs incurred as a result of such late payment; provided, however, that on one (1) occasion during any calendar year of the Term, Landlord shall give Tenant notice of such late payment and Tenant shall have a period of five (5) days thereafter in which to make such payment before any late charge is assessed. THE PARTIES AGREE THAT ANY SUCH LATE PAYMENT MAY CAUSE LANDLORD TO INCUR ADMINISTRATIVE COSTS AND OTHER DAMAGES, THE EXACT AMOUNT OF WHICH WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO ASCERTAIN, AND THAT THE INTEREST AND LATE CHARGE DESCRIBED IN THIS SECTION 5.3 REPRESENT A FAIR AND REASONABLE ESTIMATE OF THE DETRIMENT THAT LANDLORD WILL SUFFER BY REASON OF LATE PAYMENT BY TENANT. Acceptance of any such interest and late charge shall not constitute a waiver of any Tenant Default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord hereunder or at law.

5.4 Additional Late Payment Remedies. If any payment of Rent made by check, draft or money order is returned to Landlord due to insufficient funds, or otherwise, Landlord shall have the right, at any time thereafter and upon Notice (defined in Section 10.1, below) to Tenant, to require Tenant to make all subsequent payments of Rent by cashier’s or certified check. Any payment returned to Landlord shall be subject to a handling charge of $50.00 (which shall be in addition to the interest and late charges described in Section 5.3, above). If Tenant fails to pay installments of Basic Rent within ten (10) days following the date the same are due on any three (3) or more occasions during any twelve (12) month period, Landlord shall have the right, in addition to any other rights or remedies it may have hereunder or at law, to require Tenant thereafter to pay installments of Basic Rent quarterly in advance.

ARTICLE 6

RENT ADJUSTMENT

6.1 Definitions. For the purposes of this Lease, the following terms shall be defined as follows:

6.1.1 Operating Expenses. “Operating Expenses” shall consist of all costs of operation, management, ownership, insurance, maintenance and repair of the Project, including, without limitation, the Building, the Building Common Areas, the Parking Facility, the Project Common Areas and all other portions of the Project, including any expansions thereof by Landlord or by the owner and/or the operator thereof. Operating Expenses shall include, without limitation, the following: (a) any and all non-tax assessments payable by Landlord for, or costs or expenses incurred by Landlord in connection with, the Building or the Project pursuant to any covenants, conditions or restrictions, reciprocal easement agreements, tenancy-in-common agreements or similar restrictions and agreements affecting the Building or the Project; (b) water and sewer charges; (c) accounting, legal and other consulting fees incurred by Landlord in connection with the Project or any portion thereof; (d) the net cost and expense of insurance, and any associated insurance deductibles, for which Landlord and/or the owner and/or the operator of the Project are responsible or any first mortgagee with a lien affecting the Premises reasonably deems necessary in connection with the operation of the Building or the Project; (e) utilities (including, but not limited to, any and all costs and fees associated with the installation, maintenance, repair, or replacement of intrabuilding network telephone and data cable); (f) janitorial services, security, labor, utilities surcharges or any other costs levied, assessed or imposed by, or at the direction of, or resulting from applicable Laws in connection with the use or occupancy of the Project or any portion thereof); (g) costs and expenses incurred or suffered by Landlord in connection with transportation or energy management programs; (h) the cost (amortized over such period as is customary under sound institutional real estate accounting and property management procedures (“Institutional Owner Practices”), together with interest at a rate (the “Interest Rate”) equal to the Prime Rate plus two (2) percentage points on the enumerated balance) of any improvements, additions, replacements, repairs or other items that are customarily capitalized under Institutional Owner Practices (collectively “Capital Items”) that are: (1) intended as labor-saving devices or to reduce Operating Expenses or otherwise effect other economies in the maintenance or operation of, or stability of services to, the Project (including Common Areas) by Landlord or by the owner and/or the operator thereof, (2) required to maintain and replace equipment, systems or other materials needed to operate the Project or any portion thereof at the same or comparable quality level that existed at the Project as of the Commencement Date and/or that then exists at comparable class A office projects in the same market as the Project (“Comparable Buildings”), (3) required for the health, safety, and/or security of tenants, occupants and visitors to the Project or (4) mandated by (or required to comply with) any applicable Laws; (i) costs incurred in the management of the Project, including management fees (including supplies, materials, equipment, on-site management office rent, wages and salaries of employees used in the management, operation and maintenance thereof, payroll taxes and similar governmental charges with respect thereto), a Building management fee (not to exceed three percent (3%) of gross receipts from the Project, adjusted and grossed up to reflect one hundred percent (100%) occupancy of the Project with all tenants paying full rent); (j) an administrative fee; (k) all costs and expenses for air-conditioning, waste disposal, heating, ventilating, elevator repair and maintenance, supplies, materials, equipment, and tools incurred in connection with the Project or any portion thereof (except to the extent that any such costs are payable directly to Landlord by tenants of the Project under their leases for space in the Project); (l) repair and maintenance of the roof and structural and non-structural portions of the Project (including the Building, the Common Areas, and the Parking Facility), and of the mechanical systems serving the Project (including the plumbing, heating, ventilating, air conditioning and electrical systems serving the Project or any portion thereof) installed or furnished by Landlord; (m) maintenance costs of the Building, the Parking Facility and the Project or any portion thereof, including utilities and payroll expenses, rent of personal property used in maintenance and all other upkeep; (n) costs and expenses of gardening and landscaping the Project or any portion thereof; (o) maintenance of signs located in or about the Project (other than Tenant’s signs or the signs of other tenants or occupants of the Building who are responsible to maintain their own signs); (p) personal property taxes levied on or attributable to personal property of Landlord or the owner and/or operator of the Project used in connection with the Project; (q) reasonable audit or verification fees incurred in connection with the Project; (r) the costs and expenses of repairs (including of latent defects), resurfacing, maintenance, painting, lighting, cleaning, refuse removal, security and similar items incurred with respect to the Project, including appropriate reserves; and (s) all costs of applying and reporting for the Project or any part thereof to seek or maintain certification under the U.S. EPA’s Energy Star® rating system, the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar system or standard.

6.1.2 Notwithstanding the foregoing, Operating Expenses shall not include:

6.1.2.1 costs, including legal fees, space planners’ fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for tenants in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Project or parking facilities);

6.1.2.2 except for Capital Items, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, costs of capital repairs and alterations, and costs of capital improvements and equipment;

6.1.2.3 costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant’s carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

6.1.2.4 any bad debt loss, rent loss, or reserves of any kind;

6.1.2.5 costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants;

6.1.2.6 the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of the immediate supervisor of the Project manager (and in all cases shall be subject to the terms of this Section 6.1.2.6);

6.1.2.7 amount paid as ground rental for the Project by Landlord;

6.1.2.8 except for a Project management fee to the extent allowed pursuant to item (i), above, overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

6.1.2.9 any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge at the Project shall be includable as an Operating Expense;

6.1.2.10 rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;

6.1.2.11 all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

6.1.2.12 any costs expressly excluded from Operating Expenses elsewhere in this Lease;

6.1.2.13 rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the comparable buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

6.1.2.14 costs arising from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;

6.1.2.15 costs incurred to correct a violation of applicable laws, in effect and enforced prior to the Lease Commencement Date, which violation was in existence in the Building or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such violation, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the correction thereof;

6.1.2.16 if Tenant is paying directly for the electrical service and janitorial service provided to the Premises, the cost of electrical service and janitorial service provided to other tenant spaces in the Project;

6.1.2.17 contributions to charitable or political organizations in excess of the greater of (1) the amounts typically spent for such contributions in Class A office buildings of comparable quality in the San Diego area, and (2) $50,000.00 in the aggregate in any single calendar year;

6.1.2.18 costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants or other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Project; and

6.1.2.19 costs incurred to remove, remedy, contain, or treat hazardous material, which hazardous material is brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and

6.1.2.20 Landlord shall not (1) make a profit by charging items to Operating Expenses that are otherwise also charged separately to tenants (including Tenant) of the Project, and (2) subject to Landlord’s right to adjust the components of Operating Expenses described above in this paragraph, collect Operating Expenses from Tenant and all other tenants in the Project in an amount in excess of what Landlord incurs for the items included in Operating Expenses.

6.1.3 Real Property Taxes. “Real Property Taxes” shall mean and include any form of assessment, re-assessment, license fee, license tax, business license fee, commercial rent tax, levy, charge, penalty, tax or similar imposition, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, as against any legal or equitable interest of Landlord in the Project, the Building or the Premises which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof, including, but not limited to, the following:

6.1.3.1 any tax on Landlord’s “right” to other income from the Project or any portion thereof or as against Landlord’s business of leasing the Project or any portion thereof;

6.1.3.2 any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real estate tax, including but not limited to, any assessments, taxes, fees, levies and charges that may be imposed by governmental agencies for such services as fire protection, street, sidewalk or road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants (it being the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of “Real Property Taxes” for the purposes of this Lease);

6.1.3.3 any assessment, tax, fee, levy or charge allocable to or measured by the area of any premises in the Project or the Rent payable hereunder and under any other leases for premises in the Building, the Parking Facility or the Project, including, without limitation, any gross income tax or excise tax levied by the State, city or federal government, or any political subdivision thereof, with respect to the receipt of such Rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by tenants of their premises in the Project, or any portion thereof; and

6.1.3.4 any assessment, tax, fee, levy or charge upon this transaction or any document creating or transferring an interest or an estate in the Project or any portion thereof, or based upon a reassessment of the Project or any portion thereof by virtue of a “change in ownership”, and as a result thereof, and to the extent that in connection therewith, the Building is reassessed for real estate tax purposes by the appropriate governmental authority pursuant to the terms of Proposition 13 (as adopted by the voters of the State of California in the June, 1978 election, or any successor statute).

Notwithstanding anything to the contrary set forth in this Lease, the amount of Real Property Taxes for the Base Year and any Expense Year shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Proposition 8, and, therefore, the Real Property Taxes in the Base Year and/or an Expense Year may be greater than those actually incurred by Landlord, but shall, nonetheless, be the Real Property Taxes due under this Lease; provided that (i) any costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall not be included in Direct Expenses for purposes of this Lease, and (ii) tax refunds under Proposition 8 shall not be deducted from Real Property Taxes, but rather shall be the sole property of Landlord. Landlord and Tenant acknowledge that this Section 6.1.2 is not intended to in any way affect (A) the inclusion in Real Property Taxes of the statutory two percent (2.0%) annual maximum allowable increase in Real Property Taxes (as such statutory increase may be modified by subsequent legislation), or (B) the inclusion or exclusion of Real Property Taxes pursuant to the terms of Proposition 13. Notwithstanding the foregoing, upon a reassessment of the Building and/or the Project pursuant to Proposition 13 (a “Reassessment”) occurring after the Base Year that results in a decrease in Real Property Taxes, the component of Real Property Taxes for the Base Year which is attributable to the assessed value of the Building and/or Project under Proposition 13 prior to the Reassessment (without taking into account any Proposition 8 reductions) (the “Base Year Prop 13 Taxes”) shall be reduced, if at all, for the purposes of comparison to all subsequent Expense Years (commencing with the Expense Year in which the Reassessment takes place) to an amount equal to the real estate taxes based upon such Reassessment, and, if thereafter, in connection with a subsequent Reassessment, the assessed value of the Building and/or Project under Proposition 13 shall increase, the current Base Year Prop 13 Taxes shall be increased for purposes of comparison to all subsequent Expense Years (commencing with the Expense Year in which such Reassessment takes place) to an amount equal to the lesser of the original Base Year Prop 13 Taxes and an amount equal to the real estate taxes based upon such Reassessment. Notwithstanding any provision of this Section 6.1.2 expressed or implied to the contrary, “Real Property Taxes” shall not include Landlord’s federal or state income, franchise, inheritance or estate taxes.

6.1.4 Tenant’s Percentage. “Tenant’s Project Percentage” and “Tenant’s Building Percentage” mean the percentages set forth in Section 1.12, respectively. Tenant’s Project Percentage and Tenant’s Building Percentage may collectively be referred to herein as “Tenant’s Percentage”.

6.1.5 Direct Expenses. “Direct Expenses” shall mean Operating Expenses and Real Property Taxes.

6.1.6 Expense Year. “Expense Year” shall mean each calendar year in which any portion of the Term falls, through and including the calendar year in which the Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and in the event of such change, Tenant’s Percentage of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

6.2 Calculation Methods and Adjustments.

6.2.1 For purposes of calculating the Operating Expenses for any Expense Year during which the Project and/or Building is less than ninety-five percent (95%) leased, the components of Operating Expenses that vary with the leasing of the Project and/or Building (“Variable Expenses”) shall be adjusted by Landlord to reflect ninety-five percent (95%) leasing of the Rentable Square Feet of the Project and Building during such period. In addition, if during all or any part of any Expense Year Landlord does not provide any particular item of benefit, work or service (the cost of which is a Variable Expense) to portions of the Project or Building because such item of benefit, work or service is not required or desired by the tenant of the applicable space, or such tenant is itself obtaining and providing such item of benefit, work or service, or for any other reason, then for purposes of computing Variable Expenses for such year, Operating Expenses, shall be increased by an amount equal to the additional Variable Expenses which would have been paid or incurred by Landlord during such period if it had furnished such item of benefit, work or service to the applicable portions of the Project. Operating Expenses for the Base Year shall include market-wide cost increases due to extraordinary circumstances, including, but not limited to, Force Majeure, boycotts, strikes, conservation surcharges, embargoes or shortages, or amortized costs relating to Capital Items (such items to be known collectively as “Increases”); provided, however, that at such time as any such particular Increases are no longer included in Operating Expenses, such Increases shall be excluded from the Base Year calculation of Operating Expenses. In no event shall the components of Direct Expenses for any Expense Year related to Project insurance, security or utility costs be less than the components of Direct Expenses related to Project insurance, security or utility costs, respectively, in the Base Year.

6.2.2 Intentionally Omitted.

6.2.3 Landlord shall have the right to equitably allocate some or all of the Operating Expenses among particular groups of tenants in the Project or Building (for example, retail tenants and office tenants) to reflect Landlord’s good faith determination that measurably different amounts or types of services, work or benefits associated with Operating Expenses, are being provided to or conferred upon such particular classes or groups. All discounts, reimbursements, rebates, refunds, or credits (collectively, “Reimbursements”) attributable to Operating Expenses or Real Property Taxes that are received by Landlord in a particular year shall be deducted from Operating Expenses or Real Property Taxes, as applicable, in the year the same are received; provided, however, if such practice is consistent with Institutional Owner Practices, Landlord may treat Reimbursements generally (or under particular circumstances) on a different basis.

6.2.4 Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses and/or Real Property Taxes for the buildings comprising the Project among the Building and some or all of the other buildings of the Project. In such event, Landlord shall reasonably determine a method of allocating such Operating Expenses and/or Real Property Taxes attributable to the Building and/or such other building(s) of the Project to the Building and/or such other building(s) and Tenant shall be responsible for paying Tenant’s Percentage of such expense(s) which are allocated to the Building. Landlord shall also have the right, from time to time, to require Tenant to pay Tenant’s Percentage of Operating Expenses and/or Tenant’s Percentage Real Property Taxes based solely on the Operating Expense and Real Property Taxes for the Building.

6.3 Payment of Tenant’s Percentage of Operating Expenses and Tenant’s Percentage Real Property Taxes. If for any Expense Year ending or commencing within the Term, Tenant’s Percentage of Direct Expenses for such Expense Year exceeds Tenant’s Percentage of Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in this Lease, and as Additional Rent, an amount equal to the excess. Tenant shall pay any such amounts as follows:

6.3.1 Estimate of Annual Operating Expenses and Real Property Taxes. At the beginning of each Expense Year, or as soon thereafter as practicable, Landlord shall deliver to Tenant a reasonable estimate (the “Estimated Statement”) of Tenant’s Percentage of Operating Expenses and Tenant’s Percentage of Real Property Taxes for the then current Expense Year. Landlord may revise its estimates of Tenant’s Percentage of Operating Expenses and Tenant’s Percentage of Real Property Taxes for any year from time to time in its reasonable discretion, and upon receipt of a revised Estimated Statement, Tenant shall begin making payments under this Section 6.3.1 in accordance with such revised estimates. For each Expense Year during the Term of this Lease, or portion thereof, Tenant shall pay to Landlord the estimated Tenant’s Percentage of Operating Expenses and the estimated Tenant’s Percentage of Real Property Taxes, as specified in the Estimated Statement. These estimated amounts shall be divided into twelve (12) equal monthly installments. Tenant shall pay to Landlord, concurrently with the regular monthly Basic Rent payment next due following the receipt of such an Estimated Statement, an amount equal to one monthly installment multiplied by the number of months from the commencement of the Expense Year for which such estimates were prepared to the month of such payment, both months inclusive, less any amounts paid under this Section 6.3.1 after commencement of such calendar year based on the last Estimated Statement delivered by Landlord. Subsequent payments under this Section 6.3.1 shall be payable concurrently with the regular monthly Basic Rent payments for the balance of that calendar year and shall continue until the next Estimated Statement is delivered by Landlord. Failure of Landlord to deliver an Estimated Statement for any Expense Year shall not relieve Tenant of its obligation to make estimated payments of Tenant’s Percentage of Operating Expenses and Tenant’s Percentage of Real Property Taxes under this Section 6.3.1.

6.3.2 Annual Reconciliation. At the end of each Expense Year or as soon as practicable following the end of each Expense Year, Landlord shall deliver to Tenant a statement (the “Annual Reconciliation”) of: (a) the actual annual Operating Expenses and Tenant’s Percentage of Operating Expenses for the preceding year, and (b) the actual annual Real Property Taxes and Tenant’s Percentage of Real Property Taxes for the preceding year. If for any year, the sum of Tenant’s Percentage of Operating Expenses and Tenant’s Percentage of Real Property Taxes (as specified in the Annual Reconciliation) is less than the total amount of the estimated payments made by Tenant under Section 6.3.1 above for such year, then any such overpayment, or overpayments, shall be credited toward the monthly Rent next falling due after determination by Landlord of such overpayment, or overpayments (or if the Term shall have expired or terminated, shall be refunded to Tenant in a lump sum payment within thirty (30) days following the Tenant’s receipt of such Annual Reconciliation). Similarly, if for any year, the sum of Tenant’s Percentage of Operating Expenses and Tenant’s Percentage of Real Property Taxes (as specified in the Annual Reconciliation) is more than the total amount of the estimated payments made by Tenant under Section 6.3.1 above for such year, then any such underpayment, or underpayments, shall be paid by Tenant to Landlord concurrently with the next regular monthly Basic Rent payment coming due after Tenant’s receipt of the Annual Reconciliation (or if the Term shall have expired or terminated, within thirty (30) days following the Tenant’s receipt of such Annual Reconciliation).

6.3.3 Survival of Reconciliation. Even though the Term shall have expired and Tenant shall have vacated the Premises, when the final determination of Tenant’s Percentage of Direct Expenses for the year in which this Lease terminates is delivered to Tenant, (a) Tenant shall pay any amounts payable to Landlord under Section 6.3.2 above (as a result of any underpayments by Tenant under Section 6.3.1 above), and/or (b) conversely, Landlord shall promptly refund to Tenant any amounts payable to Tenant under Section 6.3.2 (as a result of any overpayments under Section 6.3.1 above) provided that no Tenant Default existed at the expiration or earlier termination of this Lease. The provisions of this Section 6.3.3 shall survive the expiration or earlier termination of the Term, provided that, other than Real Property Taxes and costs incurred for utilities and governmental charges, Tenant shall not be responsible for Tenant’s Percentage of any Direct Expenses which are first billed to Tenant more than two (2) calendar years after the end of the calendar year to which such Direct Expenses relate.

ARTICLE 7

SECURITY DEPOSIT

7.1 Security Deposit. Tenant shall deposit with Landlord, upon delivery to Landlord of a copy of this Lease executed by Tenant, the Security Deposit designated in Section 1.13 (the “Security Deposit”). Said sum shall be held by Landlord as security for the full and faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the Term hereof and any extension hereof. Landlord shall have the right, but not the obligation: (a) to apply all or any portion of the Security Deposit for the payment of Rent or any other sum due hereunder or to cure any Tenant Default at any time, in which event Tenant shall be obligated to restore the Security Deposit to its original amount within five (5) business days, or (b) to cure any default by Tenant of its obligations with respect to the restoration and surrender of the Premises. Tenant hereby irrevocably waives and relinquishes any and all rights, benefits, or protections, if any, Tenant now has, or in the future may have, under Section 1950.7 of the California Civil Code, any successor statute, and all other provisions of law, now or hereafter in effect, which: (1) establish the time frame by which a landlord must refund a security deposit under a lease, or (2) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by a tenant, or to clean the subject premises. Tenant acknowledges and agrees that: (i) any statutory time frames for the return of a security deposit are superseded by the express period identified in this Section 7.1, and (ii) Landlord may claim from the Security Deposit: (A) any and all sums expressly identified in this Section 7.1, and (B) any additional sums reasonably necessary to compensate Landlord for any and all losses or damages caused by Tenant’s default of this Lease, including, but not limited to, all damages or Rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code, as amended and recodified from time to time. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Security Deposit. Within sixty (60) days following the expiration of the Term, Landlord shall (provided that Tenant is not in default under this Lease) return the Security Deposit to Tenant, less such portion as Landlord shall have applied in accordance with this Section 7.1. Should Landlord sell its interest in the Premises during the Term hereof and if Landlord deposits with (or gives a credit to) the purchaser thereof the then balance of the Security Deposit held by Landlord, Landlord shall be released from any further liability with respect to the Security Deposit.

ARTICLE 8

USE

8.1 General. Tenant shall use the Premises for the Permitted Use set forth in Section 1.16 above, and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord, in Landlord’s sole discretion. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of Landlord or other tenants, occupants or other users of the Building, the Parking Facility or the Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in or about the Premises or the Project or commit or suffer to be committed any waste in or upon the Premises or the Project. Nothing contained herein shall be deemed to give Tenant any exclusive right to such use in the Project or any portion thereof (excluding only the Premises). Tenant shall comply with all existing restrictive covenants and obligations created by private contracts that affect the use and operation of the Project, including, the Premises, the Building, the Parking Facility and the Common Areas, and any new such covenants and obligations that affect the use and operation of the Project shall be commercially reasonable and non-discriminatory.

8.2 Laws/CC&R’s.

8.2.1 Tenant shall not use or occupy the Premises in violation of any applicable laws, regulations, rules, orders, statutes or ordinances of any government agency, office and board or private entity in effect on or after the Effective Date and applicable to the Project or to the use or occupancy of the Project (including, without limitation, the rules, regulations and requirements of the Pacific Fire Rating Bureau, and of any similar body, the Americans With Disabilities Act (42 U.S.C. Section 12101 et seq.) (the “ADA”) and Hazardous Material Laws (as defined below) (collectively, “Laws”), or in violation of any government-issued permit for the Building or Project or any of the Rules and Regulations, and shall, upon Notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of any Laws, or of any government-issued permit for the Building or Project. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business in the Premises, Tenant, at its expense, shall procure, maintain and comply with the terms and conditions of each such license or permit.

Without limiting the generality of the foregoing:

8.2.1.1 Landlord and Tenant agree to cooperate with, and Tenant shall use its commercially reasonable efforts to participate in, governmentally mandated regulations applicable to businesses located in the area or to the Project.

8.2.1.2 Landlord and Tenant agree to cooperate and comply with any and all mandatory guidelines or controls imposed upon either Landlord or Tenant by federal or state governmental organizations or by any energy conservation association to which Landlord is a party concerning energy management.

8.2.1.3 All costs, fees, assessments and other charges paid by Landlord to any governmental authority or voluntary association in connection with any program of the types described in this Section 8.2.1.1 and Section 8.2.1.2, above, and all costs and fees paid by Landlord to any governmental authority or third party pursuant to or to effect such program, shall be included in Operating Expenses for the purposes of Article 6, whether or not specifically listed in such Article 6.

8.2.1.4 Tenant shall be liable for all penalties, noncompliance costs or other losses, costs or expenses incurred by Landlord primarily as a result of Tenant’s failure to comply with any of the provisions of Sections 8.2.1.1 through 8.2.1.2 above. Any such amount shall be payable by Tenant to Landlord within ten (10) business days after Landlord’s demand therefor as Additional Rent. Failure of Tenant to pay any amount due pursuant to this Section 8.2.1.4 when due shall be deemed a failure to pay Rent when due under this Lease.

8.2.2 Tenant shall comply with all rules, orders, regulations and requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function. Tenant shall not do or permit to be done in or about the Premises anything which causes the insurance on the Premises, the Building or the Project or any portion thereof to be canceled or the cost thereof increased. Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for any insurance policy by reason of Tenant’s failure to comply with the provisions of this Section 8.2.2. In determining whether increased premiums are a result of Tenant’s use of the Premises, a schedule issued by the organization computing the insurance rate on the Project or the Tenant Improvements showing the various components of such rate shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or any present or future insurer relating to the Premises.

8.2.3 Tenant shall be responsible for all structural engineering required to determine structural load for any of Tenant’s furniture, fixtures, equipment, other personal property, Alterations and Tenant Improvements; provided that Landlord reserves the right to prescribe the weight and position of all files, safes and heavy equipment which Tenant desires to place in the Premises so as to properly distribute the weight thereof (and designate the structural engineers with which Tenant shall consult with respect to any of the matters described in this Section 8.2.3). Further, Tenant’s business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant as to eliminate such vibration or noise.

8.2.4 Tenant shall comply with all recorded covenants, conditions, and restrictions currently affecting the Project or any portion thereof. Additionally, Tenant acknowledges that the Project may be subject to any future covenants, conditions, and restrictions (the “CC&Rs”) which Landlord, in Landlord’s discretion, deems reasonably necessary or desirable, and Tenant agrees that this Lease shall be subject and subordinate to such CC&Rs; provided, however, such CC&Rs shall not materially interfere with Tenant’s use of, or access to, the Premises or the Parking Facility. Landlord shall have the right to require Tenant to execute and acknowledge, within fifteen (15) business days of a request by Landlord, a “Recognition of Covenants, Conditions, and Restriction,” in a form substantially similar to that attached hereto as Exhibit “H”, agreeing to and acknowledging the CC&Rs.

8.3 Hazardous Materials.

8.3.1 Without limiting the generality of any other provisions contained in this Lease, Tenant covenants and agrees that Tenant and its Transferees (defined in Section 27.4.2, below), and their respective agents, employees, representatives, contractors and invitees (collectively, “Tenant Parties”) shall not bring into, generate, release, discharge, use, store, maintain, dispose of or otherwise transport (collectively, “Use”) any Hazardous Materials (defined in Section 8.3.2, below) upon, in, beneath, about, to or from the Premises or the Project or any groundwater thereunder or soil or surface water thereabout. The foregoing prohibition shall not extend to the use, storage and/or disposal of general office supplies (such as cleaning supplies and printer toner) that contain Hazardous Material (the “Excluded Materials”), so long as all of the following conditions are satisfied: (a) such substances are used and stored only in such quantities as are reasonably necessary for Tenant’s Permitted Use in the Premises (provided, that no asbestos or asbestos containing materials or lead based paint shall be incorporated into the Premises or any Alterations (defined below)); (b) such substances are used, stored and disposed of strictly in accordance with the manufacturer’s instructions therefor and in accordance with all the applicable Hazardous Material Laws (defined in Section 8.3.2, below), and without constituting or causing a release or discharge thereof; and (c) such substances are removed from the Project, the Building and the Premises (regardless of whether any Laws require removal), in compliance with all Hazardous Material Laws and this Lease at Tenant’s sole cost and expense, on or before the expiration or earlier termination of this Lease.

8.3.2 As used in this Lease, “Hazardous Materials” means: (a) any material or substance that: (i) is defined or becomes defined as a “hazardous substance”, “hazardous waste,” “infectious waste,” “chemical mixture or substance,” or “air pollutant” under any Hazardous Materials Laws; (ii) contains petroleum, crude oil or any fraction thereof; (iii) contains polychlorinated biphenyls (PCB’s) or urea formaldehyde; (iv) constitutes asbestos or asbestos-containing material; (v) is radioactive; or (vi) is infectious; or (b) any other material or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense. “Hazardous Material Laws” means and includes all now and hereafter existing statutes, laws, ordinances, codes, regulations, rules, rulings, orders, decrees, directives, policies and requirements of any federal, state or local governmental authority regulating, relating to, or imposing liability or standards of conduct concerning public health and safety or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.), and the California Health and Safety Code (Sections 25100, 25249.5, 25316 and 39000, et seq. in each case).

8.3.3 Tenant: (a) shall provide Landlord with the following notices: (i) annually, or within thirty (30) days after Landlord requests the same from Tenant: (A) a written list identifying: (x) any Hazardous Materials (other than Excluded Materials) then Used by Tenant in, on, or about the Project, and (y) the use and approximate quantity of each such item, and (B) Tenant’s written certification (in form and substance satisfactory to Landlord) to the effect that neither Tenant nor any other Tenant Parties have Used any Hazardous Materials in or about the Premises, the Building or the Project in violation of Section 8.3.1 above, and (ii) within five (5) days after receipt thereof, copies of: (A) all licenses or permits received by Tenant with respect to any Hazardous Materials Used by Tenant or any other Tenant Party in, on, or about the Project, and (B) any notices or other communications received by Tenant with respect to any actual or alleged Use by any third party of, or any presence of any Hazardous Materials in, on, under, about or around the Project; and (b) shall submit to Landlord for prior approval any Use of any Hazardous Materials in or about the Project other than as expressly permitted under Section 8.3.1 above; provided, that no such notice to or approval by Landlord shall relieve Tenant of any other obligation contained in this Section 8.3, including, but not limited to, the removal, remediation and indemnification obligations set forth below.

8.3.4 Landlord in its sole discretion may, upon reasonable written notice to Tenant, except in an emergency where no prior notice shall be necessary, enter and inspect the Premises and the business operations of Tenant, at any time upon reasonable Notice in order to investigate the possibility of any improper Use of Hazardous Materials by Tenant or any other Tenant Party (provided that Landlord shall use commercially reasonable efforts to avoid any unreasonable interference with the conduct of Tenant’s business in connection with any such entry and inspection). During any such inspection, Landlord shall have the right to take such samples and conduct such tests as Landlord may deem necessary or advisable in its sole discretion.

8.3.5 If any Hazardous Materials shall become present in, on, under, about or around the Premises, Building or Project as a result of any act or omission of any Tenant Party (any such Hazardous Materials, “Tenant’s Hazardous Materials”), Tenant shall take all actions (or at Landlord’s election, reimburse Landlord for taking all actions) necessary to restore the Premises or any portion of the Project to the condition existing prior to the introduction of Tenant’s Hazardous Materials, notwithstanding any less stringent standards or remediation allowable under applicable Hazardous Materials Laws. All such work shall in each case be conducted to the satisfaction of Landlord and all governmental authorities having jurisdiction. If Tenant fails to do so, Landlord shall have the right but not the obligation, to do so at Tenant’s sole cost and expense. Without limiting the generality of the foregoing, Tenant shall be responsible for any and all testing, monitoring, investigation, preparation of any response or closure plan, analysis or report, clean-up work, remedial or corrective action, or other matter that may be required by any governmental authority in connection with any Tenant’s Hazardous Materials and/or with the Use by Tenant or any other Tenant Party of any Hazardous Materials on or about the Premises, Building or Project.

8.3.6 Tenant agrees to maintain the Premises in a manner that prevents the occurrence of an infestation in the Premises or elsewhere in the Building of mold, mildew, microbial growths, and any associated mycotoxins in the Premises, and shall comply, at a minimum, with the following: (a) to immediately fix/abate any water intrusion within the Premises, provided that the foregoing shall not be deemed to require Tenant to fix or abate any water intrusion located outside of the Premises; (b) to use all reasonable care to close all windows and other openings in the Premises to prevent outdoor water from penetrating into the interior unit; (c) to clean and dry any visible moisture on windows, walls, and other surfaces within the Premises, including personal property, as soon as reasonably possible; (d) to keep the Premises free of dirt and debris that can harbor mold; (e) to regularly clean and sanitize kitchens and other surfaces within the Premises where water, moisture condensation, and mold can collect; (f) not to interfere with regular air flow and circulation throughout the Premises; (g) to limit the indoor watering of plants within the Premises; (h) to prevent the overflow or release of water from bathrooms or kitchens within the Premises, including, but not limited to, toilets, sinks, kitchen appliances, and other receptacles of water; (i) not to obstruct fresh air supply to furnace, air conditioner or heater ducts within the Premises; (j) to maintain and not obstruct ventilation at all locations in the Premises; (k) to prevent the clogging of all plumbing within the Premises; (l) not to engage in any conduct that promotes or creates mold growth; (m) to immediately report the following to Landlord: (1) any non-working fan, heater, air conditioner or ventilation system within the Premises; (2) plumbing leaks, drips, sweating pipes, wet spots within the Premises; (3) overflows from bathroom, kitchen, or other facilities, including, but not limited to, tubs, showers, shower enclosures, toilets, sinks, kitchen appliances, or other receptacles of water within the Premises, especially in cases where the overflow may have permeated walls, floors, ceilings or fixtures; (4) water intrusion of any kind within the Premises; (5) any mold or black or brown spots or moisture on surfaces inside the Premises; (6) broken plumbing systems or standing water near structures within the Premises; and (7) any odors consistent with mold growth within the Premises. Tenant agrees not to commence any mold investigation, testing, remediation or repair without first obtaining the prior written consent of Landlord. If Landlord consents to any mold investigation, remediation or repair by Tenant, Tenant agrees to not use any methods of mold investigation, testing, remediation and repair that are speculative and not generally accepted within the scientific community, and Landlord reserves the right to approve any and all third parties retained by Tenant to conduct any such mold investigation, testing, remediation and repair. As of the Effective Date such speculative and generally unaccepted methods of investigation, testing, remediation and repair include: (A) any use of settled dust vacuum sampling; (B) any use of interior wall cavity air sampling; (C) Tenant’s use of do-it-yourself mold investigation kits; and (D) use of any other methods that have not been peer reviewed and generally accepted within the scientific community.

8.3.7 Tenant shall indemnify, defend and hold harmless Landlord and the other Landlord Indemnified Parties (defined in Article 20, below) from and against any and all Claims (as defined in Article 20, below) imposed or asserted against or incurred by Landlord or any such other Landlord Indemnified Parties, or which may be asserted as the result of: (a) any violation by Tenant or any other Tenant Party, of any Hazardous Materials Laws or any permit condition, court order or other administrative requirement applicable to Tenant; (b) any other Use by Tenant or any other Tenant Party of any Hazardous Materials in or about the Premises, the Building or the Project; and/or (c) the presence or release of any Tenant’s Hazardous Materials in, on, under or about the Premises or Project.

8.3.8 The provisions of Section 8.3 shall survive the expiration or earlier termination of this Lease.

ARTICLE 9

COMPLIANCE WITH LAW

At its sole cost and expense, Tenant shall promptly comply with any applicable Laws which relate to (i) Tenant’s use of the Premises, (ii) any Alterations (defined in Section 15.1, below), Tenant Improvements (defined in Section 2.1 of the Work Letter Agreement) or other improvements made by Tenant in or to the Premises, or (iii) the Building Structure or Building Systems (each defined in Section 15.1, below) (together, the “Base Building”), but as to the Base Building, only to the extent such obligations are triggered by Alterations made by Tenant to the Premises to the extent such Alterations are not normal and customary business office improvements, or triggered by the Tenant Improvements to the extent such Tenant Improvements are not normal and customary business office improvements, or triggered by Tenant’s use of the Premises for non-general office use. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations and to cooperate with Landlord, including, without limitation, by taking such actions as Landlord may reasonably require, in Landlord’s efforts to comply with such standards or regulations. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this Article 9. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Article 9. Landlord shall comply with all applicable Laws relating to the Base Building, provided that compliance with such applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees, or would otherwise materially and adversely affect Tenant’s use of or access to the Premises. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 9 to the extent not prohibited by the terms of Article 6 of this Lease, above. Tenant hereby agrees to use reasonable efforts to notify Landlord if Tenant makes any Alterations or improvements to the Premises that might impact accessibility to the Premises or Building under any disability access laws. Landlord hereby agrees to use reasonable efforts to notify Tenant if Landlord makes any alterations or improvements to the Premises that might impact accessibility to the Premises or Building under any disability access laws.

ARTICLE 10

NOTICES

10.1 Method of Delivery. Any notice, consent, approval or objection required or permitted by this Lease (a “Notice”) shall be in writing and may be delivered: (a) in person (by hand or by messenger or courier service) or (b) by certified or registered mail or United States Postal Service Express Mail, with postage prepaid, or (c) by a nationally recognized overnight delivery service that provides delivery verification, or (d) by facsimile transmission, addressed to Tenant at the Premises and to Landlord at each of the addresses designated in Section 1.2, and shall be deemed sufficiently given if served in a manner specified in this Article 10. Either party may specify a different address for Notice purposes by Notice to the other.

10.2 Receipt of Notices. Any Notice sent in the manner set forth above shall be deemed given and received on the date of actual delivery or attempted but refused delivery. If any Notice is transmitted by facsimile transmission or similar means, the same shall be deemed given and received upon telephone or electronic (such as by email) confirmation or acknowledgement of receipt of the transmission thereof, provided a copy is also delivered on or before the next business day via one of the methods in Section 10.1(a)-(c) above. If any Notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

10.3 Statutory Service of Notice. When a statute permits, or requires, service of a notice in a particular manner, service of that notice (or a similar Notice permitted, or required, by this Lease) in the manner permitted, or required, by this Article 10 shall replace and satisfy the statutory service-of-notice procedures, including, but not limited to, those required by California Code of Civil Procedure Section 1162, or any similar, or successor statute.

ARTICLE 11

BROKERS

Tenant represents and warrants: (a) that it has had no dealings with any real estate broker, finder or agent in connection with the negotiation of this Lease except for the broker(s) whose name(s) is (are) set forth in Section 1.14, whose commission shall be payable by Landlord pursuant to one or more separate agreements, and (b) that it knows of no other real estate broker, finder or agent who is or might be entitled to a commission in connection with this Lease. Tenant shall be solely responsible for the payment of any fee due to any other broker, finder, agent or other party claiming under Tenant, and Tenant shall indemnify, defend and hold harmless Landlord and the other Landlord Indemnified Parties from and against any and all Claims imposed or asserted against or incurred by Landlord or any such other Landlord Indemnified Parties by any other broker, finder, agent or other party claiming under Tenant.

ARTICLE 12

HOLDING OVER

If Tenant holds over after the expiration or earlier termination of the Term hereof without the express written consent of Landlord, Tenant shall become a Tenant at sufferance, at a Basic Rent equal to one hundred fifty (150%) of the Rent payable during the last month of the Term during the first (1st) month immediately following the expiration or earlier termination of the Term, and two hundred percent (200%) thereafter, and otherwise subject to the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of Rent after such expiration or earlier termination without Landlord’s prior written consent shall not waive Landlord’s right to evict Tenant without thirty (30) days prior written notice. The foregoing provisions of this Article 12 are in addition to and do not affect Landlord’s right of reentry or any rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender to Landlord exclusive possession of the Premises in the condition required hereunder by the date that is thirty (30) days after the expiration or earlier termination of this Lease, Tenant shall indemnify, defend and hold Landlord and the other Landlord Indemnified Parties harmless from all Claims (including, without limitation, any claim(s) made by any succeeding tenant(s)) founded on or resulting from such failure to surrender, lost profits and other consequential damages, and any and all attorneys’ fees and costs incurred by Landlord in connection Tenant’s failure to surrender the Premises in accordance with the provisions of this Lease upon the expiration or earlier termination of this Lease.

ARTICLE 13

TAXES ON TENANT’S PROPERTY

13.1 Personal Property and Fixtures. Tenant shall be liable for and shall pay, at least ten (10) days before delinquency, all taxes levied against any of Tenant’s Personal Property (defined in Section 15.2, below) placed by Tenant or any Tenant Party in or about the Premises. If any such taxes on Tenant’s Personal Property are levied against Landlord or Landlord’s property, or if the assessed value of the Premises, Building or Project is increased by the inclusion therein of a value placed upon such Tenant’s Personal Property, and if Landlord pays the taxes based upon such increased assessment (which Landlord shall have the right to do regardless of the validity thereof (but only under proper protest if so requested by Tenant)), Tenant shall, upon demand, repay to Landlord the taxes so levied against Landlord, or the portion of such taxes resulting from such increase in the assessment.

13.2 Tenant Improvements. If the Leasehold Improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s Building Standard Improvements (defined in Section 2.3 of the Work Letter Agreement) for other space in the Building are assessed, then the real property taxes and assessments levied against the Building or Project by reason of such excess assessed valuation shall be deemed to be taxes levied against Tenant’s Personal Property and shall be governed by the provisions of Section 13.1 above. If Landlord makes a determination that the Leasehold Improvements are assessed at a higher valuation than Landlord’s Building Standard Improvements, such determination shall be binding on both Landlord and Tenant, provided that Landlord makes such determination in a manner consistent with Institutional Owner Practices.

13.3 Additional Taxes. Tenant shall pay to Landlord, within ten (10) days of Landlord’s demand therefor, and in such manner and at such times as Landlord shall direct from time to time by written notice to Tenant, any excise, sales, privilege or other tax, assessment or other charge (other than income or franchise taxes) imposed, assessed or levied by any governmental authority or agency upon Landlord on account of: (a) the Rent payable by Tenant hereunder (or any other benefit received by Landlord hereunder), including, without limitation, any gross receipts tax, license fee or excise tax levied by any governmental authority or agency, (b) this Lease, Landlord’s business as a lessor hereunder, and the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of any portion of the Premises (including, without limitation, any applicable possessory interest taxes), (c) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises, or (d) otherwise in respect of or as a result of the agreement or relationship of Landlord and Tenant hereunder.

ARTICLE 14

CONDITION OF LEASED PREMISES

Tenant acknowledges and agrees that: (a) Tenant has inspected the Project, the Building and the Premises and accepts them in their “AS IS, WHERE IS” condition, (b) neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, or any other portion of the Project, or with respect to the condition thereof or the suitability of the same for the conduct of Tenant’s business, (c) except as expressly provided in the Work Letter Agreement and Section 16.2 and

Article 23 below, Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, or any portion of the Building or Project and (d) except as expressly provided in this Lease, Landlord shall have no obligation to provide Tenant with any allowance, rent credit or abatement in connection with Tenant’s entering into this Lease. The taking of possession of the Premises by Tenant shall conclusively establish that the Project, the Building and the Premises were at such time in good order and clean condition and that Landlord shall have discharged all of its obligations under the Work Letter Agreement, and the execution of this Lease by Tenant shall conclusively establish that the Premises, the Building, the Project and the Parking Facility were in good and sanitary order, condition and repair at such time, except for latent defects, if any. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises, the Building and the Project have not undergone inspection by a Certified Access Specialist (CASp). ). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant shall be conducted, at Tenant’s sole cost and expense, by a CASp designated by Landlord; and (b) with respect to Tenant’s Legal Compliance Obligations, Tenant, at its cost, is responsible for making repairs within the Premises to correct violations of construction-related accessibility standards; and, if pursuant to Tenant’s Legal Obligations, Tenant is required to make repairs to the Building (outside the Premises) to correct violations of construction-related accessibility standards, then Tenant shall, at Landlord’s option, either perform such repairs at Tenant’s sole cost and expense or reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such repairs. Tenant (for itself and all other claiming through Tenant) hereby irrevocably waives and releases its right to terminate this Lease under Section 1932(l) of the California Civil Code. Notwithstanding the foregoing, upon the applicable Commencement Date, the Base Building and Common Areas shall be in good working condition and repair, and Landlord hereby covenants that the Base Building and Common Areas shall remain in good working condition for a period of six (6) months following the Commencement Date pursuant to the terms and conditions of this Article 14. Landlord shall, at Landlord’s sole cost and expense (which shall not be deemed an Direct Expense), repair or replace any failed or inoperable portion of the Base Building and Common Areas during such six (6) month period (“Landlord’s Six Month Warranty”), provided that the need to repair or replace was not caused by the misuse, misconduct, damage, destruction, omissions, and/or negligence (collectively, “Tenant Damage”) of Tenant, its subtenants and/or assignees, if any, or any company which it acquired, sold or merged with Tenant, or any Tenant Parties, or by any modifications, Alterations, or improvements constructed by or on behalf of Tenant. Landlord’s Six Month Warranty shall not be deemed to require Landlord to replace any portion of the Base Building or Common Areas, as opposed to repair such portion, unless prudent commercial property management practices dictate replacement rather than repair of the item in question. To the extent repairs which Landlord is required to make pursuant to this Article 14 are necessitated in part by Tenant Damage, then Tenant shall reimburse Landlord for an equitable proportion of the cost of such repair. If it is determined that the Base Building or Common Areas (or any portion thereof) were not in good working condition and repair as of the Commencement Date, Landlord shall not be liable to Tenant for any damages, but as Tenant’s sole remedy, Landlord, at no cost to Tenant, shall promptly commence such work or take such other action as may be necessary to place the same in good working condition and repair, and shall thereafter diligently pursue the same to completion.

ARTICLE 15

ALTERATIONS

15.1 Alterations. Except for Permitted Alterations (defined below), Tenant shall make no alterations, additions, or improvements in or to the Premises (collectively, the “Alterations”) without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed for all Alterations (provided that Landlord may grant or withhold its consent to any Major Alterations (defined herein below) in its sole and absolute discretion, for any reason or no reason at all). Any Alterations approved by Landlord shall be performed only by licensed contractors or mechanics approved by Landlord in writing, which approval shall not be unreasonably withheld, conditioned or delayed (provided that any contractors performing any Major Alterations shall be subject to approval by Landlord in its sole and absolute discretion). Tenant shall submit to Landlord plans and specifications for any proposed Alterations, and may not make any such Alterations until Landlord has approved such plans and specifications and the contractor performing any Alterations in writing. Tenant shall construct such Alterations in accordance with the plans and specifications approved by Landlord, and in compliance with all applicable Laws, and shall not amend or modify such plans and specifications without Landlord’s prior written consent. If any proposed Alterations require the consent or approval of any Holder (defined in Article 28 below) of any Security Instrument, Landlord shall use commercially reasonable efforts to promptly obtain such consent or approval in accordance with the Security Instrument, but Tenant acknowledges that such consent or approval must be obtained prior to the construction of such Alterations. Tenant agrees not to construct or erect partitions or other obstructions that might interfere with Landlord’s free access to mechanical installations or service facilities of the Building or interfere with the moving of Landlord’s equipment to or from the enclosures containing said installations or facilities. All Alterations shall be done at such times and in such manner as Landlord may from time to time reasonably designate. Tenant will pay the entire cost and expense of all Alterations, including, without limitation, for any painting, restoring or repairing of the Premises or the Building necessitated by the Alterations, and shall additionally: (1) reimburse Landlord’s actual, out-of-pocket costs incurred in connection with third party review of any Alterations (or the plans therefor) and (2) pay upon demand Landlord’s commercially reasonable supervision fee (except in connection with Permitted Alterations). Tenant will also obtain and/or require: (a) builder’s “all-risk” insurance (or the equivalent thereof) in an amount at least equal to the replacement value of the Alterations; (b) liability insurance insuring Tenant and each of Tenant’s contractors against construction related risks in at least the form, amounts and coverage required of Tenant under Article 22; and (c) if requested by Landlord, demolition (if applicable) and payment and performance bonds in an amount not less than the full cost of the Alterations. The insurance policies described in clause (b) of this Section 15.1 must name Landlord, Landlord’s lender (if any), the Property Manager (defined in Article 20, below) and other parties reasonably requested by Landlord as additional insureds, specifically including completed operations. Tenant covenants and agrees that all Alterations done by Tenant (or any other Tenant Party) shall be performed in full compliance with all Laws. If any governmental authority requires any alterations or modifications to the Building or the Premises as a result of Tenant’s specific use of the Premises (as opposed to general office use, generally) or as a result of any Alterations made by or on behalf of Tenant or any other Tenant Party, Tenant will pay the cost of all such alterations or modifications. If any such Alterations involve any modifications to, or affect: (i) the roof or structural portions of the Building (the “Building Structure”), (ii) the systems, fixtures and equipment of the Building, including the mechanical, electrical, plumbing, fire/life safety or heating, ventilating and air conditioning systems of the Building (collectively, the “Building Systems”), or (iii) any portion of the Building outside of the interior of the Premises or the exterior appearance of the Building (any such Alteration, a “Major Alteration”), Tenant agrees that it shall be reasonable for Landlord to withhold its consent to any such Major Alterations for any reason or no reason, and it shall be reasonable for Landlord to condition its consent to any Major Alterations in any manner in Landlord’s sole and absolute discretion, including, without limitation, on Landlord making the Major Alterations and/or requiring that Tenant deposit with Landlord an amount sufficient to pay the cost of the Major Alterations (including, without limitation, reasonable overhead, administrative costs and profit). Before commencing any work with respect to any Alterations (including any Permitted Alterations), Tenant shall give Landlord at least ten (10) days’ Notice of the proposed commencement of such work and shall, if required by Landlord, deliver a copy of the completion and payment bond required by Landlord in form, substance and amount satisfactory to Landlord. “Permitted Alterations” means only cosmetic Alterations (such as commercially reasonable paint, flooring/carpeting and window covers/treatments that do not require a building permit or cost in excess of $25,000 in any calendar year) and customary maintenance and repairs of the Premises and Leasehold Improvements if and to the extent that such maintenance and repairs: (A) are of a type and extent which are customarily permitted to be made without consent by landlords acting consistently with Institutional Owner Practices leasing similar space for similar uses to similar tenants, (B) are in compliance with the Rules and Regulations, and (C) will not affect the Building Structure, or any Building Systems, or adversely affect the provision of services to other Building or Project tenants.

15.2 Removal of Alterations and Tenant’s Personal Property. The Alterations (but not Tenant Improvements), shall, at Landlord’s election, either be removed by Tenant or shall become the property of Landlord and shall remain upon, and be surrendered with the Premises at the end of the Term hereof; provided, however, that if Landlord, by Notice to Tenant, requires Tenant to remove any such Alterations, Tenant shall remove such Alterations, repair all damage to the Premises and Project resulting from such removal and restore the applicable portion of the Premises to the condition existing immediately prior to installation of the applicable leasehold Improvements or, at Landlord’s option, shall pay to Landlord the cost of such removal, repair and restoration, as reasonably estimated by Landlord, prior to the expiration of the Term of this Lease. All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or any other Tenant Party or that installed by or for Tenant or any other Tenant Party at its expense in the Premises (collectively, “Tenant’s Personal Property”) shall be and remain the property of Tenant and shall be removed by Tenant prior to the expiration or termination of the Term, and Tenant shall repair all damage to the Premises and Project, if any, resulting from such removal. If Tenant shall fail to remove any of the foregoing from the Premises (and if applicable complete the repair and restoration described above) prior to the expiration or termination of this Lease for any cause whatsoever, Tenant shall be deemed to be holding over in the Premises without the consent of Landlord, and Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store the same without liability to Tenant for loss thereof, and perform the repair and restoration at Tenant’s expense. In such event, Tenant agrees to pay to Landlord upon demand, any and all expenses incurred in such removal, repair and restoration (including court costs and attorneys’ fees) and storage charges thereon, for any length of time that the same shall be in Landlord’s possession or control. Landlord may, at its option, without Notice, sell such property, or any of the same, at a private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale to any amounts due under this Lease from Tenant to Landlord and/or to all expenses, including attorneys’ fees and costs, incident to the removal and/or sale thereof.

ARTICLE 16

REPAIRS

16.1 Tenant Obligations. Tenant shall, when and as needed, at its sole cost and expense and subject to Article 15 above, make all repairs to the Premises and every part thereof (including, without limitation, (1) any restrooms located on any full floor of and exclusively serving the Premises, and (2) all (A) plumbing and sewage facilities, (B) ducts, pipes, vents and other parts of the heating, ventilation and air conditioning (“HVAC”) system, (C) electrical facilities and equipment, and (D) automatic fire extinguisher system, located within the Premises) in order to maintain the Premises in first class condition, repair and appearance and free from any Hazardous Materials. Any Supplemental Equipment (defined herein below) located in the Premises will be maintained, repaired and replaced as needed by Tenant at Tenant’s sole cost and expense. Landlord has no liability for the operation, repair, maintenance or replacement of any such Supplemental Equipment or for any other systems, fixtures or equipment placed within the Premises by Tenant that are not a part of the Building Systems. If Landlord elects at any time to perform any repair or maintenance upon such Supplemental Equipment, Landlord will do so at Tenant’s sole cost and expense. “Supplemental Equipment” means any items that satisfy the following: (a) is installed within or that exclusively serves any rentable space in the Building by or at the request of the tenant or other occupants of such space, and (b) is not included by Landlord in the Building Systems, and for the avoidance of doubt, Supplemental Equipment shall include, without limitation: (i) any supplemental or specialty electrical, mechanical, plumbing, HVAC systems, fixtures or equipment; (ii) any supplemental or specialty fire, life, safety or security systems, fixture or equipment; (iii) any video, audio, communications or computer systems, fixtures or equipment (including cabling); or (iv) any extension or distribution of the standard systems, fixtures and equipment of the Building (including its mechanical, electrical, plumbing, fire/life safety and/or HVAC systems) within the Premises or other rentable space in the Building).

16.2 Landlord Obligations. Notwithstanding anything to the contrary in Article 14 or Section 16.1 above, Landlord shall repair and maintain or cause to be repaired and maintained the Base Building and the Parking Facility, and the costs incurred by Landlord in performing such repair and maintenance shall be included in Operating Expenses; provided that, to the extent that such maintenance and repairs are required by items installed in Tenant’s Premises which are above standard interior improvements (such as, for example, custom lighting, kitchen or restroom facilities constructed within Tenant’s Premises), or are caused in part or in whole by the negligence or willful misconduct of Tenant, its agents, servants, employees or invitees, Tenant shall pay to Landlord upon demand, as Additional Rent, the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance caused by Tenant’s negligence or intentional misconduct. Except as expressly provided in Articles 23, 24, and 25.5 hereof, there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant hereby waives any and all rights to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect including subsection 1 of Section 1932 and Section 1941 and 1942 of the California Civil Code (as the same may be amended from time to time), and any successor statute and similar statute, law and ordinance now or hereafter in effect.

ARTICLE 17

LIENS

Tenant shall not cause or permit to be filed against the Building, the Parking Facility, the Project or of any portion thereof, or against Tenant’s leasehold interest in the Premises, any mechanics’, materialmen’s or other liens, including, without limitation, any state, federal or local “superfund” or Hazardous Materials cleanup lien imposed as a result of the presence of Hazardous Materials in, on or about the Premises, the Parking Facility, the Building or any other portion of the Project. Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices that it deems necessary for protection from such liens. Tenant shall discharge any lien filed against the Premises or against the Building or Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the cost and expense of Tenant. If any such liens are filed and Tenant fails to discharge them pursuant to the foregoing sentence, Landlord may, without waiving its rights and remedies based on such breach of Tenant and without releasing Tenant from any of its obligations hereunder, cause such lien(s) to be released by any means it shall deem proper, including payments in satisfaction of the claim giving rise to such lien or by obtaining a statutory mechanic’s lien release bond in an amount equal to one hundred fifty percent (150%) of such lien claim. Tenant shall: (a) pay to Landlord, immediately upon Notice from Landlord, any cost or expense, including, without limitation, attorneys’ fees and costs, incurred by Landlord by reason of Tenant’s failure to discharge any such lien, together with interest thereon at the maximum rate per annum permitted by law from the date of such payment by Landlord, and (b) shall indemnify, defend and hold the Landlord and the other Landlord Indemnified Parties harmless from and against any all Claims arising out of or in connection with any such liens.

ARTICLE 18

ENTRY BY LANDLORD

Landlord reserves and shall at any and all reasonable times have the right to enter the Premises upon reasonable notice, except in the event of an emergency in which event no prior notice shall be required, (a) to supply janitorial services (no notice required for such janitorial services) and any other service to be provided by Landlord to Tenant hereunder, (b) to inspect the same, (c) to show the Premises to prospective purchasers, lenders, or investors and, during the last twenty-four (24) months of the Term or following a default by Tenant, to prospective tenants, (d) to post notices of non-responsibility, (e) to alter, improve or repair the Premises or any other portion of the Building and/or the Parking Facility, as provided in Section 2.4 above, (f) to perform any obligations of Tenant under this Lease where Tenant has failed to do so after written notice from Landlord, (g) placing upon the Premises ordinary “for lease” or “for sale” signs, (h) taking possession of the Premises due to any Tenant Default in the manner provided herein, (i) responding to an emergency, or (j) for any other reasonable purpose, without abatement of Rent. Landlord may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that Landlord shall use commercially reasonable efforts to minimize any interference with the business of Tenant in the performance of such work. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, for any loss of occupancy or quiet enjoyment of the Premises and for any other loss in, upon and about the Premises, the Building or the Parking Facility on account of Landlord’s entry or work permitted by this Article 18 or by Section 2.4 above. Landlord shall at all times have and retain a key with which to unlock all doors in the Premises, excluding Tenant’s vaults and safes. Landlord shall have the right to use any and all means that Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not be construed or deemed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises or any portion thereof, and any damages caused on account thereof shall be paid by Tenant.

ARTICLE 19

UTILITIES AND SERVICES

Landlord agrees to furnish or cause to be furnished to the Premises the utilities and services described in the Standards for Utilities and Services which are attached hereto as Exhibit “E”, and incorporated herein by this reference (“Standards for Utilities and Services”), subject to the conditions and in accordance with the standards set forth therein. Landlord’s failure to furnish or cause to be furnished any of the foregoing items shall not result in any liability of Landlord. Landlord shall not be responsible or liable for any loss, damage, or expense that Tenant may incur as a result of any change of utility service, including any change that makes the utility supplied less suitable for Tenant’s needs, or for any failure, interruption, stoppage, or defect in any utility service. In addition, Tenant shall not be entitled to any abatement or reduction of Rent, no eviction of Tenant shall result from and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease by reason of any such change, failure, interruption, stoppage or defect. In the event of any such failure, interruption, stoppage or defect, Landlord shall diligently attempt to cause service to be resumed promptly. If Tenant requires or utilizes more water or electrical power than is considered reasonable or normal by Landlord, Landlord may, at its option, require Tenant to pay, as Additional Rent, the cost, as determined by Landlord, of such extraordinary usage. In addition, Landlord may install: (a) separate meter(s) for the Premises at Tenant’s sole cost and expense, in which case Tenant thereafter shall pay all charges of the utility providing such service to the Premises directly to the purveyor thereof or (b) separate submeter(s) for the Premises at Tenant’s sole cost and expense, in which case Tenant thereafter shall pay to Landlord upon demand, an amount equal to the Actual Electrical Costs (defined herein below) for all electrical energy delivered during each month, as measured by such submeter(s), and in either case, the cost of electrical power delivered to rentable space in the Building and Project shall be excluded from Operating Expenses. “Actual Electrical Costs” means the cost per kilowatt hour and cost per kilowatt demand, adjusted by applicable rate adjustments, to Landlord for the purchase of electricity from the public utility or other electricity provider furnishing electrical service to the Building from time to time, including sales and other taxes or other impositions imposed by any governmental authority on Landlord’s purchase of electricity. Landlord may, in Landlord’s sole and absolute discretion, at any time and from time to time, contract, or require Tenant to contract, for utility services (including generation, transmission, or delivery of the utility service) with a utility service provider(s) of Landlord’s choosing. Tenant shall fully cooperate with Landlord and any utility service provider selected by Landlord. Tenant shall permit Landlord and the utility service provider to have reasonable access to the Premises and the utility equipment serving the Premises, including lines, feeders, risers, wiring, pipes, and meters. Tenant shall either pay or reimburse Landlord for all costs associated with any change of utility service, including the cost of any new utility equipment, within ten (10) days after Landlord’s written demand for payment or reimbursement.

ARTICLE 20

INDEMNIFICATION

Tenant shall indemnify, defend and hold harmless Landlord, CM Management Services, Inc. or its successor as the manager of the Project (the “Property Manager”) and their respective partners, parents, affiliates, divisions and subsidiaries, and each of their respective directors, officers, principals, shareholders, members, managing members, managers, agents, advisors, employees, property manager, lenders and representatives (together with Landlord, collectively, the “Landlord Indemnified Parties” and each, a “Landlord Indemnified Party”) from and against any and all claims, demands, penalties, fines, liabilities, actions (including, without limitation, informal proceedings), settlements, judgments, damages, losses, costs and expenses (including reasonable attorneys’ fees and costs) of whatever kind or nature, known or unknown, contingent or otherwise, incurred or suffered by or asserted against such Landlord Indemnified Party (collectively, “Claims”) arising from or in connection with: (a) any cause whatsoever in the Premises (including, but not limited to, Claims resulting in whole or in part from the active negligence of the Landlord Indemnified Party), except to the extent caused by the gross negligence or intentional misconduct of such Landlord Indemnified Party, (b) Tenant’s Permitted use of the Premises or any other portion of the Project, or (c) the conduct of Tenant’s business or from any activity, work or thing done, permitted or suffered by Tenant, its agents, contractors, employees or invitees (collectively, “Tenant Parties”), in or about the Premises or any other portion of the Project. Tenant shall further indemnify, defend and hold the Landlord Indemnified Parties harmless from and against all Claims arising from or in connection with (i) any breach or default in the performance of any obligation to be performed by Tenant under the terms of this Lease, or (ii) any act, neglect, fault or omission of Tenant or any other Tenant Parties. Payment shall not be a condition precedent to enforcement of the foregoing indemnity. In case any action or proceeding shall be brought against any Landlord Indemnified Party by reason of any such Claim, at such Landlord Indemnified Party’s option, upon Notice from Landlord, Tenant shall defend the same at Tenant’s expense by counsel selected by Landlord in its sole discretion. Without limitation on other obligations of Tenant that survive the expiration of the Term, the clauses of this Article 20 shall survive the expiration or earlier termination of this Lease until all Claims against the Landlord Indemnified Parties involving any of the indemnified matters are fully, finally, and absolutely barred by the applicable statutes of limitations.

ARTICLE 21

WAIVER; LANDLORD EXCULPATION

21.1 Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of (and agrees that Landlord shall not be liable for) any damage to property or injury to Tenant or any other Tenant Parties or persons in, upon or about the Premises, the Parking Facility or any other portion of the Project from any cause whatsoever (including, without limitation fire, explosion, falling plaster, steam, gas, air contaminants or emissions, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature), and except as otherwise provided in this Lease, hereby waives all Claims (including consequential damages arising out of any loss of use of the Premises, the Building, the Parking Facility or the Building or any equipment or facilities therein) in respect thereof against each Landlord Indemnified Party, except to the extent caused by, or to the extent the result of: (a) any default by Landlord under this Lease that continues beyond the applicable notice and cure period, (b) the gross negligence or willful misconduct of such Landlord Indemnified Party, and then only after: (i) Notice to Landlord of the condition claimed to constitute the gross negligence or willful misconduct of Landlord, and (ii) the expiration of a reasonable time after such Notice has been received by Landlord without Landlord having taken all reasonable and practicable means to cure or correct such condition; and pending such cure or correction by Landlord, Tenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property. In no event shall Landlord be liable for any loss, the risk of which is covered by Tenant’s insurance or is required to be so covered by this Lease; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public, or quasi-public work; nor shall Landlord be liable for any latent defect in the Premises or in the Building; provided, however, the foregoing limitations of liability shall not relieve Landlord from its obligations contained in this Lease (including, but not limited to, its maintenance and repair obligations under Section 16.2 above). Tenant shall immediately give Notice to Landlord of the occurrence of any fire or accidents in or about the Premises, and to the extent Tenant is aware, the Building, the Parking Facility or any other portion of the Project, or of the discovery of any defects therein (including, without limitation, any latent defect in the Premises, Building or Project) or in any fixtures or equipment that are the property of Landlord, Tenant or any other tenant or occupant of premises in the Project.

21.2 Tenant acknowledges that safety and access control devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or access control device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant’s property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, as further described in Article 22. Tenant further agrees that, notwithstanding anything to the contrary in this Lease, Landlord shall not be liable for: (a) loss or damage to any property by theft or any other criminal acts by third parties, or (b) any injury or damage to persons occurring on or about any portion of the Project as a result of any criminal acts by third parties. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law.

21.3 Survival. Without limitation on other obligations of Tenant that survive the expiration or earlier termination of the Term, the clauses of this Article 21 shall survive the expiration or earlier termination of this Lease.

ARTICLE 22

TENANT’S INSURANCE

22.1 General Insurance Provisions. Tenant shall, during the Term hereof (as the same may be extended and during any period that Tenant may enter, occupy and/or use the Premises prior to the Commencement Date and any holdover period), at its sole cost and expense, keep in full force and effect the following insurance:

22.1.1 Property Insurance; Business Interruption Insurance.

22.1.1.1 Property Insurance. Property insurance insuring against any perils included within the classification “All Risk,” including, without limitation, fire, windstorm, cyclone, tornado, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicle, smoke damage, vandalism, malicious mischief and sprinkler leakage (but not earthquake coverage). Such insurance shall insure: (i) all property owned by Tenant or any other Tenant Party, for which Tenant or any other Tenant Party is legally liable or that was installed at the expense of Tenant or any other Tenant Party, and which is located in, on or at the Premises or any other portion of the Project, including, without limitation, furniture, furnishings, installations, fixtures and equipment, any other personal property, and (ii) all improvements and betterments (including all Leasehold Improvements) in the Premises, in each case, in an amount not less than one hundred percent (100%) of the full replacement cost thereof. “Leasehold Improvements” means all Tenant Improvements and Alterations made by Tenant after the Commencement Date, together with any and all improvements that exist in the Premises as of the Effective Date (and for the avoidance of doubt, it is understood that the Leasehold Improvements include all wall-coverings, built-in cabinets, paneling and the like within the Premises). For the purposes of this Section 22.1.1, the Premises: (A) shall consist of the cubic space bounded: (x) around its perimeter, by the inside surface of the walls that demise the Premises, (y) on the bottom, by the top surface of the floor slab of the floor on which the Premises is located (the “Floor Slab”) and (z) on the top, by the bottom surface of the floor slab of the floor immediately above the floor on which the Premises is located (the “Upper Slab”), and (B) for the avoidance of doubt, will include the plenum space which is bounded by the lower surface of the Upper Slab and the suspended ceiling within the Premises. If there shall be a dispute as to the amount that comprises full replacement cost, the decision of Landlord or any mortgagees of Landlord shall be conclusive. Such policy shall name Landlord, any mortgagees of Landlord and any other additional parties designated by Landlord as loss payees, as their respective interests may appear.

22.1.1.2 Business Interruption Insurance. Business interruption insurance and extra expense coverage on ISO coverage form CP 00 30 or equivalent reasonably acceptable to Landlord, which shall cover Tenant’s monetary obligations under this Lease and any direct or indirect loss of earnings attributable to perils insured against in Section 22.1.1.1 above for a period of at least twelve (12) months.

22.1.2 Liability Insurance.

22.1.2.1 Comprehensive General Liability Insurance insuring Tenant on the current ISO CG 00 01 occurrence form or any equivalent reasonably acceptable to Landlord against any liability arising out of the lease, use, occupancy or maintenance of the Premises, the Building or the Project, or any portion of the foregoing. Such insurance: (i) shall be in the amount of not less than $2,000,000 per occurrence and in the aggregate, (ii) shall be endorsed to have the aggregate apply on a per location basis, (iii) shall cover injury to or death of one or more persons and damage to tangible property (including loss of use), and (iv) shall include blanket contractual liability, broad form damage, personal & advertising injury with a separate limit, products completed operations, with a separate aggregate, host liquor liability and owned and non-owned automobile coverage. The limits of liability can be provided in a combination of a Commercial General Liability policy and an Umbrella Liability policy. The policy shall not include any exclusions or limitations other than those incorporated in the standard form. Such liability amount shall be adjusted from year to year to reflect increases, if any, consistent with increases charged by landlords of Comparable Buildings. The policy shall insure the hazards of the Premises and Tenant’s operations thereon, independent contractors, contractual liability (covering the Tenant’s indemnity obligations contained in Article 20 hereof) and shall: (i) name Landlord and any other persons designated by Landlord and having an insurable interest in the Premises or the Project as additional insureds using ISO additional insured endorsement CG 20 11 or an equivalent acceptable to Landlord, (ii) contain a cross liability provision, and (iii) contain a provision that the insurance provided to Landlord thereunder shall be primary and noncontributing with any other insurance available to Landlord. In addition to any insurance required of Tenant, Tenant shall secure, pay for and maintain, or cause its contractors and sub-contractors to secure, pay for and maintain liability insurance during any construction of Tenant Improvements or Alterations (or other work in the Premises) at a minimum equal to the limits of liability required by Tenant. Such contractors and sub-contractors insurance shall be on a primary and non-contributory basis.

22.1.2.2 Worker’s Compensation Insurance in compliance with statutory requirements of the state(s) in which the Premises is located shall apply to all persons employed by the Tenant and Employer’s Liability insurance in the amount of not less than $1,000,000.

22.1.2.3 Prior to the sale, storage, use or giving away of alcoholic beverages on or from the Premises by Tenant or another person, Tenant, at its own expense, shall obtain a policy or policies of insurance issued by a responsible insurance company and in a form acceptable to Landlord holding harmless and protecting Landlord and the Premises against any and all damages, claims, liens, judgments, expenses and costs, including actual attorneys’ fees, arising under any present or future law, statute, or ordinance of the State of California or other governmental authority having jurisdiction of the Premises, by reason of any storage, sale, use or giving away of alcoholic beverages on or from the Premises (provided that Tenant shall have no such obligation to obtain any such coverage to the extent that such activities are covered under the host liquor liability insurance included in the insurance described in Section 22.1.2.1 above). Such policy or policies of insurance shall have a minimum combined single limit of not less than $2,000,000 per occurrence and shall apply to bodily injury (fatal or nonfatal), injury to means of support, and injury to property of any person, and shall name and any other persons designated by Landlord and having an insurable interest in the Premises or the Project as additional insureds using ISO additional insured endorsement CG 20 11 or an equivalent acceptable to Landlord.

22.1.3 Additional Insurance. Increased amounts of the insurance required to be carried by Tenant pursuant to Sections 22.1.1 and 22.1.3, above, as Landlord or any mortgagees of Landlord may reasonably require from time to time and/or any other form or forms of insurance as Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent landlord would require a tenant to carry.

All of Tenant’s Insurance shall be primary and non-contributory with regard to any other insurance that may be available to Landlord and additional insureds.

22.2 Standard of Insurance. All policies shall be written in a form satisfactory to Landlord and shall be taken out with insurance companies holding a General Policyholders Rating of “A-VIII” or better, as set forth in the most current issue of A.M. Best’s Insurance Guide. Upon the earlier of: (a) entry into the Premises by Tenant or any Tenant Parties for purposes of planning and/or commencing construction of the Tenant Improvements in the Premises, or (b) ten (10) days after the execution of this Lease, Tenant shall deliver to Landlord copies of policies or certificates evidencing the existence of the amounts and forms of coverage satisfactory to Landlord. No such policy shall be cancelable or reducible in coverage except after thirty (30) days’ prior Notice to Landlord. Any insurance limits required by this Lease are minimum limits only and are not intended to restrict the liability imposed on any Tenant for liability under this Lease. Tenant shall, within thirty (30) days prior to the expiration of such policies, furnish Landlord with renewal or “binders” thereof, or Landlord may obtain such insurance and charge the cost thereof to Tenant as Additional Rent. If Landlord obtains any insurance that is the responsibility of Tenant under Section 22.1 above, Landlord shall deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed and Tenant shall remit said amount to Landlord within ten (10) business days.

22.3 Landlord Insurance.

22.3.1 During the Term of this Lease, Landlord shall be responsible for insuring the Building and the Parking Facility (to the extent Landlord is the owner thereof, and excluding any property which Tenant is obligated to insure under Sections 22.1 and 22.2 hereof) against damage with All-Risk insurance, in such amounts and with such deductibles as Landlord considers appropriate. Landlord may, but shall not be obligated to, obtain and carry any other form or forms of insurance, including earthquake, flood, environmental, and terrorism insurance, as it or Landlord’s mortgagees may determine advisable. Notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any insurance policies carried by Landlord.

22.3.2 If any of Landlord’s insurance policies shall be canceled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way because of the Tenant’s specific use (as compared to typical general office use) of the Premises or any part thereof by Tenant or any assignee or subtenant of Tenant or by anyone Tenant permits on the Premises, and if Tenant fails to remedy the condition giving rise to such cancellation, threatened cancellation, reduction of coverage, threatened reduction of coverage, increase in premiums, or threatened increase in premiums, within forty-eight (48) hours after Notice thereof,

Landlord may, at its option, but without any obligation so to do, enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay the cost thereof to Landlord as Additional Rent.

22.4 Subrogation Waivers.

22.4.1 Subrogation Waiver—Property Insurance. Landlord and Tenant waive all rights against each other for damages caused by fire or other causes of loss occurring on and after the date on which this Lease is executed to the extent such damages are covered by any property insurance maintained or required to be maintained under this Lease (including business income and loss of rent insurance) related to the Premises, the Building or the Project, and regardless of whether such insurance is specifically required under this Lease. Tenant’s waiver in this Section 22.4.1 also extends to the Landlord Indemnified Parties. Each party shall obtain an endorsement pursuant to which its property insurers waive their subrogation rights against the parties specified in this Section 22.4.1. If a property insurance policy implicated by the waiver in this Section 22.4.1 does not allow the insured to waive rights of recovery against others prior to a loss, the insured shall cause the policy to be endorsed to provide for such waiver. The waivers in this Section 22.4.1 will be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, did not pay the insurance premium directly or indirectly, or did not have an insurable interest in the property damaged.

22.4.2 Subrogation Waiver – Policies Other than Property Insurance. Landlord and Tenant waive all rights against each other’s contractors (and their subcontractors of every tier), consultants (and their subconsultants of every tier), and their respective employees and agents, and against the Landlord Indemnified Parties and Tenant Parties, respectively, for recovery of damages occurring on and after the date on which this Lease is executed to the extent such damages are covered under any commercial general liability insurance, automobile liability insurance, workers compensation or employers liability insurance, commercial excess/umbrella liability insurance, or any other insurance policy carried by Tenant or Landlord related to the Premises or this Lease (excluding property insurance, which is covered in Section 22.4.1). Each party shall obtain an endorsement effecting the foregoing waiver with respect to its workers compensation and employers liability insurance. If any other policy implicated by the waiver in this Section 22.4.2 does not allow the insured to waive rights of recovery against others prior to a loss, the insured shall obtain an endorsement effecting the applicable waiver.

ARTICLE 23

DAMAGE OR DESTRUCTION

23.1 Damages. If the Building and/or the Premises are damaged by fire or other perils fully covered by Landlord’s insurance, Landlord shall:

23.1.1 In the event of one hundred percent (100%) destruction of the Premises (“Total Destruction”), Landlord may, at Landlord’s option by delivery of Notice to Tenant within ninety (90) days after the occurrence of such damage, elect to either: (a) commence repair, reconstruction and restoration of the Building and/or the Premises and prosecute the same diligently to completion, in which event, and this Lease shall remain in full force and effect, or (b) not to so repair, reconstruct or restore the Building and/or the Premises, in which case this Lease shall terminate as of the date of such Total Destruction.

23.1.2 In the event of a partial destruction of the Building and/or the Premises (“Partial Destruction”), and if Landlord will receive insurance proceeds sufficient to cover the total cost of such repairs, reconstruction or restoration, then subject to the other terms and conditions of this Section 23.1.2 and to Sections 23.4 and 23.5 below, Landlord shall commence and proceed diligently with the work of repairs, reconstruction and restoration of the Building and/or the Premises or both, as the case may be, and this Lease shall continue in full force and effect. If: (a) the damage to the Building and/or Premises is such that the Building and/or the Premises is not capable of being repaired, reconstructed or restored within a period of ninety (90) days from the date of the Landlord’s discovery of such damage, (b) the cost of such work of repair, reconstruction and restoration will exceed twenty-five percent (25%) of the full replacement cost of the Building and/or the Premises, or both, as the case may be, or (c) if insurance proceeds available to Landlord will not be sufficient to cover the cost of such repairs, reconstruction and restoration (including, if the mortgagee of the Building receives some of such insurance proceeds), then Landlord may elect by delivery of Notice to Tenant within ninety (90) days after the occurrence of such damage to either: (i) repair, reconstruct or restore the Building and/or the Premises or both, as the case may be, in which case this Lease shall continue in full force and effect or (ii) not to so repair, reconstruct or restore, in which case this Lease shall then terminate as of the date of such Partial Destruction.

23.1.3 In any case where Landlord elects to repair, restore or reconstruct the Premises following the occurrence of any damage to which this Article 23 applies, then Tenant shall assign to Landlord the proceeds of its property insurance attributable to the Leasehold Improvements. If the cost of restoring the Leasehold Improvements exceeds the amount of the proceeds of Tenant’s property insurance that are received by Landlord, Tenant shall promptly pay the amount of such deficiency to Landlord upon demand.

23.2 Termination of Lease. Upon any termination of this Lease under any of the provisions of this Article 23, the parties shall be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord, except for items which have therefore accrued and/or are then unpaid or items which expressly survive the expiration or sooner termination of this Lease.

23.3 Rent Abatement. In the event of any casualty, the Rent payable under this Lease shall be abated proportionately with the degree to which Tenant’s Permitted Use of the Premises is impaired either during the period of such repair, reconstruction or restoration or until termination of the Lease pursuant to this Article 23, but only to the extent that Landlord is compensated for such loss by the insurance carried or required to be carried pursuant to Section 22.1.4 above. Notwithstanding the foregoing, there shall be no abatement of Rent if such damage is caused primarily by the negligence or intentional wrongdoing of Tenant or any Tenant Party. Tenant shall not be entitled to any compensation or damages for loss in the use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration. If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repair or restoration only of those portions of the Building and the Premises which were originally provided at Landlord’s expense, and the repair and restoration of items not provided at Landlord’s expense shall be the obligation of Tenant.

23.4 Inability to Repair. In the event of damage to the Premises and/or the Building, Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this Article 23. Notwithstanding anything to the contrary contained in this Article 23, if (a) a material portion of the Premises is damaged and/or there is no commercially reasonable means of accessing the Premises as a result of such damage, and (b) Landlord’s repair estimate for such damage exceeds nine (9) months after the commencement thereof, then Tenant may elect to terminate this Lease by delivery of Notice thereof to Landlord not later than thirty (30) days following Tenant’s receipt of Landlord’s repair estimate, in which event this Lease shall terminate as of the date specified in Tenant’s Notice, which date shall not be more than sixty (60) days after the date such notice is given by Tenant. In the event Tenant terminates this Lease pursuant to this Section 23.4, then Landlord shall be relieved of any obligations to make such repairs or restoration and Tenant shall be released from its obligations under this Lease.

23.5 Exceptions to Obligation to Repair. Notwithstanding anything to the contrary contained in this Article 23, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises (and may elect to terminate this Lease by delivery of Notice thereof to Tenant) when: (a) the damage resulting from any casualty covered under this Article 23 occurs during the last twelve (12) months of the Term of this Lease or any extension hereof, (b) the damage is due to any cause other than fire or other peril covered by extended coverage insurance, or (c) the Holder of any Security Instrument requires the application of any insurance proceeds with respect to such Casualty to be applied to the outstanding balance of the obligation secured by such Security Instrument.

23.6 Waiver of Statute. Tenant hereby waives the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4, and any other statute or court decision relating to the abatement or termination of a lease upon destruction of the Premises and the provisions of this Section shall govern in case of such destruction.

ARTICLE 24

EMINENT DOMAIN

24.1 Permanent Taking. If all of the Premises, or such part thereof as shall substantially interfere with Tenant’s Permitted Use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking (each, a “Taking”), either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority by delivery of Notice thereof to the other party. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such Taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant. If the amount of property or the type of estate taken shall not substantially interfere with the conduct of Tenant’s business, then Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant, Landlord shall restore the Premises to substantially their same condition prior to such partial Taking, and Basic Rent (and Tenant’s Percentage) shall be reduced, effective as of the date the condemning authority takes possession, in the same proportion which the Rentable Square Feet of the portion of the Premises so taken bears to the Rentable Square Feet of the entire Premises before the Taking. Nothing contained in this Section 24.1 shall be deemed to give Landlord any interest in any separate award made to Tenant for the taking of personal property and fixtures belonging to Tenant or for relocation costs and expenses.

24.2 Temporary Taking. Notwithstanding anything to the contrary in Section 24.1 above, in the event of a Taking of the Premises or any part thereof for temporary use: (a) this Lease shall be and remain unaffected thereby and Basic Rent shall not abate (and Tenant’s Percentage shall not be reduced), and (b) Tenant shall be entitled to receive for itself such portion or portions of any award made for (and allocable to) such use of the Premises or the applicable portion thereof with respect to the period of the Taking which is within the Term, provided that if such Taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant’s obligations under Section 15.2 above and Article 31 below with respect to surrender of the Premises and, upon such payment, shall be excused from such obligations. For purpose of this Article 24, a “temporary” Taking shall be defined as a Taking for a period of two hundred seventy (270) days or less and a “permanent” Taking shall be defined as a Taking for a period of more than two hundred seventy (270) days.

24.3 Waiver of Statute. Tenant (for itself and all others claiming through Tenant) hereby irrevocably waives and releases its rights under Section 1265.130 of the California Code of Civil Procedure.

ARTICLE 25

DEFAULTS AND REMEDIES

25.1 Tenant Default. The occurrence of any one or more of the following events, upon the expiration of the applicable notice and cure period set forth below, shall constitute a material default hereunder by Tenant (“Tenant Default”):

25.1.1 Abandonment of the Premises by Tenant as defined in California Civil Code Section 1951.3 (“Abandonment”);

25.1.2 The failure by Tenant to make any payment of Rent or any other payment or deposit required to be made by Tenant hereunder (including, without limitation, under Article 7 above), as and when due, where such failure shall continue for a period of three (3) business days after Landlord’s delivery of Notice thereof;

25.1.3 The failure by Tenant to obtain and keep in force at all times any insurance Tenant is required to obtain and keep in force under Article 22, where such failure shall continue for a period of five (5) business days after Landlord’s delivery of Notice thereof;

25.1.4 Any Transfer (defined in Section 27.1, below) or attempted Transfer in violation of Article 27 of this Lease;

25.1.5 The failure by Tenant to deliver any certificate, instrument or statement that is required to be delivered by Tenant under Article 28, Article 29 or Section 36.16 within the time periods required in Article 28, Article 29 or Section 36.16, as applicable, where such failure shall continue for a period of five (5) business days after Landlord’s delivery of Notice thereof;

25.1.6 The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Sections 25.1.1 – 25.1.5 above or Section 25.1.7 below, where such failure shall continue for a period of ten (10) business days after Landlord’s delivery of Notice thereof; provided that if the nature of any such failure is such that more than ten (10) business days are reasonably required for its cure, then no Tenant Default shall be deemed to occur if (and for so long as) Tenant commences the cure of such failure within said ten (10) business day period and thereafter diligently prosecutes such cure to completion; or

25.1.7 The (a) making by Tenant of any general assignment for the benefit of creditors; (b) filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy; (c) appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease; (d) attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease; provided that no Tenant Default will be deemed to occur under this Section 25.1.7 if: (i) any petition described in clause (a) above that is filed against (rather than by) Tenant, is dismissed within sixty (60) days) after filing, (ii) any trustee or receiver shall take possession of substantially all of Tenant’s assets located at the Premises or Tenant’s interest in this Lease, but possession of the same is restored to Tenant within sixty (60) days or (iii) any attachment, execution or other judicial seizure described in clause (d) above is discharged within sixty (60) days.

Any Notice from Landlord that is described in this Section 25.1 shall be in lieu of, and not in addition to, any Notice required under California Code of Civil Procedure Section 1161 regarding unlawful detainer actions or any similar successor statute. Accordingly, to the fullest extent permitted by Law, Tenant (for itself and all others claiming through Tenant) hereby expressly and irrevocably waives the notice requirements of California Code of Civil Procedure Section 1162 that would otherwise govern notices required under California Code of Civil Procedure Section 1161, and agrees that any notice provided pursuant to this Section 25.1 shall replace and satisfy any such requirements of California Code of Civil Procedure Section 1162.

25.2 Landlord Remedies. In the event of any such Tenant Default, in addition to any other remedies available to Landlord at law or in equity, including, without limitation, the remedies available under California Civil Code Section 1951.2 and any successor statute:

25.2.1 Terminate Lease and Recover Damages. Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. If Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

25.2.1.1 The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

25.2.1.2 the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

25.2.1.3 the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

25.2.1.4 any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting, including necessary repair, renovation and alteration of the Premises, reasonable attorneys’ fees and any other reasonable costs; plus

25.2.1.5 at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

As used in Sections 25.2.1.1 and 25.2.1.2 above, the “worth at the time of award” is computed by allowing interest at the Default Rate. As used in Section 25.2.1.3 above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco (the “Discount Rate”) at the time of award plus one percent (1%). If the format or components of the Discount Rate are materially changed, or if the Discount Rate ceases to exist, Landlord shall substitute a discount rate which is maintained by the Federal Reserve Bank of San Francisco or similar financial institution and which is most nearly equivalent to the Discount Rate.

25.2.2 Continue Lease in Effect and Collect Rent. Landlord may utilize the remedy described in California Civil Code Section 1951.4 (which provides that a landlord may continue the lease in effect after a tenant’s breach and abandonment and recover Rent as it becomes due, if the tenant has the right to sublet or assign subject to reasonable limitations). Accordingly, in the event of any Tenant Default and abandonment of the Premises by Tenant, if Landlord does not elect to terminate this Lease on account of such Tenant Default, then Landlord may from time-to-time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including, without limitation, the right to recover all Rent as it becomes due. In the event of the abandonment of the Premises by Tenant or if Landlord utilizes the remedy described in this Section 25.3 or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided above, Landlord may from time to time, without terminating this Lease, either recover all Rent as it becomes due or relet the Premises or any part thereof for the Term of this Lease on terms and conditions as Landlord in its sole discretion may deem advisable with the right to relet the Premises and make alterations and repairs to the Premises.

25.2.3 Landlord’s Right to Cure. If Tenant should fail to make any payment or perform any of its other obligations hereunder, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Premises for such purpose): (a) immediately and without notice in the case: (i) of emergency, (ii) of a default by Tenant of its obligations under Section 8.3, Section 15.2 and/or Article 31, (iii) where such default unreasonably interferes with any other tenant in the Building or Project, (iv) a failure to satisfy or otherwise discharge any lien, or (v) where such default will result in the violation of Law or the cancellation of any insurance policy maintained by Landlord, and (b) in any other case, if such default continues beyond the applicable notice and cure period specified in Section 25.1 above, and thereupon Tenant shall be obligated to, and hereby agrees to pay Landlord, upon demand, all costs, expenses, and disbursements incurred by Landlord in taking such remedial action, together with an amount equal to five percent (5%) thereof for Landlord’s overhead and administrative expenses, and the sum of such costs, together with interest thereon at the rate described in Section 5.3 from the date of Landlord’s payment thereof, shall be deemed Additional Rent.

25.2.4 Equitable Relief. Landlord shall be entitled to a restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

25.2.5 During the continuance of a Tenant Default, Landlord shall have the right to market the Premises to potential new tenants and may show the Premises to such potential new tenants during normal business hours.

25.3 Landlord’s Costs for Non-Monetary Default. Landlord shall be entitled to reasonable attorneys’ fees and all other out-of-pocket costs and expenses reasonably incurred in the preparation and service of a Notice of any actual non-monetary default by Tenant hereunder (a “Notice of Default”), with respect to which Landlord and Tenant agree that Seven Hundred Fifty Dollars ($750.00) is a reasonable minimum sum per such occurrence, whether or not legal action is subsequently commenced in connection with any such default. It is further hereby specifically agreed by and between Landlord and Tenant that any and all such attorneys’ fees and reasonable out-of-pocket costs shall be deemed Additional Rent hereunder.

25.4 Waiver of Redemption. Tenant (for itself and all others claiming through Tenant) hereby irrevocably waives and releases its rights to redemption and reinstatement under any present or future case law or statutory provision (including, without limitation, Sections 473, 1174 and 1179 of the California Code of Civil Procedure and Section 3275 of the California Civil Code) if Tenant is dispossessed from the Premises for any reason.

25.5 Landlord’s Default.

25.5.1 Landlord’s failure to perform or observe any of its obligations under this Lease shall constitute a default by Landlord under this Lease (a “Landlord Default”) only if Landlord, or the Holder of any Security Instrument covering the Premises, fails to perform any obligations required to be performed by Landlord hereunder within thirty (30) days after receipt by Landlord (and to each Holder pursuant to Section 36.5 below) of a Notice from Tenant, specifying wherein Landlord has failed to perform such obligations in reasonable detail; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then no Landlord Default shall occur if Landlord commences performance within such thirty (30) day period, and thereafter diligently prosecutes the same to completion (or if any Holder of any Security Instrument commences and prosecutes the cure to completion pursuant to Section 36.5 below). In no event shall Tenant be entitled to terminate this Lease by reason of any Landlord Default, and Tenant’s remedies shall be limited to an action for monetary damages at law. Without limiting the foregoing, in recognition that Landlord must receive timely payments of Rent and operate the Building and Project, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and except as expressly provided in Articles 23, 24, and this Section 25.5 of this Lease, shall have no right to withhold, set-off, or abate Rent.

25.5.2 Abatement of Rent. Notwithstanding anything to the contrary set forth in this Lease, in the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Lease Commencement Date and required by this Lease, which substantially interferes with Tenant’s use of the Premises, or (ii) any failure to provide services, utilities or access to the Premises as required by this Lease (either such set of circumstances as set forth in items (i) or (ii), above, to be known as an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord’s receipt of any such notice (the “Eligibility Period”), then the Basic Rent, Tenant’s Percentage of Direct Expenses, and Tenant’s obligation to pay for parking (to the extent not utilized by Tenant) shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use for the normal conduct of Tenant’s business, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Basic Rent and Tenant’s Percentage of Direct Expenses for the entire Premises and Tenant’s obligation to pay for parking shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. To the extent an Abatement Event is caused by an event covered by Articles 23 or 24 of this Lease, then Tenant’s right to abate rent shall be governed by the terms of such Article 23 or 24, as applicable, and the Eligibility Period shall not be applicable thereto. Such right to abate Basic Rent and Tenant’s Percentage of Direct Expenses shall be Tenant’s sole and exclusive remedy for rent abatement at law or in equity for an Abatement Event. Except as provided in this Section 25.5.2, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

ARTICLE 26

NO WAIVER

All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and not one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of Landlord to insist upon the performance by Tenant in strict accordance with said terms. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance by Landlord of a lesser sum than the Basic Rent and Additional Rent or other sum then due shall be deemed to be other than on account of the earliest installment of such Rent or other amount due, nor shall any endorsement or statement on any check or any letter accompanying any check be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or other amount or pursue any other remedy provided in this Lease. Without limiting the foregoing, Tenant (for itself and all others claiming through Tenant) acknowledges that this Article 26 imparts actual notice to Tenant, pursuant to California Code of Civil Procedure Section 1161.1(c), that Landlord’s acceptance of partial payment of Rent shall not constitute a waiver of any rights available under this Lease or at law or equity, including, without limitation, the right to recover possession of the Premises.

ARTICLE 27

ASSIGNMENT AND SUBLETTING

27.1 Transfer. Tenant shall not voluntarily or by operation of law: (a) sublease all or any part of the Premises (a “Sublease”), (b) assign this Lease (an “Assignment”), or (c) enter into any other agreement or arrangement: (i) that permits a third party (other than Tenant’s employees and occasional guests) to enter, occupy or use any portion of the Premises or remove any of Tenant’s Personal Property therefrom, or (ii) otherwise assigns, transfers, mortgages, pledges, hypothecates, encumbers or permits a lien to attach to Tenant’s interest under this Lease or in the Premises (the transfers described in clauses (a) through (c) of this Section 27.1 shall hereinafter be referred to as a “Transfer”), without first obtaining Landlord’s prior written consent in accordance with this Article 27. In addition, for purposes of this Lease an “Assignment” (which shall be a “Transfer” and that shall be subject to the provisions of this Article 27) shall also include: (a) a direct or indirect transfer, assignment, pledge, or hypothecation of a Controlling (defined herein below) interest in Tenant, and/or (b) the dissolution of the entity that constitutes the Tenant without its immediate reconstitution. “Control” or “Controlling” and any variation thereof, as used herein, means the ownership, directly or indirectly, of at least fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, or at least fifty percent (50%) of the voting interest in, any person or entity. No consent to any Transfer shall constitute a waiver of any provision of this Article 27 or consent to any future Transfer. Any Transfer without Landlord’s prior written consent shall be voidable at Landlord’s election.

27.2 Transfer Procedure. If Tenant desires to make any Transfer, then at least thirty (30) days prior to the date when Tenant desires the Transfer to be effective (the “Transfer Date”), Tenant shall give Landlord a Notice (the “Transfer Notice”), setting forth: (a) the name, address and business of the person or entity to which the Transfer is proposed (“Proposed Transferee”); (b) information (including references) concerning the character, ownership and financial condition of the Proposed Transferee, provided that Landlord shall enter into a commercially reasonable non-disclosure agreement in connection with the receipt of any information concerning the financial condition of the Proposed Transferee; (c) the proposed Transfer Date (which shall not be later than ninety (90) days following the Transfer Notice); (d) any ownership or commercial relationship between Tenant and the Proposed Transferee; and (e) the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord shall reasonably require. Tenant shall simultaneously (with its delivery of a Transfer Notice) deliver to Landlord a check in the amount of $2,000.00 as an advance against amounts that will become payable by Tenant pursuant to Section 27.5.1 below with respect to the proposed Transfer. If Landlord reasonably requests additional detail (including, without limitation, financial statements of the proposed Transferee or a current estoppel certificate from Tenant), the Transfer Notice shall not be deemed to have been received until Landlord receives such additional detail, and Landlord may withhold consent to any proposed Transfer until such information is provided to it.

27.3 Recapture. Within thirty (30) days of Landlord’s receipt of a Transfer Notice and all information specified in Section 27.2 above, Landlord may, at its option, in its sole and absolute discretion, by Notice to Tenant, elect to: (a) in the case of a proposed Sublease, either: (i) sublease the Premises or the portion thereof proposed to be sublet by Tenant at a rental rate per square foot equal to the lesser of the per square foot rental rate under this Lease or the proposed Sublease or (ii) terminate this Lease as to the portion of the Premises subject to the proposed Sublease, or (b) in the case of a proposed Assignment, either: (i) take an assignment of this Lease upon the same terms as those offered to the proposed assignee or (ii) terminate this Lease in its entirety. If Landlord does not respond to Tenant’s Transfer Notice thirty (30) days of Landlord’s receipt of a Transfer Notice, and all information specified in Section 27.2 above, Tenant shall transmit a second Transfer Notice and Landlord shall have fifteen (15) days following Landlord’s receipt of such second Transfer Notice to make an election pursuant to Section 27.3. If Landlord elects to proceed pursuant to clause (a)(i) or (b)(i) above, any payment by Landlord to Tenant pursuant to such clause shall not exceed the amount which Tenant would have received pursuant to Section 27.5.2 below if Landlord had elected to consent to the proposed Sublease or Assignment. If this Lease shall be terminated with respect to the entire Premises, the Term shall end on the proposed Transfer Date as if that date had been originally fixed in this Lease for the expiration of the Term. If Landlord recaptures only a portion of the Premises, the Rent during the unexpired Term and Tenant’s Percentage shall be adjusted proportionately based on the Rentable Square Feet remaining in the Premises after such recapture. Tenant shall, at Tenant’s own cost and expense, discharge in full any commissions which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises (or portion thereof) are recaptured pursuant to this Section 27.3 and rented by Landlord to the proposed tenant or any other tenant.

27.4 Landlord’s Consent; Consent Standards; No Release.

27.4.1 Unless Landlord elects to exercise any of its rights under Section 27.3 above, Landlord shall, by Notice to Tenant, within thirty (30) days of Landlord’s receipt of a Transfer Notice and all information specified in Section 27.3, above, elect to: (a) consent to such proposed Transfer upon the terms and to the Proposed Transferee identified in the Transfer Notice; or (b) refuse to give its consent to the proposed Transfer. Landlord shall not unreasonably withhold its consent to any Proposed Transfer; provided that, without limiting other situations in which it may be reasonable for Landlord to withhold its consent to any proposed Transfer, it shall be deemed reasonable for Landlord to withhold its consent to any proposed Transfer if Landlord determines in its sole discretion that: (i) the Proposed Transferee does not have sufficient financial strength or stability to perform all obligations under this Lease, and to perform them without any higher risk of default than Tenant; (ii) the intended use of the Premises (or the applicable portion thereof) by the Proposed Transferee is inconsistent or incompatible with other uses in the Building or in the Project; (iii) the intended use of the Premises (or the applicable portion thereof) by the Proposed Transferee will require alteration of the Premises or any other portion of the Project; (iv) the intended use of the Premises (or the applicable portion thereof) by the Proposed Transferee will violate this Lease or any Laws governing the Premises or the Building or Project; (v) Intentionally omitted; (vi) the Proposed Transferee has the power of eminent domain, is a governmental agency or an agency or subdivision of a foreign government, or has a business reputation or character or quality that is inconsistent with the Project’s reputation as a class A office project; (vii) either the Proposed Transferee, or any Affiliate of the Proposed Transferee: (A) occupies space in the Project or has negotiated with Landlord or any of its Affiliates within the preceding one hundred eighty (180) days (or is currently negotiating with Landlord or any of its Affiliates) to lease space in the Project, or (B) does not intend to occupy the Premises or the applicable portion thereof; (viii) at the time Tenant delivers the Transfer Notice, there exists an uncured Tenant Default, as determined by Landlord in its sole discretion; (ix) the proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party or would give an occupant of the Building or Project a right to cancel or modify its lease (and Landlord shall notify Tenant of any such restrictions upon request); (x) any ground lessor or mortgagee whose consent to such Transfer is required fails to consent thereto; (xi) the use of the Premises (or the applicable portion thereof), the Building or the Project by the Proposed Transferee would, in Landlord’s reasonable judgment, significantly increase pedestrian traffic in and out of the Building and/or the Project, generate increased loitering in Common Areas, increase security risk, or require any alterations to the Building or the Project to comply with applicable Laws; or (xii) the Proposed Transferee would be a competitor to another tenant in the Building.

27.4.2 Tenant further agrees that Landlord may condition its consent to any proposed Transfer upon satisfaction of any of the following conditions: (a) delivery to Landlord of a true copy of a fully executed sublease, assignment of lease or other instrument pursuant to which the applicable Transfer is made (the “Transfer Instrument”); (b) delivery to Landlord of original executed copies (by Tenant and the Transferee (defined herein below)) of the Landlord’s form of Consent to Sublease (in the case of a Sublease) or Assignment and Assumption of Lease and Consent (in the case of an Assignment) or other instrument under which Landlord grants consent to the applicable Transfer (the “Consent Instrument”), and (c) receipt by Landlord of all sums and amounts to which Landlord is entitled under Section 27.5 below. Tenant acknowledges and agrees that any Consent Instrument may, without limitation: (i) in the case of a Sublease or Assignment, require the person or entity to which the Transfer is made (the “Transferee”) to be bound by all of the terms and provisions of this Lease and to perform all of the obligations of Tenant hereunder applicable to the Premises, or the portion thereof that is the subject of the applicable Transfer (other than monetary obligations); (ii) in the case of an Assignment, include waivers by Tenant of all applicable suretyship defenses, including, but not limited to, those contained in Sections 2787 to 2856, inclusive, of the California Civil Code; and (iii) in the case of a Sublease: (A) provide that such Sublease is subject and subordinate to this Lease and to all Security Instruments encumbering the Building or the Project, (B) require the Transferee to, upon demand by Landlord following the occurrence of any Tenant Default, remit directly to Landlord, all monies payable from such Transferee to Tenant in connection with such Sublease, and (C) provide that in the event of termination of this Lease for any reason, including without limitation a voluntary surrender by Tenant, or in the event of any reentry or repossession of the Premises by Landlord, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, in which case such sublessee shall attorn to Landlord, but that nevertheless Landlord shall not: (1) be liable for any previous act or omission of Tenant under such sublease, (2) be subject to any defense or offset previously accrued in favor of the sublessee against Tenant, or (3) be bound by any previous modification of any sublease made without Landlord’s written consent, or by any previous prepayment by sublessee of more than one month’s rent.

27.4.3 If Landlord grants its consent to any proposed Transfer described in any Transfer Notice, Tenant may during the sixty (60) days thereafter consummate such Transfer with the proposed Transfer upon the terms and conditions described in the applicable Transfer Notice; provided, however, that any material change in such terms shall be subject to Landlord’s consent as provided in this Article 27. Notwithstanding anything to the contrary in this Lease, if Tenant or any Proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 27.4 or otherwise has breached or acted unreasonably under this Article 27, their sole remedies shall be a declaratory judgment and an injunction for the relief sought, and Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any successor statute, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the Proposed Transferee. Tenant shall indemnify, defend and hold harmless Landlord from any and all liability, losses, claims, damages, costs, expenses, causes of action and proceedings involving any third party or parties (including without limitation Tenant’s Proposed Transferee) who claim they were damaged by Landlord’s wrongful withholding or conditioning of Landlord’s consent. No Assignment or Sublease or other Transfer (whether with or without Landlord’s consent) shall relieve Tenant or any assignee or sublessee from any obligation under this Lease whether or not accrued as of the date of the Assignment or Sublease (and, to the extent such Tenant is deemed a surety of an assignee, Tenant hereby waives all applicable suretyship defenses, including, but not limited to, those contained in Sections 2787 to 2856, inclusive, of the California Civil Code).

27.5 Landlord’s Costs; Transfer Premiums.

27.5.1 If Tenant requests Landlord’s consent to a proposed Transfer under the provisions of this Article 27, Tenant shall, upon demand, reimburse all of Landlord’s reasonable expenses, costs and attorneys’ fees incurred in connection with processing such request for consent, whether or not Landlord grants consent to such proposed Transfer.

27.5.2 If Landlord shall consent to any Assignment, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of all sums and other consideration payable to and for the benefit of Tenant by the assignee for Tenant’s leasehold estate hereunder, as and when such sums and other consideration are due and payable by the assignee to or for the benefit of Tenant (or, if Landlord so requires, and without any release of Tenant’s liability for the same, Tenant shall instruct the assignee to pay such sums and other consideration directly to Landlord).

27.5.3 If Landlord shall consent to any proposed Sublease under which Tenant will or does receive basic rent or other consideration, either initially or over the term of the Sublease, in excess of the Basic Rent called for hereunder or, in case of the Sublease of a portion of the Premises, in excess of such Basic Rent fairly allocable to such portion (after appropriate adjustments to assure that all other payments called for hereunder are taken into account), Tenant shall pay to Landlord as Additional Rent hereunder, one hundred percent (100%) of the excess of each such payment of Rent or other consideration received by Tenant promptly after its receipt. Notwithstanding the foregoing, prior to paying Landlord one hundred percent (100%) of all sums and other consideration payable to and for the benefit of Tenant by the assignee or sublessee, Tenant shall be entitled to deduct the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any fee basic rent reasonably provided to the Transferee in connection with the Transfer (provided that such free basic rent shall be deducted only to the extent the same is included in the calculation of total consideration payable by such Transferee), (iii) any brokerage commissions in connection with the Transfer and (iv) legal fees reasonably incurred in connection with the Transfer (collectively, “Tenant’s Subleasing Costs”). Landlord shall make a determination of the amount of Landlord’s applicable share of the excess rent on a monthly basis as rent or other consideration is paid by Transferee to Tenant under the Transfer. For purposes of calculating the excess rent on a monthly basis, Tenant’s Subleasing Costs shall be deemed to be expended by Tenant in equal monthly amounts over the entire term of the Transfer.

27.6 Rights Not Transferable. All: (a) options to extend or renew the Term and/or to expand the Premises, if any, contained in this Lease or any addendum or amendment hereto or letter of agreement; (b) all rights to any signage at the Project in any location outside of the Premises, if any, contained in this Lease or any addendum or amendment hereto or letter of agreement; (c) all rights to above standard (or discounted) parking at the Project, if any, contained in this Lease or any addendum or amendment hereto or letter of agreement; (d) all rights to receive any above standard services or utilities, if any, contained in this Lease or any addendum or amendment hereto or letter of agreement; and (e) any rights to terminate this Lease, if any, contained in this Lease or any addendum or amendment hereto or letter of agreement, are personal to the tenant originally named in this Lease (the “Original Tenant”) and may only be exercised by the Original Tenant for so long as the Original Tenant occupies the entire Premises, and such options, rights and privileges may not be transferred in connection with any Transfer or exercised by any Transferee. Consent by Landlord to any Transfer

shall not include consent to the assignment or transfer of any such options, rights or privileges (and such options, rights, or privileges shall terminate upon such assignment or subletting), unless Landlord, in its sole and absolute discretion, specifically grants in writing such options, rights, privileges or services to such assignee or subtenant.

27.7 Deemed Consent Transfers. Notwithstanding anything to the contrary contained in this Lease, (A) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant as of the date of this Lease), (B) a sale of corporate shares of capital stock in Tenant in connection with an initial public offering of Tenant’s stock on a nationally-recognized stock exchange, (C) an assignment of the Lease to an entity which acquires all or substantially all of the stock or assets of Tenant, or (D) an assignment of the Lease to an entity which is the resulting entity of a merger or consolidation of Tenant during the Lease Term, shall not be deemed a Transfer requiring Landlord’s consent under this Article 27 (any such assignee or sublessee described in items (A) through (D) of this Section 27.7 hereinafter referred to as a “Permitted Transferee”), provided that (i) Tenant notifies Landlord at least ten (10) days prior to the effective date of any such assignment or sublease (unless disclosure is legally prohibited, in which case Tenant shall notify Landlord as soon as legally permitted, and in any event within five (5) business days following the effective date of the assignment or sublease) and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such Transfer or Permitted Transferee as set forth above, (ii) Tenant is not in default, beyond the applicable notice and cure period, and such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (iii) such Permitted Transferee shall be of a character and reputation consistent with the quality of the Project, (iv) such Permitted Transferee shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (“Net Worth”) at least equal to the greater of (1) the Net Worth of Tenant on the date of this Lease, and (2) the Net Worth of Tenant on the day immediately preceding the effective date of such assignment or sublease, (v) no assignment or sublease relating to this Lease, whether with or without Landlord’s consent, shall relieve Tenant from any liability under this Lease, and (vi) the liability of such Permitted Transferee under either an assignment or sublease shall be joint and several with Tenant. An assignee of Tenant’s entire interest in this Lease who qualifies as a Permitted Transferee may also be referred to herein as a “Permitted Transferee Assignee.” “Control,” as used in this Section 27.7, shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of more than fifty percent (50%) of the voting interest in, any person or entity.

ARTICLE 28

SUBORDINATION

Without the necessity of any additional documents being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building, the Project, or the land upon which the Building and the Project are situated, or both; and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, the Project, the land upon which the Building and the Project are situated, ground leases or underlying leases, or Landlord’s interest or estate in any of said items is specified as security (collectively, “Security Instruments”). Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated such ground or underlying leases or any such liens to this Lease, and in such case, in the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any such subordination, attorn to and become the tenant of the successor-in-interest to Landlord, at the option of such successor-in-interest to Landlord. Tenant covenants and agrees to execute and deliver, within ten (10) days after demand by Landlord therefor, any additional documents evidencing the priority or subordination of this Lease with respect to any such Security Instruments, and shall specifically execute, acknowledge and deliver within ten (10) days of demand therefor a subordination of lease or subordination of deed of trust, in the form required by the holder (the “Holder”) of the Security Instrument requesting the document; provided that any such instrument provides that so long as no Tenant Default has occurred and is continuing, Tenant’s rights under this Lease shall not be terminated. Tenant hereby irrevocably appoints Landlord as its attorney-in-fact to execute, deliver and record any such document in the name and on behalf of Tenant. If requested to do so, Tenant shall attorn to and recognize as Tenant’s landlord under this Lease any superior lessor, superior mortgagee or other purchaser or person taking title to the Building by reason of the termination or foreclosure of any Security Instrument, and Tenant shall, within ten (10) days of demand therefor, execute any commercially reasonable instruments or other documents which may be required by Landlord or the Holder of any such Security Instrument to evidence the attornment described in this Article 28.

ARTICLE 29

ESTOPPEL CERTIFICATE

29.1 Tenant Estoppel Certificate. Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a statement (a “Tenant Estoppel Certificate”) certifying: (a) the

Commencement Date of this Lease; (b) that this Lease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Lease is in full force and effect, and stating the date and nature of such modifications); (c) the date to which the Rent and other sums payable under this Lease have been paid; (d) that to the best of Tenant’s knowledge, there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (e) such other commercially reasonable matters as are included in such statement by Landlord in Landlord’s reasonable discretion. The form of Tenant Estoppel Certificate attached hereto as Exhibit “F” is hereby approved by Tenant for use pursuant to this Article 29; provided that, at Landlord’s option, Landlord shall have the right to use other commercially reasonable forms for such purpose. Landlord and Tenant intend that any Tenant Estoppel Certificate delivered pursuant to this Article 29 may be relied upon by any mortgagee, lessor, beneficiary, purchaser or prospective purchaser of the Building or the Project or any interest therein.

29.2 Failure to Deliver. Tenant’s failure to deliver any such Tenant Estoppel Certificate within such time shall be conclusive upon Tenant: (a) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) that there are no uncured defaults in Landlord’s performance, (c) that not more than one (1) month’s Rent has been paid in advance, and (d) that the statements included in the Tenant Estoppel Certificate are true and correct, without exception.

ARTICLE 30

PROJECT PLANNING

If Landlord requires the Premises for use in conjunction with another suite or for other reasons connected with the planning program for the Building or the Project, upon not less than one hundred twenty (120) days’ Notice to Tenant, Landlord shall have the right to move Tenant to other reasonably comparable space in the Project, which shall be comparable in terms of size, size and number of conference facilities, layout, and quality of finishes and improvements (any such other space is hereinafter referred to as the “Substitute Premises”), at Landlord’s sole cost and expense, said cost and expense being limited to the reasonable costs of: (a) physically moving Tenant’s personal property from the Premises to the Substitute Premises, (b) relocating telephone and IT equipment and service, and (c) if Tenant’s address within the Project changes as a direct result of the relocation, replacing a reasonable quantity of preprinted letterhead and business cards, and (d) any other reasonable, actual, out-of-pocket costs reasonably incurred by Tenant for such relocation. Following the relocation, the terms and conditions of this Lease shall remain in full force and effect for the balance of the Term, except that a revised Exhibit “A” shall become part of this Lease reflecting the location of the Substitute Premises, and Article 1 of this Lease shall be amended to include and state all correct data as to the Substitute Premises (and Landlord and Tenant shall promptly execute an amendment to this Lease making such changes, provided that the parties’ failure to execute an amendment shall not affect each party’s respective rights and obligations with respect to such changes). Following any such relocation of the Premises to a Substitute Premises, all references in this Lease to the “Premises” shall be deemed to refer to the Substitute Premises. Notwithstanding anything to the contrary herein, if the Substitute Premises does not meet with Tenant’s approval (in its sole and absolute discretion), Tenant will have the right to cancel this Lease upon giving Landlord written notice thereof within sixty (60) days of receipt of Landlord’s notice to Tenant exercising Landlord’s right to move Tenant to the Substitute Premises; provided, however, Landlord has the right, by written notice to Tenant given within five (5) business days of receipt of Tenant’s cancellation notice to rescind Landlord’s notice to Tenant exercising Landlord’s right to move Tenant to the Substitute Premises, in which event such notice will be rescinded, Tenant’s subsequent cancellation notice will be cancelled and this Lease will remain in full force and effect. If Tenant cancels this Lease as provided above, Tenant agrees to vacate the Building and the Premises within one hundred twenty (120) days of its receipt of Landlord’s original notice exercising Landlord’s right to move Tenant to the Substitute Premises. Notwithstanding the foregoing, Landlord’s right to move Tenant to the Substitute Premises shall not apply during the initial Term.

ARTICLE 31

SURRENDER OF LEASED PREMISES

Upon the expiration or earlier termination of the Term hereof, Tenant shall peaceably surrender the Premises and all Leasehold Improvements therein, excepting only any of the same that are required to be removed in accordance with Section 15.2 above, to Landlord broom-clean, in good order, repair and condition, with all of Tenant’s Personal Property removed and free of any Hazardous Materials brought in to the Premises by Tenant or any Tenant Parties, and shall otherwise comply with all of the requirements of Section 15.2 above. The voluntary or other surrender of this Lease by Tenant prior to the expiration date, or a mutual cancellation of this Lease prior to the expiration date, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies. The delivery of keys to any employee of Landlord or to Landlord’s agent or any employee thereof shall not be sufficient to constitute a termination of this Lease or a surrender of the Premises.

ARTICLE 32

SIGNAGE

Landlord retains absolute control over the exterior appearance of the Building and the Project, and the exterior appearance of the Premises as viewed from the Common Areas. Tenant will not install, or permit to be installed, any drapes, furnishings, signs, lettering, designs, advertising or any items that will in any way alter the exterior appearance of the Building, the Project or the exterior appearance of the Premises as viewed from the Common Areas. Any sign, advertising, design, or lettering installed by Tenant shall be considered an Alteration and shall be subject to the provisions of Article 15; provided that Landlord shall have the right to withhold its consent to the same in its sole and absolute discretion. All signage rights granted to Tenant under this Lease are personal, and may not be assigned or transferred without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

Tenant may (a) require Landlord to install, at Landlord’s sole cost and expense (as to Tenant’s initial signage, and at Tenant’s sole cost and expense thereafter): (i) Building Standard signage in the directory (if any) located in the ground floor lobby of the Building, and (ii) identification signage of the type prescribed by Landlord’s signage program identifying Tenant by its business name in a location within the Common Areas on the floor of the Building on which the Premises is located as is called for by Landlord’s signage program. Tenant may, at Tenant’s sole cost and expense, place in any portion of the inside of the Premises not visible from the exterior of the Building or from outside of the Premises such identification signage as Tenant shall desire. All signage described in this paragraph (other than the directory signage described in clause (a), above) shall be treated as Tenant’s Personal Property with respect to Tenant’s obligation to remove the same at the expiration or early termination of this Lease.

ARTICLE 33

PARKING

33.1 During the Term of this Lease Tenant shall have the right to use Tenant’s Project Percentage of the parking available in the Parking Facility on an unreserved, first come, first served basis, at no additional Rent; provide, however, unless otherwise notified by Landlord, Tenant will be responsible for the full amount of any taxes imposed by any governmental authority in connection with the use of the Parking Facility by Tenant. The right to park in the Parking Facility provided to Tenant pursuant to this Section 33.1 is granted to Tenant solely for use by officers, directors, invitees and employees of Tenant, its Affiliates, sublessees and assignees, and such right may not otherwise be transferred, assigned, subleased or otherwise alienated by Tenant to any other type of transferee without Landlord’s prior approval. The “Parking Facility” means the parking areas serving the Building as of the Effective Date. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Parking Facility at any time; provided that Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use of, and access to, the Premises and the Parking Facility in connection with the exercise of such rights. Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily (but no more than five (5) business days) close-off or restrict access to the Parking Facility for purposes of permitting or facilitating any construction, alteration or improvements, provided that, during business hours, Landlord provides Tenant with alternative parking within a reasonable distance of the Building.

33.2 Tenant’s business visitors may use the portions of the Parking Facility designated for visitor parking, if any, on a first come, first served basis, subject to payment of Landlord’s prevailing charges therefor, if any. If applicable, Tenant may purchase visitor validation books from Landlord at Landlord’s prevailing rates from time to time.

33.3 Parking at the Parking Facility by Tenant and its employees and business visitors (collectively, “Tenant’s Parking Invitees”) is subject to the terms of this Lease, including, without limitation, the “Parking Rules and Regulations” included in the Rules and Regulations set forth in Exhibit “D” attached hereto, the provisions of all applicable Laws and any and all recorded instruments regulating the use of the Parking Facility and any and all rules and regulations promulgated thereunder, and to such other agreements between Landlord (and/or any operator of the Parking Facility) and Tenant as may hereinafter be established. In no event will Landlord be liable for any loss, damage or theft of, to or from any vehicle in the Parking Facility or elsewhere at the Project. Landlord, in its reasonable discretion, may assign any unreserved and unassigned parking spaces and/or make all or a portion of such spaces reserved as is reasonably necessary for orderly and efficient parking. Neither Tenant, nor Tenant’s Parking Invitees (except for Tenant’s business visitors), shall use any spaces which have been specifically assigned by Landlord as visitor parking; nor shall Tenant and/or Tenant’s Parking Invitees use any spaces which have been specifically assigned by Landlord to other tenants or for other uses or which have been designated by governmental entities with competent jurisdiction as being restricted to certain uses. If any Tenant’s Parking Invitee commits, permits or allows any of the prohibited activities described in this Article 33 or in the Parking Rules and Regulations, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away, at

Tenant’s expense, the vehicle involved, the cost of which shall be immediately payable by Tenant upon demand by Landlord as Additional Rent.

ARTICLE 34

LIMITATION ON LANDLORD’S LIABILITY; MUTUAL WAIVER

34.1 Limitation on Landlord’s Liability. Notwithstanding anything to the contrary contained in this Lease or in any exhibits, riders or addenda hereto attached (collectively the “Lease Documents”), in consideration of the benefits accruing hereunder, Tenant and all of its successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord of any representation, warranty, covenant, undertaking or agreement contained in any of the Lease Documents or in any other matter relating to Tenant’s occupancy of the Premises: (a) the liability of Landlord and the Landlord Indemnified Parties shall be limited solely and exclusively to an amount which is equal to the lesser of (1) the interest of Landlord in the Building, or (2) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined by Landlord and shall include insurance proceeds), provided that in no event shall such liability extend to any sales proceeds received by Landlord or the Landlord Indemnified Parties in connection with the Project, Building or Premises; (b) only Landlord shall be sued or named as a party in any suit or action; (c) no writ of attachment, execution, possession, or sale, will ever be levied against the assets of Landlord, except the Building; and (d) the obligations of the Landlord under this Lease do not constitute personal obligations of any Landlord Indemnified Party (other than Landlord), and Tenant shall not seek recourse against any Landlord Indemnified Party (other than Landlord) or any of their personal assets (other than Landlord’s interest in the Building) for satisfaction of any liability in respect to this Lease (and, without limiting the foregoing, neither the negative capital account of any Landlord Indemnified Party, nor any obligation of any Landlord Indemnified Party to restore a negative capital account or to contribute capital to Landlord, shall at any time be deemed to be the property or an asset of Landlord, and neither Tenant nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of an Landlord Indemnified Party’s obligation to restore or contribute). Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Indemnified Parties shall be liable under any circumstances for any indirect or consequential damages or any injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring. These covenants and agreements (in this Article 34) are enforceable by Landlord and the other Landlord Indemnified Parties and shall survive the expiration or any earlier termination of this Lease.

34.2 Mutual Waiver. In no event shall Landlord or the Landlord Indemnified Parties be liable for, and Tenant, on behalf of itself and all other Tenant Parties, hereby waives any claim for, any indirect, consequential or punitive damages, any injury or damage to, or interference with the other’s business, including, but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring, arising under or in connection with this Lease. In no event shall Tenant be liable for, and Landlord, on behalf of itself and all other Landlord Indemnified Parties, hereby waives any claim for any indirect, consequential or punitive damages, any injury or damage to, or interference with the other’s business, including, but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, arising under or in connection with this Lease, other than (a) claims for damages incurred by Landlord in connection with a holdover of the Premises by Tenant to the extent provided in Article 12 above, and (b) statutory damages available under California Civil Code Sections 1951.2 and 1951.4 arising as a result of a Tenant Default. The parties acknowledge and agree that if Landlord is required to abate the rent of another tenant at the Project under the terms and conditions of such tenant’s lease, or as required by law, as the result of any Alteration constructed by or on behalf of Tenant, or in connection with any repair or maintenance performed by or on behalf of Tenant (other than as a result of any acts or omissions of Landlord or any Landlord Indemnified Parties), which materially interferes with such tenant’s use of its premises, then such rental abatement shall not be deemed consequential damages within the limitation set forth in the preceding sentence.

ARTICLE 35

CONFIDENTIALITY

Tenant agrees that the terms and conditions of this Lease and any other Lease Documents, and any information delivered under or in connection with this Lease or any other Lease Documents are confidential and constitute proprietary information of Landlord. Disclosure of the terms and conditions of this Lease or any other Lease Documents and/or any information delivered under or in connection with this Lease or any other Lease Documents could adversely affect the ability of Landlord to negotiate with other tenants or potential tenants of the Project. Tenant and its partners, officers, members, managers, directors, employees, agents, advisors, representatives and attorneys, shall not disclose the terms and conditions of this Lease or any other Lease Documents and/or any information delivered under or in connection with this Lease or any other Lease Documents to any other person without the prior written consent of Landlord except: (a) pursuant to an order of a court of competent jurisdiction, (b) to its lenders or prospective lenders, (c) to its accountants who audit its financial statements or prepare its tax returns, (d) to its attorneys, insurers, to any governmental entity, agency or person to whom disclosure is required by applicable law, (e) to its investors or partners, (f) in connection with any Transfer pursuant to Section 27.1 of this Lease, and (g) in connection with any action brought to enforce the terms of this Lease on account of the breach or alleged breach hereof. If Tenant concludes that it is obligated by law to disclose the terms of this Lease (e.g., pursuant to a filing with the Securities and Exchange Commission (“SEC”) or the New York Stock Exchange), Tenant shall provide written notice to Landlord before any public disclosure, and the parties shall use their commercially reasonable efforts to cause a mutually agreeable release or announcement to be issued. The foregoing shall not preclude communications or disclosures by Tenant necessary to implement the provisions of this Lease or to comply with the accounting and disclosure obligations of the SEC or the rules of the New York Stock Exchange. If Tenant determines that it is required to file this Lease, a summary thereof, or a notification thereof, and/or descriptions related thereto, to comply with the requirements of an applicable stock exchange, SEC regulation, or any governmental authority, including the SEC, Tenant shall use its best efforts to provide the maximum amount of advance written notice of any such required disclosure to Landlord with a minimum advance notice period of five (5) business days. Tenant will provide Landlord with a copy of this Lease marked to show provisions for which Tenant intends to seek confidential treatment. Tenant shall reasonably consider and incorporate Landlord’s comments thereon to the extent consistent with the legal requirements governing redaction of information from material agreements that must be publicly filed.

ARTICLE 36

MISCELLANEOUS

36.1 Development of the Project.

36.1.1 Subdivision. Landlord reserves the right to further subdivide all or a portion of the Project. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision.

36.1.2 The Other Improvements. If portions of the Project or property adjacent to the Project (collectively, the “Other Improvements”) are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Operating Expenses and Real Property Taxes to the Other Improvements and the operating expenses and real property taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to convey all or any portion of the Project or any other of Landlord’s rights described in this Lease.

36.1.3 Construction of Project and Other Improvements. Tenant acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, odor, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction.

36.2 Building Renovations. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Work Letter Agreement. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, the Building and/or the Premises. Tenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility and shall not be liable to Tenant for any injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations.

36.3 Conflict of Laws. This Lease shall be governed by and construed pursuant to the Laws of the State of California (without reference to its conflicts of laws rules or principles).

36.4 Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns (subject to the restrictions on Tenant’s right to assign, sublet or transfer contained in Article 27).

36.5 Professional Fees. If Landlord should bring suit for possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provisions of this Lease, or for any other relief against Tenant hereunder, or in the event of any other litigation between the parties with respect to this Lease, then all reasonable costs and reasonable expenses, including, without limitation, actual professional fees such as appraisers’, accountants’, and attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

36.6 Mortgagee Protection. Tenant shall give Notice to any Holder of any Security Instrument whose address shall have been furnished to Tenant of any default on the part of Landlord under this Lease, and such Holder shall thereafter have a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure if necessary to effect a cure.

36.7 Definition of Landlord. The term “Landlord”, as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title of the Premises or the lessees under any ground lease or master lease, if any. In the event of any transfer, assignment or other conveyance or transfers of any such title, the original landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed. Without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or any subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease.

36.8 Identification of Tenant. If more than one person or entity executes this Lease as Tenant: (a) each of them shall be jointly and severally liable for observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be observed and performed by Tenant, and (b) the term “Tenant” as used in this Lease will mean and include each of them jointly and severally. Additionally, in such case, the act of or Notice from, or Notice or refund to, or the signature of any one or more of them, with respect to the tenancy of this Lease, including but not limited to any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted, so given or received such Notice or refund, or so signed.

36.9 Force Majeure. Each party shall have no liability whatsoever to the other party on account of: (a) the inability of such party to fulfill, or any delay in fulfilling, any of its obligations under this Lease by reason of strike, other labor trouble, governmental preemption or priorities or other controls in connection with a national or other public emergency, or shortages of fuel, supplies or labor resulting therefrom, inclement weather, casualty, earthquake, war, riot, civil commotion, terrorism or any other cause, whether similar or dissimilar to the above, beyond such party’s reasonable control (financial condition excepted); or (b) any failure or defect in the supply, quantity, character, or maintenance of electricity, water, intrabuilding network telephone and data cable service, or other service furnished to the Premises by reason of any requirement, act or omission of the public utility or others furnishing the Building with such service, or for any other reason, whether similar or dissimilar to the above, beyond such party’s reasonable control. If this Lease specifies a time period for performance of an obligation of such party, that time period shall be extended by the period of any delay in such party’s performance caused by any of the events of force majeure described above. Notwithstanding the foregoing, nothing in this Section 36.9 shall relieve Tenant from the obligation to pay any Rent or extend the time for payment of any Rent.

36.10 Terms and Headings. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The Article and Section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

36.11 Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

36.12 Time. Time is of the essence with respect to the performance of every provision of this Lease in which time is a factor.

36.13 Prior Agreement; Amendments. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter, written or verbal, shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.

36.14 Severability. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain in full force and effect.

36.15 Recording. Tenant shall not record this Lease or a short form memorandum hereof without the consent of Landlord (in its sole and absolute discretion), which consent may be conditioned upon Tenant’s delivery to Landlord of a fully executed quitclaim releasing Tenant’s interest in the Premises, the Project or any portion thereof.

36.16 Modification for Lenders. If, in connection with obtaining construction, interim or permanent financing for the Project, the lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or condition its consent thereto, provided that such modifications do not unreasonably increase the obligations or costs of Tenant hereunder or adversely affect the leasehold interest hereby created or Tenant’s rights hereunder.

36.17 Financial Statements. At any time during the Term of this Lease, Tenant shall, upon ten (10) days’ Notice from Landlord, provide Landlord with its current financial statements and financial statements for the two (2) years prior to the year in which Landlord’s Notice was given (together with, if Tenant’s obligations under this Lease are guaranteed, the guarantor’s current financial statements and financial statements for the two (2) years prior to the year in which Landlord’s Notice was given). Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. All financial statements shall be certified as true and correct by Tenant’s chief financial officer and Tenant agrees that Landlord may share such financial statements with prospective lenders or purchasers of the Property. Tenant’s obligations under this Section shall be conditioned on Landlord’s executing a commercially reasonable non-disclosure agreement.

36.18 Access; Quiet Enjoyment.

36.18.1 Subject to Landlord’s access control programs and such rules and regulations as Landlord prescribes for access control purposes, Tenant and its employees and invitees shall be entitled to access the Premises seven (7) days per week, twenty-four (24) hours per day.

36.18.2 Landlord covenants and agrees with Tenant that, upon Tenant paying the Rent required under this Lease and performing all of the covenants and provisions on Tenant’s part to be observed and performed under this Lease, Tenant shall during the Term, peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

36.19 Tenant as Corporation, Partnership or Limited Liability Company. If Tenant is a corporation, partnership or limited liability company, Tenant and the persons executing this Lease on behalf of Tenant represent and warrant that it is an entity duly qualified to do business in California and that the individuals executing this Lease on Tenant’s behalf are duly authorized to execute and deliver this Lease on its behalf, in the case of a corporation, in accordance with its by-laws and with a duly adopted resolution of the board of directors of Tenant, a copy of which shall be delivered to Landlord upon execution hereof by Tenant, in the case of a partnership, in accordance with the partnership agreement and the most current amendments thereto, if any, copies of which shall be delivered to Landlord upon execution hereof by Tenant, and, in the case of a limited liability company, in accordance with its governing documents and any documents required thereby, copies of which shall be delivered to Landlord upon execution hereof by Tenant, and that this Lease is binding upon Tenant in accordance with its terms.

36.20 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

36.21 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

36.22 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor, including, without limitation, the giving of any Notice required to be given under this Lease or by law, the time periods for giving any such Notice and the taking of any action with respect to any such Notice.

36.23 No Light, Air or View Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. Under no circumstances whatsoever at any time during the Term shall any temporary darkening of any windows of the Premises or any temporary obstruction of the light or view therefrom by reason of any repairs, improvements, maintenance or cleaning in or about the Project, or any diminution, impairment or obstruction (whether partial or total) of light, air or view by any structure which may be erected on any land comprising a part of, or located adjacent to or otherwise in the path of light, air or view to, the Project, in any way impose any liability upon Landlord or in any way reduce or diminish Tenant’s obligations under this Lease.

36.24 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Term, occupy any space in the Building or Project.

36.25 Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the words “Del Mar Corporate Plaza” or the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

36.26 Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any electrical, communications or computer wires and cables (collectively, the “Lines”) at the Project in or serving solely the Premises, provided that (i) Tenant shall obtain Landlord’s prior written consent (which shall not be unreasonably withheld, conditioned, or delayed), use an experienced and qualified contractor reasonably approved in writing by Landlord, and comply with all of the other provisions of Articles 15 and 16 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iv) any new or existing Lines servicing the Premises shall comply with all applicable Laws and regulations, (v) as a condition to permitting the installation of new Lines, if reasonable under the circumstances, Landlord may require that Tenant remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any Laws or represent a dangerous or potentially dangerous condition. Landlord further reserves the right to require that Tenant remove any and all Lines located in or serving the Premises upon the expiration of the Term or upon any earlier termination of this Lease.

36.27 Intentionally Omitted.

36.28 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

36.29 No Discrimination. Tenant covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, religion, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, or enjoyment of the Premises, nor shall Tenant itself, or any person claiming under or through Tenant, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises.

36.30 PDF Signatures. Landlord and Tenant consent and agree that this Lease may be signed and/or transmitted by e-mail of a .pdf document, and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature.

ARTICLE 37

EXECUTIVE ORDER NO. 13224

Tenant hereby represents and warrants to Landlord that Tenant is not: (a) in violation of any Anti-Terrorism Law (defined herein below); (b) conducting any business or engaging in any transaction or dealing with any Prohibited Person (defined herein below), including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (c) dealing in, or otherwise engaging in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224; (d) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in any Anti-Terrorism Law; or (e) a Prohibited Person, nor are any of its partners, members, managers, officers or directors a Prohibited Person. As used herein, “Anti-Terrorism Law” is defined as any law relating to terrorism, anti-terrorism, money laundering or anti-money laundering activities, including, without limitation, Executive Order No. 13224 and Title 3 of the USA Patriot Act. As used herein “Executive Order No. 13224” is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, or Support Terrorism.” “Prohibited Person” is defined as: (i) a person or entity that is listed in the Annex to Executive Order 13224; (ii) a person or entity with whom Tenant or Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other official publication of such list. “USA Patriot Act” is defined as the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56).

ARTICLE 38

WAIVER OF JURY TRIAL

TO THE EXTENT PERMITTED BY LAW, LANDLORD AND TENANT WAIVE THE RIGHT TO A TRIAL BY JURY.

ARTICLE 39

TENANT REPRESENTATIONS.

Tenant represents and warrants to Landlord as of the date hereof and continuing thereafter that:

39.1.1.1 The execution and delivery of this Lease by Tenant will not result in a breach of the terms or provisions of, or constitute a default (or a condition that, upon notice or lapse of time, or both, would constitute a default) under its organizational documents or any indenture, agreement, or obligation by which Tenant is bound, and will not constitute a violation of any law, orders rule or regulation applicable to Tenant.

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties have executed this Lease as of the Effective Date.

LANDLORD:	TENANT:

DMCP 72 Owner, LLC, a Delaware limited liability company	Cirius Therapeutics, Inc., a Delaware corporation

By:	/s/ Diego Rico	By:	/s/ Robert Baltera
Name: Diego Rico Its: Vice President		Name: Robert Baltera Its: CEO

By:
Name:
Its:

If Tenant is a corporation incorporated in a state other than California, then Tenant shall deliver to Landlord evidence in a form reasonably acceptable to Landlord that the signatory(ies) is (are) authorized to execute this Lease.

EXHIBIT “A”

OUTLINE OF FLOOR PLAN

OF LEASED PREMISES

EXHIBIT “A”

EXHIBIT “B”

WORK LETTER AGREEMENT

This Work Letter Agreement shall set forth the terms and conditions relating to the construction of the improvements in the Premises. This Work Letter Agreement is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Work Letter Agreement to Sections of “this Work Letter Agreement” shall mean the relevant portion of Sections 1 through 6 of this Work Letter Agreement.

ARTICLE 1

TENANT IMPROVEMENTS

Using Building standard materials, components and finishes, Landlord shall cause the installation and/or construction of those certain items identified on the “Approved Space Plan,” defined below (the “Tenant Improvements”). The term “Approved Space Plan” shall mean that certain space plan attached to this Lease as Exhibit “A” and approved by Landlord and Tenant and the work described on Schedule “B-1” to this Exhibit “B” and approved by Landlord and Tenant. Immediately upon the full execution and delivery of this Lease, Tenant shall cooperate in good faith with Landlord’s architects and engineers to supply the necessary information, if any, required to allow the Landlord’s architects and engineers to complete any additional architectural and engineering drawings for the Premises in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits and in a manner consistent with, and which are a logical extension of, the Approved Space Plan (the “Approved Working Drawings”). Tenant shall make no changes, additions or modifications to the Tenant Improvements or the Approved Space Plan or the Approved Working Drawings (once the Approved Working Drawings are completed) or require the installation of any “Non-Conforming Tenant Improvements,” as defined in Article 2, below without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion if such change or modification would directly or indirectly delay the “Substantial Completion,” as that term is defined in Section 5.1 of this Work Letter Agreement of the Tenant Improvements or impose any additional costs. Notwithstanding the foregoing or any contrary provision of this Lease, all Tenant Improvements shall be deemed Landlord’s property under the terms of this Lease.

ARTICLE 2

OTHER TENANT IMPROVEMENTS

Notwithstanding anything to the contrary contained herein, Tenant shall be responsible for the cost of any items not identified on the Approved Space Plan, and/or any items requiring other than Building standard materials, components or finishes, and/or any items which are not a logical extension of and consistent with the Approved Space Plan, and/or any items not identified on the Approved Working Drawings (once the Approved Working Drawings are completed) (collectively, the “Non-Conforming Tenant Improvements”). In connection therewith, any costs which arise in connection with any such Non-Conforming Tenant Improvements shall be paid by Tenant to Landlord in cash, in advance, upon Landlord’s request. Any such amounts required to be paid by Tenant shall be disbursed by Landlord prior to any Landlord provided funds for the costs of construction of the Tenant Improvements.

ARTICLE 3

CONTRACTOR’S WARRANTIES AND GUARANTIES

Landlord hereby assigns to Tenant all warranties and guaranties by the contractor who constructs the Tenant Improvements (the “Contractor”) relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to or arising out of the design and construction of the Tenant Improvements and/or Non-Conforming Tenant Improvements. Landlord shall obtain commercially reasonable warranties and guaranties from the Contractor.

ARTICLE 4

TENANT’S AGENTS

Tenant hereby protects, defends, indemnifies and holds Landlord harmless for any loss, claims, damages or delays arising from the actions of Tenant’s space planner/architect and/or any separate contractors, subcontractors or consultants engaged by Tenant on the Premises or in the Building.

EXHIBIT “B”

ARTICLE 5

COMPLETION OF THE TENANT IMPROVEMENTS;

LEASE COMMENCEMENT DATE

5.1 Ready for Occupancy. The Premises shall be deemed “Ready for Occupancy” upon the Substantial Completion of the Tenant Improvements. For purposes of this Lease, “Substantial Completion” of the Tenant Improvements shall occur upon the completion of construction of the Tenant Improvements, with the exception of any customary punch list items (that do not unreasonably interfere with Tenant’s use and occupancy of the Premises and which Landlord can complete during Tenant’s occupancy of the Premises without unreasonable interference therewith) and any tenant fixtures, work stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor.

5.2 Delay of the Substantial Completion of the Premises. Except as provided in this Section 5.2, the Lease Commencement Date shall occur as set forth in Article 2 of the Lease and Section 5.1, above. If there shall be a delay or there are delays in the Substantial Completion of the Tenant Improvements or in the occurrence of any of the other conditions precedent to the Lease Commencement Date, as set forth in Article 2 of the Lease, as a direct, indirect, partial, or total result of:

5.2.1 Tenant’s failure to timely approve any matter requiring Tenant’s approval;

5.2.2 A material breach by Tenant of the terms of this Work Letter Agreement or the Lease;

5.2.3 Tenant’s request for changes in the Tenant Improvements, the Approved Space Plan, or, once completed, the Approved Working Drawings, or Tenant’s request for changes which cause the Approved Working Drawings to not be a logical extension or, or consistent with, the Approved Space Plan;

5.2.4 Any Non-Conforming Tenant Improvements;

5.2.5 Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Premises, as set forth in the Lease, or which are different from, or not included in, Landlord’s Building standards;

5.2.6 Any failure by Tenant to pay for in cash in advance any costs for Non-Conforming Tenant Improvements;

5.2.7 Changes to the base, shell and core work of the Building required by the Tenant Improvements; or

5.2.8 Any other acts or omissions (where Tenant is required to act) of Tenant, or its agents, or employees;

then, notwithstanding anything to the contrary set forth in the Lease or this Work Letter Agreement and regardless of the actual date of the Substantial Completion of the Tenant Improvements, the Substantial Completion of the Tenant Improvements shall be deemed to be the date the Substantial Completion of the Tenant Improvements would have occurred if no Tenant delay or delays, as set forth above, had occurred.

ARTICLE 6

MISCELLANEOUS

6.1 Tenant’s Entry Into the Premises Prior to Substantial Completion. Provided that Tenant and its agents do not interfere with the construction of the Tenant Improvements, Tenant shall have reasonable access to the Premises prior to the Substantial Completion of the Tenant Improvements for the purpose of Tenant installing overstandard equipment or fixtures (including Tenant’s data and telephone equipment) in the Premises. Prior to Tenant’s entry into the Premises as permitted by the terms of this Section 6.1, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant’s entry and Tenant shall deliver to Landlord the policies or certificates evidencing Tenant’s insurance as required under the terms of the Lease. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant’s actions pursuant to this Section 6.1.

6.2 Tenant’s Representative. Tenant has designated Brian Farmer as its sole representative with respect to the matters set forth in this Work Letter Agreement (whose e-mail address for the purposes of this Work Letter Agreement is

EXHIBIT “B”

bfarmer@hawkeyerx.com), who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter Agreement.

6.3 Landlord’s Representative. Landlord has designated Tom Wood as its sole representative with respect to the matters set forth in this Work Letter Agreement (whose e-mail address for the purposes of this Work Letter Agreement is tom@cruzan.co), who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter Agreement.

6.4 Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers retained directly by Tenant shall all be union labor in compliance with then-existing master labor agreements, to the extent required by Landlord.

6.5 Time of the Essence in This Work Letter Agreement. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

6.6 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease or this Work Letter Agreement, if Tenant has received notice of a monetary or material non-monetary default under the Lease or this Work Letter Agreement that then remains uncured (including, without limitation, any failure by Tenant to fund in advance the costs for any Non-Conforming Tenant Improvements) occurs, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to cause the cessation of construction of the Tenant Improvements (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Tenant Improvements and any costs occasioned thereby), and (ii) all other obligations of Landlord under the terms of the Lease and this Work Letter Agreement shall be forgiven until such time as such default is cured pursuant to the terms of this Lease.

6.7 Electronic Approvals. Notwithstanding any provision to the contrary contained in the Lease or this Work Letter Agreement, Landlord and Tenant may transmit or otherwise deliver any of the approvals required under this Work Letter Agreement via electronic mail to the other party’s representative identified in Section 6.2 or 6.3 of this Work Letter Agreement, as applicable, or by any of the other means identified in the Lease.

EXHIBIT “B”

IN WITNESS WHEREOF, the parties have executed this Work Letter Agreement as of the Effective Date.

LANDLORD:	TENANT:

DMCP 72 Owner, LLC, a Delaware limited liability company	Cirius Therapeutics, Inc., a Delaware corporation

By:	By:	/s/ Robert Baltera
Name: Its:	Name: Robert Baltera Its: CEO

By:
Name: Its:

EXHIBIT “B”

SCHEDULE “B-1”

TO WORK LETTER AGREEMENT

LANDLORD WORK

Flooring:

•	Grind and seal concrete at entry, Break Area, and Server Room

•	Interface AE310 #104621 “Mist” carpet tile throughout the remainder of the space

•	Burke rubber base throughout

Millwork:

•	Walnut butcher block countertop at Break Area

•	Plastic laminate uppers and lowers at Break Area

Wall Finish & Paint:

•	Level 4 drywall finish with eggshell paint

Doors:

•	Walnut doors

•	Western Integrated door frames

Electrical:

•	Planex Flat Panel LED fixtures throughout

•	Building standard linear pendants at Break Area

•	Electrical floor box in conference room (assumes all other furniture will be wall fed)

•	Television outlet in large Conference Room

•	Television outlet on Break Area wall perpendicular to patio door wall

Ceilings:

•	Open ceiling concept with exposed joists painted white at Break Area

•	Armstrong - Dune 2’x2’ ceiling tile and grid at the remainder of the space

Window Coverings:

•	Mariak Contract Roller Shade Collection, Ecoscreen 1%, 203 Gray/Sandstone at perimeter glazing

•	Glass film at large Conference Room interior glazing (glass that is perpendicular to entry doors) and on man door off of the patio

Miscellaneous:

•	60” high wood fence around exterior patio area

•	2”x8” Daltile Natural Hues glazed ceramic tile #QH63 “Pearl White” at Break Area backsplash

•	Building standard dishwasher at Break Area

Excludes:

•	Tel/data

•	Furniture, kitchen table, reception desk

•	Refrigerator

•	Access control, electrified hardware, magnetic locks

•	Dedicated HVAC unit at Server Room/IT Room

•	Tenant’s logo on glass film at large Conference Room (glass that is perpendicular to entry doors)

SCHEDULE “B-1”

EXHIBIT “C”

MEMORANDUM OF LEASE TERMS

To:                                                                                                                   Date:

Re: Office Building Lease (the “Lease”) dated _______________ ___, 20__, between DMCP 72 Owner, LLC, a Delaware limited liability company, as Landlord, and ___________________________ ____________________, as Tenant, concerning Suite _______ located at 12651 High Bluff Drive, San Diego, California 92130 (the “Premises”).

Gentlemen:

In accordance with the Lease, we wish to advise and/or confirm as follows:

1. That the Premises have been accepted herewith by the Tenant as being “Substantially Complete” (as defined in the Lease) in accordance with the subject Lease.

2. That the Tenant has possession of the Premises and acknowledges that under the provisions of the Lease the Term (as defined in the Lease) of said Lease shall commence as of ________________________________________________ for a term of ______________ __________________ ending on _____________________________________.

3. That in accordance with the Lease, Rent (as defined in the Lease) commenced to accrue on ____________________________.

4. If the Commencement Date (as defined in the Lease) of the Lease is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in Lease.

5. Rent is due and payable in advance on the first day of each and every month during the Term of Lease. Your Rent checks should be made payable to ___________________________ at_______________________________________________________.

6. The number of Rentable Square Feet (as defined in the Lease) within the Premises is 3,235 square feet.

7. The number of Rentable Square Feet within the Building is 34,441 square feet.

8. Tenant’s Project Percentage and Tenant’s Building Percentage, as adjusted based upon the number of Rentable Square Feet within the Premises, are 4.8066% and 10.2262%, respectively.

EXHIBIT “C”

Dated __________________ ___, 20__, at __________________.

AGREED AND ACCEPTED:

TENANT:	Cirius Therapeutics, Inc.,
a Delaware corporation

By:
Its:

Date:

By:
Its:

Date:

LANDLORD:	DMCP 72 Owner, LLC,
a Delaware limited liability company

By:
Its:

Date:

SAMPLE ONLY

NOT FOR EXECUTION

EXHIBIT “D”

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations (including, but not limited to the General Rules and Regulations and the Parking Rules and Regulations. On a commercially reasonable, non-discriminatory basis, Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, and/or, on a commercially reasonable, non-discriminatory basis, to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord shall not discriminate against Tenant in the enforcement of these Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises. In the case of any conflict between these Rules and Regulations and the Lease, the Lease shall control

I. GENERAL RULES AND REGULATIONS

1. Except as specifically provided in this Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside to the extent visible from the exterior of the Building or the Project without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenants expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person or company designated by Landlord.

2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill which are visible from the exterior of the Premises, Tenant shall immediately discontinue such use. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, or stairways of the Project. The halls, passages, exits, entrances, elevators, and stairways are not open to the general public, but are open, subject to reasonable regulations, to Tenant’s business invitees. Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Project and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities. No tenant and no employee or invitee of any tenant shall go upon the roof(s) of any building in the Project.

4. The directory of the Building or the Project will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom and to limit the amount of space thereon dedicated to Tenants name.

5. All cleaning and janitorial services for the Project and the Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Project for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.

6. Landlord will furnish Tenant, free of charge, with two keys or access cards to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not alter any lock or install any new additional lock or bolt on any door of the Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys to all doors which have been furnished to or made by Tenant, and in the event of loss of any keys so furnished or made, shall pay Landlord therefor and for the cost of replacing the lock.

7. If Tenant requires telegraphic, telephonic, burglar alarm, satellite dishes, antennae or similar services, it shall first obtain, and comply with, Landlords instructions in their installation.

EXHIBIT “D”

8. Freight elevator(s) shall be available for use by all tenants in the building, subject to such reasonable scheduling as Landlord, in its discretion, shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. All loading, unloading, receiving or delivery of goods, supplies, furniture or other items will be made only through entryways provided for such purposes. Tenant’s initial move in and subsequent deliveries of bulky items, such as furniture, safes and similar items shall unless otherwise agreed in writing by Landlord, be made during the hours of 6 p.m. to 6 a.m. or on Saturday or Sunday. Deliveries during Building Hours shall be limited to normal office supplies and other small items. No deliveries shall be made which impede or interfere with other tenants or the operation of the Building. Tenant will be responsible for all claims arising from any injuries sustained by any person resulting from the delivery or moving of any articles by or for Tenant.

9. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by Law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight, which platforms shall be provided at Tenant’s expense. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

10. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations.

11. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

12. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls. Tenant shall keep corridor doors closed. Tenant will not overload any utilities serving the Premises.

13. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

14. Persons may enter the Building only in accordance with such regulations as Landlord may from time to time establish. Persons entering or departing from the Building may be questioned as to their business in the Building, and Landlord may require the use of an identification card or other access device or procedures, and/or the registration or persons as to the hour of entry and departure, nature of visit, and other information deemed necessary for the protection of the Building. All entries into and departures from the Building will be through one or more entrances as Landlord from time to time designates. Landlord may elect not to enforce some or all of the foregoing during Business Hours or other times, but reserves the right to do so at Landlord’s discretion. Landlord may also, at its discretion, utilize other procedures (including, without limitation, screening devices, physical inspections and/or other means) reasonably designed to prevent weapons or dangerous items from being brought into the Building. Tenant will cooperate with all such procedures.

15. Landlord reserves the right to exclude from the Building between the hours of 7 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building or has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

16. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electrical appliances, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

EXHIBIT “D”

17. Tenant shall not obtain for use on the Premises ice, drinking water, food, beverage, towel or other similar services or accept barbering or bootblacking service upon the Premises, except at such hours and under such regulations as may be fixed by Landlord.

18. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

19. Tenant shall not sell, or permit the sale at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not use the Premises for any business or activity other than that specifically provided for in this Lease.

20. Tenant shall not install any radio or television antenna, loudspeaker, satellite dishes or other devices on the roof(s) or exterior walls of the Building or the Project. Tenant shall not interfere with radio or television broadcasting or reception from or in the Project or elsewhere.

21. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except in accordance with the provisions of this Lease pertaining to Alterations; provided, however, that Landlord’s prior written consent shall not be required for the hanging of normal and customary office artwork and personal items. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cure or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

22. Tenant shall not install, maintain or operate upon the Premises any vending machines without the prior written consent of Landlord. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord. Additionally, such vending machines, or similar equipment, shall not be placed in a location which is visible from outside the Tenant’s Premises.

23. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Project are prohibited, and Tenant shall cooperate with Landlord to prevent such activities.

24. Landlord reserves the right to exclude or expel from the Project any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

25. Tenant shall store all its trash and garbage within its Premises or in other facilities provided by Landlord. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary matter of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord. Tenant will cooperate with any recycling program at the Project. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith cause the Premises to be exterminated from time to time pursuant to the Lease.

26. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted on the Premises without Landlord’s consent, except the use by Tenant of Landlord approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, and the use of a microwave oven for employees use shall be permitted, provided that such equipment and use is in accordance with all applicable Laws.

27. Tenant shall not use in any space or in the public halls of the Project any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building, and shall not bring any non-passenger vehicles into the Project.

28. Without the written consent of Landlord, Tenant shall not use the name of the Building, the Project, Landlord or any entity that comprises Landlord in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

29. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

EXHIBIT “D”

30. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

31. To the extent Landlord reasonably deems it necessary to exercise exclusive control over any portions of the Project Common Areas for the mutual benefit of the tenants in the Project, Landlord may do so subject to nondiscriminatory additional Rules and Regulations.

32. Tenant’s requirements will be attended to only upon appropriate application to Landlord’s property manager for the Project by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

33. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project.

34. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of this Lease.

35. The Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Project and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations herein above stated and any additional rules and regulations which are adopted.

36. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

37. Tenant will not bring any bicycles or other vehicles or any kind into the Building, except for appropriate vehicles necessary for assisting the disabled.

38. If any carpeting or other flooring is installed by Tenant using an adhesive, such adhesive will be odorless releasable adhesive.

39. Smoking is not permitted anywhere upon the Project, and Tenant will not allow any smoking anywhere within the Building.

40. No dog or other animal is allowed in the Building, except for service animals.

41. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

42. Landlord reserves the right to install, close and keep locked all entrance and exit doors of the Building and gates at the entrance to the Project and Common Areas during such hours as are customary for comparable buildings in the San Diego, California area. Tenant, its employees and agents must be sure that the doors to the Building and Project are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building and Project. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building and Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

43. Tenant shall not overload the floor of the Premises.

44. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas in any way which would obstruct the ingress and egress to the Premises or Building.

45. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Building-standard. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building visible from the outside must be of a quality, type, design and bulb color approved in advance in writing by Landlord. The exterior of any windows shall be coated or otherwise sun screened without the prior written consent of Landlord.

EXHIBIT “D”

46. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

47. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises.

48. Tenant shall install and maintain, at Tenant’s sole cost and expense, an adequate, visibly marked and properly operational fire extinguisher next to any duplicating or photocopying machines or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

49. No tenant shall be allowed to disproportionately use the Common Areas or Amenities of the Project.

50. Tenant shall only conduct the sale of goods or services within Tenant’s Premises and not at any time elsewhere in the Building or Common Areas without the prior consent of Landlord.

II. PARKING RULES AND REGULATIONS

The following rules and regulations shall govern the use of the Parking Facility which is appurtenant to the Project:

1. Landlord shall not be responsible for any damage to vehicles, injuries to persons, or loss of property, all of which risks are assumed by the party using the Parking Facility.

2. Tenant shall not park, nor permit Tenant’s Parking Invitees except visitors to park, in any parking areas designated by Landlord as areas for parking by visitors to the Project; nor shall Tenant and/or Tenant’s Parking Invitees park in parking areas designated by Landlord for the exclusive use of tenants or other occupants of the Project. Neither Tenant, nor Tenant’s Parking Invitees, shall leave vehicles in the parking areas overnight or as extended term storage or park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four wheeled trucks.

3. If applicable, any parking stickers or other device or form of identification supplied by Landlord as a condition of use of the Parking Facility (i) shall remain the property of Landlord, (ii) must be displayed as requested and may not be mutilated in any manner, (iii) must not have the serial number be obliterated, (iv) are not transferable, and (v) will be void if found in the possession of an unauthorized holder. Landlord may charge a fee for any parking stickers, cards or other parking control device supplied by Landlord pursuant to this section.

4. Vehicles must be parked entirely within painted stall lines of a single parking stall.

5. All directional signs and arrows must be observed.

6. The speed limit within all parking areas shall be five (5) miles per hour.

7. Parking is prohibited:

(a)	in areas not striped for parking;

(b)	in aisles;

(c)	where “no parking” signs are posted;

(d)	on ramps;

(e)	in cross-hatched areas;

(f)	in loading areas; and

(g)	in such other areas as may be designated by Landlord or Landlord parking operator.

8. Every parker is required to park and lock his own vehicle.

EXHIBIT “D”

9. Loss or theft of parking identification devices must be reported to the Landlord immediately, and a lost or stolen report must be filed by the Tenant or user of such parking identification device at the time. Landlord has the right to exclude any car from the Parking Facility that does not have an identification device.

10. Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

11. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

12. Intentionally Omitted.

13. Tenant’s, and Tenant’s Parking Invitees’, continued right to use any parking spaces in the Parking Facility is conditioned upon Tenant, and Tenant’s Parking Invitees, abiding by these rules and regulations and those contained in this Lease. Further, if this Lease terminates for any reason whatsoever, Tenant’s, and Tenant’s Parking Invitees’, right to use the parking spaces in the Parking Facility shall terminate concurrently therewith.

14. Tenant agrees to sign a parking agreement with Landlord or Landlord’s parking operator within five (5) days of request, which agreement shall be consistent with this Lease and these rules and regulations.

15. Landlord reserves the right to refuse access to the Parking Facility to any tenant or person and/or his agents or representatives who willfully refuse to comply with these rules and regulations and all unposted city, state or federal ordinances, laws or agreements.

16. Landlord reserves the right to establish and change parking fees (except to the extent that same are specifically fixed pursuant to the Lease) and to modify and/or adopt such other reasonable and nondiscriminatory rules and regulations for the Parking Facility as it deems necessary for the operation of the Parking Facility. Nothing herein shall require Landlord to charge a uniform monthly parking fee for the use of vehicle parking spaces in the Project, it being expressly acknowledged and agreed that parking fees may differ based on any factor deemed sufficient by Landlord, including without limitation the degree of a particular tenant’s participation in energy and/or traffic management programs of the type described in Section 8.2(a) of this Lease. Landlord may refuse to permit any person who violates these rules to park in the Parking Facility, and any violation of the rules shall subject the car to removal, at such car owner’s expense.

17. A third party may own, operate or control the parking areas, and such party may enforce these Parking Rules and Regulations relating to parking. Tenant will obey any additional rules and regulations governing parking that may be imposed by the parking operator or any other person controlling the parking areas serving the Project.

18. Tenant will be responsible for the observance of all of the Parking Rules and Regulations by Tenant (including, without limitation, all employees, agents, clients, customers, invitees and guests).

19. Landlord may, from time to time, waive any one or more of these Parking Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a continuing waiver of such Parking Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Parking Rules and Regulations against Tenant or any or all of the tenants of the Project.

20. These Parking Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the other terms, covenants, agreements, and conditions of this Lease. To the extent there is any conflict between any of the Parking Rule and Regulations and any express term or provision otherwise set forth in this Lease, such other express term or provision will be controlling.

21. Project parking areas shall be utilized only for the parking vehicles no longer than full-size passenger automobiles without the prior written consent of Landlord.

22. Designated “Visitor Parking” spaces may be subject to a maximum usage period of 4 hours at any one time.

III. FITNESS CENTER RULES AND REGULATIONS

EXHIBIT “D”

The following rules and regulations are intended to make the Project’s Common Area exercise facility (the “Fitness Center”) safe and enjoyable for all tenants.

1. The Fitness Center, including locker rooms and indoor and outdoor areas, shall be for the sole and exclusive use of the tenants at the Project and their employees.

2. Prior to using the Fitness Center, all users must execute a waiver and release. The Fitness Center, including locker rooms and indoor and outdoor areas, shall be utilized at that person’s sole risk. Landlord, and its employees and agents, shall not be liable to Tenant, its employees, agents and invitees, and Tenant hereby waives all claims against Landlord and knowingly assumes the risk of personal injury and loss of or damage to any property left in the Fitness Center.

3. The Fitness Center may only be utilized during set operating hours which are subject to Landlord’s sole discretion and may be changed at any time. Currently, the intended operating hours will be from 6:00am to 8:00pm, Monday to Friday. The Fitness Center will be closed all other times and on legal holidays.

4. The Fitness Center and associated locker room is to be utilized on a first-come, first-serve basis. Access during any potential peak hours is not guaranteed as the facilities do have maximum occupancy requirements.

5. Appropriate exercise attire is required at all times. Shirts must be worn at all times.

6. All Fitness Center equipment must be used as recommended. Acts outside the recommended usage may result in injury and damage to the equipment and could result in the loss of Fitness Center privileges.

7. Any conduct which unreasonably interferes with the use or enjoyment of the Fitness Center by other tenants, or disrupts or interferes with the normal, safe, orderly and efficient operation of the Fitness Center is strictly prohibited. Any users of the Fitness Center in violation of this rule will be subject to expulsion and permanent loss of Fitness Center privileges.

8. The Fitness Center Rules & Regulations are applicable to all users and may be changed periodically at Landlord’s sole discretion.

9. Tenant shall faithfully observe and comply with the Fitness Center Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. All persons using any of the Project’s recreational or Common Area facilities do so at their own risk and sole responsibility.

EXHIBIT “D”

EXHIBIT “E”

STANDARDS FOR UTILITIES AND SERVICES

The following standards for utilities and services are in effect. Landlord reserves the right to adopt nondiscriminatory modifications and additions hereto.

1. Landlord shall provide the following utilities services subject to the conditions and in accordance with the terms set forth in Article 19 of the Lease and as set forth in this Exhibit “E”:

(a) Provide non-attended, automatic elevator facilities during Building Hours (defined below), and have at least one elevator serving the floor(s) of the Building on which the Premises is located available for Tenant’s use at all other times.

(b) Provide heating, ventilation and air conditioning (“HVAC”) to the Building Common Areas, and the Premises Monday through Friday from 7:00 a.m. to 6:00 p.m. and Saturday from 8:00 a.m. to 1:00 p.m., except on Holidays, (“Building Hours”) Hours as and to the extent required, in the reasonable judgment of Landlord, for the comfortable occupancy of the Building Common Areas and Premises. In addition, upon request by Tenant made in accordance with Landlord’s procedures therefor, Landlord will provide HVAC to the Premises at times other than Building Hours (“After Hours HVAC”) at the prevailing rate therefor to be fixed from time-to-time by Landlord (which charge is currently $35.00 per hour (or partial hour), per zone (or partial zone), with a minimum of three hours), which charge shall constitute Additional Rent hereunder; provided that After Hours HVAC may be limited to a portion of the floor of the Building on which the Premises are located. Tenant shall be responsible for and shall pay to Landlord any additional costs incurred by Landlord because of the failure of the HVAC system to perform its function due to: (i) Tenant’s failure to properly close, utilize or operate the window coverings in the Premises, (ii) arrangement of partitioning in the Premises or changes or alterations thereto, (iii) any use by Tenant in any portion of the Premises of heat-generating machinery or equipment other than normal office equipment, or (iv) any occupancy of any portion of the Premises at densities above customary general office levels. Tenant agrees to cooperate fully at all times with Landlord, and to abide by all non-discriminatory, reasonable regulations and requirements which Landlord may prescribe for the proper and efficient function and protection of Building air conditioning systems, including, without limitation, by complying with regulations and requirements regarding the proper positioning and/or adjustment of window coverings in the Premises. Tenant agrees not to connect any apparatus, device, conduit or pipe to the Building chilled and hot water air conditioning supply lines. Tenant further agrees that neither Tenant nor its servants, employees, agents, visitors, licensees or contractors shall at any time enter the mechanical installations or facilities of the Building or the Project or adjust, tamper with, touch or otherwise in any manner affect said installations or facilities. The cost of maintenance and service calls to adjust and regulate the air conditioning system shall be charged to Tenant if the need for maintenance work results from either Tenant’s adjustment of room thermostats or Tenant’s failure to comply with its obligations under this Exhibit “E”. Such work shall be charged at hourly rates equal to then-current journeyman’s wages for air conditioning mechanics.

(c) Provide to the Premises, during Building Hours electric current sufficient for: (i) office lighting with a connected electrical load not to exceed an average of one and one-half (1.5) watts per Usable Square Foot and (ii) and incidental use equipment with a connected electrical load not to exceed an average of four and one-half (4.5) watts per Usable Square Foot, in each instance, subject to compliance with applicable laws, including Title 24. Tenant agrees, should its electrical installation or electrical consumption be in excess of the aforesaid quantity or extended beyond normal business hours, to reimburse Landlord monthly for the measured consumption at the average cost per kilowatt hour charged to the Building during the period. If a separate meter is not installed at Tenant’s cost, such excess cost will be established by an estimate agreed upon by Landlord and Tenant, and if the parties fail to agree, such cost shall be established by an independent licensed engineer selected in Landlord’s reasonable discretion. Notwithstanding any provision of this Lease to the contrary: (A) Tenant covenants that its use of electric current shall never exceed the capacity of the feeders, risers or electrical installations of the Building or the Project, (B) the total connected electrical load for Tenant’s incidental use equipment within the Premises shall in no case exceed Landlord’s per Usable Square Foot standard therefor, and (C) the total connected electrical load for Tenant’s lighting fixtures within the Premises shall in no case exceed Landlord’s per Usable Square Foot standard therefor.

Without Landlord’s consent, Tenant shall not install, or permit the installation, in the Premises of any lighting, computers, word processors, electronic data processing equipment or other type of equipment or machines which: (x) will require a voltage other than a nominal 120 volts or require a current capacity exceeding twenty (20) amperes or (y) will increase Tenant’s use of electricity in excess of that which Landlord is obligated to provide pursuant to this Section 1(c) of this Exhibit “E” (“Excess Electrical Requirements”). If Tenant shall require or utilize Excess Electrical Requirements or electricity at a level which may disrupt the provision of electrical service to other tenants in the Building or the Project, Landlord, at its election: (1) may refuse to grant its consent or (2) may condition its consent upon Tenant’s payment in advance of Landlord’s total direct and indirect cost (including, without limitation, a reasonable administration fee) of designing, installing, maintaining and providing any additional facilities determined by Landlord to

EXHIBIT “E”

be required to satisfy such Excess Electrical Requirements (and otherwise related to the additional wear on Building Systems associated therewith). If Tenant’s increased electrical requirements will materially affect the temperature level in the Premises or in the Building, Landlord’s consent may be conditioned upon Tenant’s payment of all direct and indirect costs of installation and operation of any machinery or equipment necessary to restore the temperature level to that otherwise required to be provided by Landlord, including, but not limited to, the cost of modifications to the Building Systems and increased wear and tear on existing HVAC equipment. Landlord shall not, in any way, be liable or responsible to Tenant for any loss or damage or expense which Tenant may incur or sustain if, for any reasons beyond Landlord’s reasonable control, either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements, in either case by the utility company.

(d) Make water available from normal Building outlets for drinking and lavatory purposes only. If Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking and lavatory purposes, of which fact Tenant constitutes Landlord to be the sole judge, Landlord may install a water submeter and thereby measure Tenant’s water consumption for all purposes. Tenant shall pay Landlord for the cost of the submeter and the cost of the installation thereof and throughout the duration of Tenant’s occupancy, Tenant shall keep said submeter and installation equipment in good working order and repair at Tenant’s own cost and expense. Tenant agrees to pay for water consumed, as shown on said submeter, at Landlord’s actual cost therefor, as and when bills are rendered. Any such costs or expenses incurred, or payments made by Landlord for any of the reasons or purposes hereinabove stated, shall be deemed to be Additional Rent payable by Tenant and collectible by Landlord as such.

(e) Provide janitor service to the Premises in a manner consistent with a first-class office project five (5) days per week, except on Holidays, provided the same are used exclusively as offices, and are kept reasonably in order by Tenant. Unless otherwise agreed to by Landlord and Tenant no one other than persons approved by Landlord shall be permitted to enter the Premises for the purpose of providing janitorial or cleaning service. If the Premises are not used exclusively as offices, they shall be kept clean and in order by Tenant, at Tenant’s expense, and to the satisfaction of Landlord, and by persons approved by Landlord, in its sole and absolute discretion. Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises for general office purposes.

2. Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electrical systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, when in the judgment of Landlord such actions are desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed, and Landlord shall have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilation, air conditioning or electric service, when prevented from so doing by strike or accident or by any cause beyond Landlord’s reasonable control, or by Laws or by reason of the requirements of any federal, state, county or municipal authority or failure of gas, oil or other suitable fuel supply or inability by exercise of reasonable diligence to obtain gas, oil or other suitable fuel supply. Pursuant to Section 36.16, it is expressly understood and agreed that any covenants on Landlord’s part to furnish any services pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever beyond Landlord’s control.

3. Notwithstanding anything to the contrary in this Lease, upon written request by Tenant and provided that upon request by Tenant Landlord notifies Tenant in writing in advance of the cost thereof, Landlord may elect, but shall not be obligated, to supply services or materials to the Premises and the Building or Project for use by Tenant which Landlord is not otherwise obliged to provide pursuant to this Lease (the “Additional Services”). The Additional Services may include, without limitation, the following:

(a) Carpet shampooing and/or repair;

(b) Cleaning of drapery or other window coverings;

(c) Locksmithing;

(d) Removal of bulk garbage, trash or other refuse (in excess of the trash and refuse customarily generated in connection with use of a comparable premises general office purposes);

(e) Hanging or installation of artwork or other decorative items;

(f) Access control services;

(g) Repair, maintenance and/or replacement of heating, ventilation and air conditioning systems provided to Tenant which are different from or in addition to those which provided as part of the Building Shell and Core; and,

EXHIBIT “E”

(h) Use of intrabuilding network telephone and data cable.

Tenant shall pay for any Additional Services provided by Landlord at Landlord’s prevailing charge therefor, within ten (10) business days following Landlord’s delivery of a bill therefor. Such amounts shall be payable to Landlord by Tenant as Additional Rent, and shall be recoverable as Rent in any unlawful detainer action brought by Landlord on account of any Tenant Default pursuant to Section 25.2 of this Lease. The provisions of Article 19 of the Lease shall apply with respect to any Additional Services Landlord may agree to provide to Tenant pursuant to this Section 3 of this Exhibit “E”. If Landlord elects not to provide to Tenant any Additional Services requested of Landlord by Tenant, and in connection with any other services or materials Tenant wishes to be performed in or furnished or provided to the Premises, Tenant shall obtain Landlord’s prior written approval of the vendor, materialman or other person selected by Tenant to perform such services or provide such materials, which approval shall not (except as provided otherwise in this Lease) be unreasonably withheld subject to Tenant’s agreement to comply and cause compliance with such reasonable rules and regulations as Landlord may establish from time to time in connection therewith.

EXHIBIT “E”

EXHIBIT “F”

FORM OF TENANT ESTOPPEL CERTIFICATE

(                                 ,                                 )

This Estoppel Certificate is given to [                                    , a                                     ] (together with any successors and assigns, collectively, “Landlord”), by [                                     a                                         ] (“Tenant”), with the understanding that Landlord, its current or prospective lenders and their respective counsel will rely on this Certificate in connection with the real property known as [                                             ], located at [                                                         ] (the “Property”). Tenant hereby certifies as follows:

1. The undersigned is the Tenant under that certain lease dated                                     ,                  (the “Lease”) executed by Landlord or its predecessor in interest, as landlord, and Tenant, as tenant.

2. Pursuant to the Lease, Tenant has leased the a portion of the Property consisting of approximately                      leasable square feet (the “Premises”).

3. The commencement date of the term on the Lease is                                 .

4. The scheduled expiration date of the term of the Lease is                                                  .

5. The Basic Rent is presently $                                         per month, payable in advance on the first day of each calendar month.

6. The next rental payment in the amount of $                                              is due on                                     , 20            .

7. No Rent has been prepaid except for the current month, and Tenant agrees not to pay rent more than one month in advance at any time.

8. The obligation to pay rent began on                     ,                     .

9. The Basic Rent is subject to rental increases as set forth in the Lease, and the last increase covers the period from                             ,              through                                 ,             .

10. Tenant’s payment of Tenant’s Percentage Share of Operating Expenses is currently based on an annual estimate of $                        , which is currently being paid on an estimated basis in advance at the rate of $                         per month.

11. Tenant’s payment of Tenant’s Percentage Share of Real Property Taxes is currently based on an annual estimate of $                        , which is currently being paid on an estimated basis in advance at the rate of $                         per month.

12. All Rent has been paid through                     , 20            .

13. Tenant has paid a Security Deposit of $                         in connection with the Lease. No other security has been provided by Tenant except as expressly set forth on Exhibit B attached to this Certificate.

14. Tenant does not have any right or option to renew or extend the term of the Lease or to expand into any additional space or to terminate the Lease in whole or in part prior to the expiration of the term except as expressly set forth on Exhibit B attached to this Certificate.

15. A true, correct and complete copy of the Lease, together with any amendments, modifications and supplements thereto, is attached hereto as Exhibit A, and except as attached hereto, there are no amendments, modifications, supplements, arrangements, side letters or understandings, oral or written, of any sort, modifying, amending, altering, supplementing or changing the terms of the Lease. The Lease has been duly executed and delivered by, and is a binding obligation of, Tenant (and Guarantor, if applicable), and the Lease is in full force and effect. The Lease is the entire agreement between Landlord (or any affiliated party) and Tenant (or any affiliated party) pertaining to the Premises and Project.

EXHIBIT “F”

16. All improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by Tenant and all reimbursements and allowances due to Tenant under the Lease in connection with any improvement work have been paid in full.

17. Except as expressly set forth on Exhibit B attached to this Certificate: Landlord has satisfied all commitments made to induce Tenant to enter into the Lease; there are no offsets or credits against rentals payable under the Lease; no free rent, tenant improvements, allowances, contributions or other concessions have been granted to Tenant; Landlord is not reimbursing Tenant or paying Tenant’s rent obligations under any other lease, and Tenant has not advanced any funds for or on behalf of Landlord for which Tenant has a right of deduction from, or set off against, future rent payments.

18. Except as expressly set forth on Exhibit B attached to this Certificate, to the best of Tenant’s knowledge, Landlord has no obligations to repair or maintain the Premises.

19. To the best of Tenant’s knowledge, all obligations of Landlord under the Lease have been performed, and no event has occurred and no condition exists that, with the giving of notice or lapse of time or both, would constitute a Landlord Default under the Lease. To the best of Tenant’s knowledge, there are no offsets or defenses that Tenant has against the full enforcement of the Lease by Landlord.

20. Tenant is not in any respect in default under the Lease and has not assigned, transferred or hypothecated the Lease or any interest therein or subleased all or any portion of the Premises. Tenant (and Guarantor, if any) is not insolvent and is able to pay its debts as they mature. Tenant (and Guarantor, if any) has not declared bankruptcy or filed a petition seeking to take advantage of any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, Tenant (and Guarantor, if any) has no present intentions of doing so, and no such proceeding has been commenced against Tenant (or Guarantor, if any)seeking such relief, and Tenant has no knowledge that any such proceeding is threatened.

21. Tenant does not have any right or option to purchase all or any part of the real property of which the Premises constitute a part.

22. Tenant agrees that no future modifications or amendment of the Lease will be enforceable unless the modification or amendment has been consented to in writing by the Landlord.

23. Tenant has no notice of any assignment of the Lease by the Landlord, or any assignment, hypothecation or pledge of rents accruing under the Lease by the Landlord, except in connection with prior mortgage financing obtained by Landlord.

24. Tenant has received no notice by any governmental authority or person claiming a violation of, or requiring compliance with, any Hazardous Material Law. The Premises are not, and during the term of the Lease have never been used to handle, treat, store, or dispose of oil, petroleum products, hazardous substances in any Hazardous Material (except as and to the extent expressly allowed under the Lease).

25. The person executing this Estoppel Certificate is authorized by Tenant to do so and execution hereof is the binding act of Tenant enforceable against Tenant.

Dated: _________________, 20___

TENANT:

By:
Name:
Title:

Exhibits

A	– Complete copy of the Lease, together with any amendments

B	– Exceptions to certifications (Note: If no exceptions are noted on Exhibit B, then the word “none” shall be deemed to have been inserted therein)

EXHIBIT “F”

SAMPLE ONLY

NOT FOR EXECUTION

EXHIBIT “F”

EXHIBIT “G”

INTENTIONALLY OMITTED.

EXHIBIT “G”

EXHIBIT “H”

RECOGNITION OF COVENANTS, CONDITIONS, AND RESTRICTION

RECORDING REQUESTED BY

AND WHEN RECORDED RETURN TO:

ALLEN MATKINS LECK GAMBLE

MALLORY & NATSIS LLP

1901 Avenue of the Stars, 18th Floor

Los Angeles, California 90067

Attention: Anton N. Natsis, Esq.

RECOGNITION OF COVENANTS,

CONDITIONS, AND RESTRICTIONS

This Recognition of Covenants, Conditions, and Restrictions (this “Agreement”) is entered into as of the          day of                     , 20            , by and between                                                           (“Landlord”), and                                                   (“Tenant”), with reference to the following facts:

A. Landlord and Tenant entered into that certain Office Building Lease dated                     , 20         (the “Lease”). Pursuant to the Lease, Landlord leased to Tenant and Tenant leased from Landlord space (the “Premises”) located in an office building on certain real property described in Exhibit A attached hereto and incorporated herein by this reference (the “Property”).

B. The Premises is located in an office building located on real property which is part of an area owned by Landlord containing approximately              (        ) acres of real property located in the City of                                     , California (the “Project”), as more particularly described in Exhibit B attached hereto and incorporated herein by this reference.

C. Landlord, as declarant, has previously recorded, or proposes to record concurrently with the recordation of this Agreement, a Declaration of Covenants, Conditions, and Restrictions (the “Declaration”), dated                                                  , 20            , in connection with the Project.

D. Tenant is agreeing to recognize and be bound by the terms of the Declaration, and the parties hereto desire to set forth their agreements concerning the same.

NOW, THEREFORE, in consideration of (a) the foregoing recitals and the mutual agreements hereinafter set forth, and (b) for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows,

1. Tenant’s Recognition of Declaration. Notwithstanding that the Lease has been executed prior to the recordation of the Declaration, Tenant agrees to recognize and by bound by all of the terms and conditions of the Declaration.

2. Miscellaneous.

2.1 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, estates, personal representatives, successors, and assigns.

2.2 This Agreement is made in, and shall be governed, enforced and construed under the laws of, the State of California.

2.3 This Agreement constitutes the entire understanding and agreements of the parties with respect to the subject matter hereof, and shall supersede and replace all prior understandings and agreements, whether verbal or in writing. The parties confirm and acknowledge that there are no other promises, covenants, understandings, agreements, representations, or warranties with respect to the subject matter of this Agreement except as expressly set forth herein.

2.4 This Agreement is not to be modified, terminated, or amended in any respect, except pursuant to any instrument in writing duly executed by both of the parties hereto.

EXHIBIT “H”

2.5 In the event that either party hereto shall bring any legal action or other proceeding with respect to the breach, interpretation, or enforcement of this Agreement, or with respect to any dispute relating to any transaction covered by this Agreement, the losing party in such action or proceeding shall reimburse the prevailing party therein for all reasonable costs of litigation, including reasonable attorneys’ fees, in such amount as may be determined by the court or other tribunal having jurisdiction, including matters on appeal.

2.6 All captions and heading herein are for convenience and ease of reference only, and shall not be used or referred to in any way in connection with the interpretation or enforcement of this Agreement.

2.7 If any provision of this Agreement, as applied to any party or to any circumstance, shall be adjudged by a court of competent jurisdictions to be void or unenforceable for any reason, the same shall not affect any other provision of this Agreement, the application of such provision under circumstances different from those adjudged by the court, or the validity or enforceability of this Agreement as a whole.

2.8 Time is of the essence of this Agreement.

2.9 The Parties agree to execute any further documents, and take any further actions, as may be reasonable and appropriate in order to carry out the purpose and intent of this Agreement.

2.10 As used herein, the masculine, feminine or neuter gender, and the singular and plural numbers, shall each be deemed to include the others whenever and whatever the context so indicates.

[signatures follow on next page]

EXHIBIT “H”

SIGNATURE PAGE OF RECOGNITION OF

COVENANTS, CONDITIONS AND RESTRICTIONS

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

“Landlord”:

,
a

By:

Its:

“Tenant”:

Cirius Therapeutics, Inc. ,
a Delaware corporation

By:	/s/ Robert Baltera
Its: CEO

By:

Its:

[ATTACH EXHIBITS A AND B]

EXHIBIT “H”

FIRST AMENDMENT TO OFFICE LEASE

THIS FIRST AMENDMENT TO OFFICE LEASE (this “First Amendment”) is entered into as of the 26 day of November, 2018 (the “Effective Date”), by and between EWA DEL MAR OWNER, LLC, a Delaware limited liability company (“Landlord”), and CIRIUS THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

Recitals

A.    Landlord, as successor-in-interest to DMCP 72 OWNER, LLC, a Delaware limited liability company, and Tenant are parties to that certain Office Building Lease dated April 25, 2017 (the “Lease”), covering certain space consisting of approximately 3,235 rentable square feet and commonly known as Suite 150 (the “Current Premises”), located on the first (1st) floor of that certain building located at 12651 High Bluff Drive, San Diego, California (the “Building”), together with the exclusive use of a patio consisting of approximately 287 rentable square feet. The original term of the Lease is referred to herein as the “Original Lease Term”.

B.    Landlord and Tenant have agreed: (i) to expand the Premises to include Suite 130 consisting of approximately 2,793 rentable square feet on the first (1st) floor of the Building as depicted on Exhibit A attached hereto (the “Expansion Premises”, and upon the Expansion Date, together with the Current Premises, the “Premises”), together with the exclusive use of an additional patio area consisting of approximately 287 rentable square feet (the “Additional Patio Area”), commencing on the earlier of December 1, 2018 or the date that Tenant first occupies the Expansion Premises for the conduct of its business (the “Expansion Date”); (ii) to extend the Original Lease Term with respect to the Current Premises for a period of eighteen (18) months; and (iii) to further amend and modify the Lease in certain respects as provided herein, all on the terms and conditions contained herein.

C.    Unless otherwise expressly provided herein, capitalized terms used herein shall have the meanings as designated in the Lease.

Agreement

In consideration of the mutual covenants and agreements contained herein and in the Lease, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.    Extension of Lease Term. The Original Lease Term is hereby extended for a period of eighteen (18) months continuing through and including November 30, 2022 (the “Extension Term” and the Original Lease Term as so extended by the Extension Term, the “Lease Term”).

2.    Addition of Expansion Premises. The Expansion Premises shall be added to the Current Premises, for all purposes, as of the Expansion Date and for the balance of the Lease Term (including the Extension Term), upon and subject to all of the terms, covenants and conditions of the Lease (as amended hereby). Tenant’s obligation to make rental payments (including, without limitation, Tenant’s Percentage of Direct Expenses) under the Lease (as amended hereby) with respect to the Expansion Premises, as set forth below, shall commence upon the Expansion Date. Upon the Expansion Date, Tenant’s Building Percentage shall increase from 10.2262% to 18.5757% and Tenant’s Project Percentage shall increase from 4.8066% to 8.8734% in order to reflect the addition of the Expansion Premises to the Premises. In the event that Tenant first occupies the Expansion Premises for the purposes of conducting its business prior to December 1, 2018, Landlord and Tenant shall execute a commencement date memorandum in a form customarily used by Landlord.

3.    Additional Patio Area. The Additional Patio Area shall be added to the Patio Area, for all purposes, as of the Expansion Date and for the balance of the Extension Term, upon and subject to all of the terms, covenants and conditions of the Lease (as amended hereby). Landlord shall provide for Tenant’s use, at no additional cost, one (1) umbrella within the Additional Patio Area (the “Additional Umbrella”). Landlord shall have no obligation to maintain or repair such Additional Umbrella. Tenant hereby agrees that Tenant shall maintain and repair such Additional Umbrella in good condition and repair, subject to reasonable wear and tear and damage from casualty, throughout the Lease Term and at Tenant’s sole cost and expense. In the event of irreparable damage to the Additional Umbrella other than as the result of a casualty event, Tenant shall replace the Additional Umbrella, at Tenant’s sole cost and expense, prior to the expiration or earlier termination of the Lease Term. Tenant shall not (i) remove the Additional Umbrella from the Premises, (ii) assign the Additional Umbrella as collateral or otherwise, (iii) sell the Additional Umbrella, or (iv) give any third party a security interest or any other interest in the Additional Umbrella.

4.    Basic Rent — Extension Term. Commencing on the Expansion Date, and continuing through the Extension Term, Tenant shall pay Basic Rent for the Premises and the Patio Area as set forth in the following schedule:

Months of Extension Term	Monthly Basic Rent	Annualized Basic Rent
Expansion Date - November 30, 2019	$27,323.43	$327,881.10
December 1, 2019 - November 30, 2020	$28,279.74	$339,356.94
December 1, 2020 - November 30, 2021	$29,269.54	$351,234.43
December 1, 2021 - November 30, 2022	$30,293.97	$363,527.64

The rental payment for any fractional calendar month at the commencement or expiration of the Extension Term shall be prorated.

5.    Additional Rent; Modification of Base Year — Extension Term. Commencing on the Expansion Date, and continuing through the Extension Term, Tenant shall continue to pay Additional Rent and all other sums payable in the same manner as provided in the Lease, except that the Base Year for the Expansion Premises shall be calendar year 2019. All Rent, including without limitation, Basic Rent and Additional Rent, shall be paid in the same manner as provided in the Lease.

6.    Additional Security Deposit. Tenant shall deposit with Landlord, upon delivery to Landlord of a copy of this First Amendment executed by Tenant, the amount of Fifteen Thousand Three Hundred Ninety Nine and 70/100 Dollars ($15,399.70) (the “Additional Security Deposit”), to be held, applied and/or released by Landlord in accordance with the terms of Article 7 of the Lease.

7.    Payment of First Month’s Rent. Tenant shall pay to Landlord, upon delivery of a copy of this First Amendment executed by Tenant, the amount of Twelve Thousand Six Hundred Twenty Six and 95/100 Dollars ($12,626.95), representing the Basic Rent due from Tenant for the Expansion Premises and Additional Patio Area for the first (1st) month following the Expansion Date.

8.    Preparation of Premises; Rent Credit.

(a)    Landlord shall install frosted privacy window film on the entrance doors to the Expansion Premises, in a manner consistent with Landlord’s building standards.

(b)    Landlord shall provide Tenant with an allowance in the amount not exceeding Five and 00/100 Dollars ($5.00) per rentable square foot of the Expansion Premises for a total allowance not to

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exceed the amount of Thirteen Thousand Nine Hundred Sixty Five and 00/100 Dollars ($13,965.00) (the “Reimbursement Allowance”) to be applied towards the cost of preparing the Expansion Premise for Tenant’s use thereof, including construction of Alterations (in accordance with the terms and conditions of Article 15 of the Lease), permitting costs, moving costs, and the acquisition of furniture, fixtures and equipment (“FF&E”) for use in the Expansion Premises. Landlord shall pay the Reimbursement Allowance to Tenant within thirty-one (31) days following Landlord’s receipt of (i) third-party invoices for the costs incurred by Tenant in preparing the Expansion Premises or such moving costs or purchasing and installing such FF&E; (ii) evidence that Tenant has paid the invoices for such costs; and (iii) lien waivers from any contractor or supplier who has constructed or supplied materials for the Expansion Premises. If the costs incurred by Tenant in preparing the Premises exceed the Reimbursement Allowance, then Tenant shall pay all such excess costs and Tenant agrees to keep the Premises and the Project free from any liens arising out of the non-payment of such costs. Construction within the Expansion Premises shall be subject to oversight and coordination by Landlord, but such oversight and coordination shall not subject Landlord to any liability to Tenant, Tenant’s contractors or any other person. Landlord has the right to inspect construction of the Tenant’s work from time to time. Within thirty (30) days following the date of invoice, Tenant shall, for oversight and coordination of any construction in the Expansion Premises, pay Landlord an oversight fee equal to three percent (3%) of the contract price for such construction (but not including moving costs and/or the acquisition of FF&E). Tenant’s failure to pay such oversight fee when due shall constitute a breach subject to Section 25.1.2 of the Lease. TENANT HEREBY ASSUMES ANY AND ALL RISKS INVOLVED WITH RESPECT TO THE TENANT’S PREPARATION OF THE PREMISES AND HEREBY RELEASES AND DISCHARGES AND SHALL INDEMNIFY, DEFEND, AN HOLD HARMLESS LANDLORD AND ITS MEMBERS, MANAGERS, PRINCIPALS, BENEFICIARIES, PARTNERS, OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS FROM ANY AND ALL LIABILITY OR LOSS, DAMAGE OR INJURY SUFFERED OR INCURRED BY TENANT OR THIRD PARTIES IN ANY WAY ARISING OUT OF OR IN CONNECTION WITH THE TENANT’S PREPARATION OF THE PREMISES.

(c)    In the event that the entire Reimbursement Allowance is not required for Tenant’s preparation of the Premises, Tenant shall be entitled to utilize all or any portion of the Reimbursement Allowance toward a credit against Basic Rent (the “Rent Credit”). Tenant must opt to exercise this Rent Credit option prior to the date that is one hundred eighty (180) days after the Effective Date by written notice to Landlord, and if this Rent Credit option is so exercised, the Rent Credit will be credited to Tenant against Tenant’s Basic Rent obligations beginning with the next payment coming due thereafter. If this Rent Credit Option is not timely exercised Tenant shall be deemed to have waived its right to the Rent Credit and any then-unapplied portion of the Reimbursement Allowance.

9.    Acceptance of Premises. Subject to Landlord’s performance of its obligations pursuant to Paragraph 8 of this First Amendment, Tenant agrees to accept the Premises in its current “as-is, where-is and with all faults” condition without improvement or allowance, and Landlord is under no obligation to repair, alter or otherwise improve the same.

10.    Option Term. Section 3.2 of the Lease shall be amended to provide that the Tenant’s Interest Notice provided for therein shall be delivered to Landlord, if at all, no earlier than twelve (12) months and no later than nine (9) months prior to the expiration of the Extension Term and that the Option Term, if exercised, shall commence on the day after the last day of the Extension Term.

11.    Tenant’s Estoppel. Tenant hereby certifies and acknowledges that, as of the date hereof, (a) Tenant does not assert and has no knowledge of any grounds upon which to assert that Landlord is in default in any respect under the Lease, (b) Tenant does not assert and has no knowledge of any grounds upon which to assert that Tenant has any defenses to its obligations under the Lease, (c) Landlord is

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holding a security deposit from Tenant under the Lease in the amount of Forty-Six Thousand Eight Hundred Sixty-Four and 45/100 Dollars ($46,864.45), consisting of both the Security Deposit under the Lease and the Additional Security Deposit under this First Amendment, and (d) Tenant does not assert and has no knowledge of any grounds upon which to assert that there are any offsets against Rent payable under the Lease. Tenant acknowledges and agrees that: (i) the representations herein set forth constitute a material consideration to Landlord in entering into this First Amendment; (ii) such representations are being made by Tenant for purposes of inducing Landlord to enter into this First Amendment, and (iii) Landlord is relying on such representations in entering into this First Amendment.

12.    Brokers. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this First Amendment except for Newmark Knight Frank, which has acted as Landlord’s broker, and Cushman & Wakefield, which has acted as Tenant’s broker (collectively, “Broker”). Landlord shall pay a commission to Broker pursuant to a separate agreement. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for any commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

13.    Time of the Essence. Time is of the essence with respect to Tenant’s execution and delivery of this First Amendment to Landlord.

14.    Binding Effect. Except as modified by this First Amendment, the terms and provisions of the Lease shall remain in full force and effect, and the Lease, as modified by this First Amendment, shall be binding upon the parties hereto, their successors and assigns. This First Amendment shall become effective only after the full execution and delivery hereof by Landlord and Tenant. In the event of any conflict between the Lease and this Amendment, this Amendment shall control.

15.    Ratification of Lease. All of the terms and provisions of the Lease, as herein amended and supplemented, are hereby ratified and confirmed, and shall remain in full force and effect.

16.    Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument; and any signature page from any such counterpart or any electronic facsimile or electronic PDF thereof may be attached or appended to any other counterpart to complete a fully executed counterpart of this First Amendment and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind such party.

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EXECUTED as of the day and year first above written.

LANDLORD: EWA DEL MAR OWNER, LLC, a Delaware limited liability company

By:	EWA Del Mar Investor, LLC a Colorado limited liability company, its: sole member
By:	EverWest Advisors, LLC a Delaware limited liability company, its non-member manager

By:	/s/ Larry Lance
Name:	Larry Lance
Title:	EVP, Asset Services

TENANT: CIRIUS THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Robert Baltera
Name:	Robert Baltera
Title:	Chief Executive Officer

EXHIBIT A

EXPANSION PREMISES

(Suite 130)

EXHIBIT A
EXPANSION PREMISES
(Suite 130)

SUITE 130                        SUITE 120
LEASED                             SUITE 100